                                                                    Exhibit 10.2

                                CREDIT AGREEMENT

                          Dated as of November 10, 2003

                                      Among

                                   GENTEK INC.

                                 as a Guarantor,

                                  NOMA COMPANY

                          as a Borrower and Guarantor,

                    THE DOMESTIC SUBSIDIARIES OF GENTEK INC.
                         FROM TIME TO TIME PARTY HERETO

                                  as Borrowers,

                                       and

                         THE SUBSIDIARIES OF GENTEK INC.
                         FROM TIME TO TIME PARTY HERETO

                                 as Guarantors,

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders,

                                       and

                              BANK OF AMERICA, N.A.

                     as the Agent and the Syndication Agent,

                                       and

                         BANC OF AMERICA SECURITIES LLC

                      as sole Book Runner and Lead Arranger

                                       and

                            FLEET CAPITAL CORPORATION

                           as the Documentation Agent

                                TABLE OF CONTENTS

Section                                                                              Page
-------                                                                              ----
ARTICLE 1  LOANS AND LETTERS OF CREDIT..................................................2
           1.1       Total Facility.....................................................2
           1.2       U.S. Revolving Loans...............................................2
           1.3       Letters of Credit..................................................5
           1.4       Bank Products.....................................................11
           1.5       Canadian Revolving Loans..........................................11
           1.6       Canadian Revolver Adjustments.....................................16

ARTICLE 2  INTEREST AND FEES...........................................................17
           2.1       Interest..........................................................17
           2.2       Continuation and Conversion Elections.............................19
           2.3       Maximum Interest Rate.............................................22
           2.4       Certain Fees......................................................22
           2.5       Unused Line Fee...................................................22
           2.6       Letter of Credit Fee..............................................23
           2.7       Interest Act (Canada).............................................24

ARTICLE 3  PAYMENTS AND PREPAYMENTS....................................................24
           3.1       Revolving Loans...................................................24
           3.2       Termination of Facility...........................................25
           3.3       Mandatory Prepayments of the Revolving Loans......................25
           3.4       LIBOR Revolving Loan and BA Equivalent Revolving Loan
                     Prepayments.......................................................26
           3.5       Payments by the Borrowers.........................................27
           3.6       Payments as Revolving Loans.......................................27
           3.7       Apportionment, Application and Reversal of Payments...............28
           3.8       Indemnity for Returned Payments...................................31
           3.9       Agent's and Lenders' Books and Records; Monthly
                     Statements........................................................31
           3.10      Currency..........................................................32
           3.11      Excess Resulting From Exchange Rate Change........................32
           3.12      Canadian Obligations..............................................32

ARTICLE 4  TAXES, YIELD PROTECTION AND ILLEGALITY......................................33
           4.1       Taxes.............................................................33
           4.2       Illegality........................................................35
           4.3       Increased Costs and Reduction of Return...........................36
           4.4       Funding Losses....................................................37
           4.5       Inability to Determine Rates......................................38

Section                                                                              Page
-------                                                                              ----
           4.6       Certificates of Agent.............................................38
           4.7       Survival..........................................................38

ARTICLE 5  BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES...........................39
           5.1       Books and Records.................................................39
           5.2       Financial Information.............................................39
           5.3       Notices to the Agent..............................................44

ARTICLE 6  GENERAL WARRANTIES AND REPRESENTATIONS......................................47
           6.1       Authorization, Validity, and Enforceability of this Agreement and the Loan Documents............................................47
           6.2       Validity and Priority of Security Interest........................47
           6.3       Organization and Qualification....................................48
           6.4       Corporate Name; Prior Transactions................................48
           6.5       Subsidiaries and Affiliates.......................................48
           6.6       Financial Statements and Projections..............................48
           6.7       Capitalization....................................................49
           6.8       Solvency..........................................................49
           6.9       Debt..............................................................49
           6.10      [Intentionally Omitted]...........................................49
           6.11      Real Estate; Leases...............................................49
           6.12      Proprietary Rights................................................50
           6.13      Trade Names.......................................................50
           6.14      Litigation........................................................50
           6.15      Labor Disputes....................................................50
           6.16      Environmental Laws................................................51
           6.17      No Violation of Law...............................................52
           6.18      No Default........................................................52
           6.19      ERISA Compliance..................................................52
           6.20      Taxes.............................................................53
           6.21      Regulated Entities................................................53
           6.22      Use of Proceeds; Margin Regulations...............................54
           6.23      Copyrights, Patents, Trademarks, etc..............................54
           6.24      No Material Adverse Change........................................54
           6.25      Full Disclosure...................................................54
           6.26      Material Agreements...............................................54
           6.27      Bank Accounts.....................................................55
           6.28      Governmental Authorization........................................55
           6.29      Reorganization Matters............................................55
           6.30      Dissolved Subsidiaries............................................55

Section                                                                              Page
-------                                                                              ----
ARTICLE 7  AFFIRMATIVE AND NEGATIVE COVENANTS..........................................55
           7.1       Taxes and Other Obligations.......................................55
           7.2       Legal Existence and Good Standing.................................56
           7.3       Compliance with Law and Agreements; Maintenance of
                     Licenses..........................................................56
           7.4       Maintenance of Property; Inspection of Property...................56
           7.5       Insurance.........................................................57
           7.6       Insurance and Condemnation Proceeds...............................58
           7.7       Environmental Laws................................................58
           7.8       Compliance with ERISA.............................................59
           7.9       Landlord Waivers and Bailee Letters...............................60
           7.10      Amendments to Term Loan Agreement and Related
                     Documents.........................................................60
           7.11      Mergers, Consolidations or Sales..................................60
           7.12      Distributions; Capital Change; Restricted Investments.............65
           7.13      [Intentionally Omitted]...........................................65
           7.14      Guaranties........................................................65
           7.15      Debt..............................................................65
           7.16      Prepayment; Repurchase and Redemption.............................67
           7.17      Transactions with Affiliates......................................69
           7.18      Investment Banking and Finder's Fees..............................69
           7.19      Business Conducted................................................69
           7.20      Liens.............................................................69
           7.21      Sale and Leaseback Transactions...................................69
           7.22      New Subsidiaries..................................................69
           7.23      Fiscal Year.......................................................70
           7.24      Capital Expenditures..............................................71
           7.25      Fixed Charge Coverage Ratio.......................................71
           7.26      Use of Proceeds...................................................71
           7.27      Plan of Reorganization............................................71
           7.28      Acquired Real Estate..............................................72
           7.29      Holding Companies.................................................72
           7.30      Further Assurances................................................73

ARTICLE 8  CONDITIONS OF LENDING.......................................................73
           8.1       Conditions Precedent to Making of Revolving Loans on the
                     Closing Date......................................................73
           8.2       Conditions Precedent to Each Revolving Loan and Letter of
                     Credit............................................................78

ARTICLE 9  DEFAULT; REMEDIES...........................................................79
           9.1       Events of Default.................................................79
           9.2       Remedies..........................................................83

ARTICLE 10 TERM AND TERMINATION........................................................85
           10.1      Term and Termination..............................................85

Section                                                                               Page
-------                                                                               ----
ARTICLE 11 AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS;
           SUCCESSORS...................................................................85
           11.1      Amendments and Waivers.............................................85
           11.2      Assignments; Participations........................................87

ARTICLE 12 THE AGENT, CANADIAN FUNDING BANK, ETC........................................91
           12.1      Appointment and Authorization......................................91
           12.2      Delegation of Duties...............................................91
           12.3      Liability of Agent.................................................91
           12.4      Reliance by Agent..................................................92
           12.5      Notice of Default..................................................92
           12.6      Credit Decision....................................................92
           12.7      Indemnification....................................................93
           12.8      Agent in Individual Capacity.......................................93
           12.9      Successor Agent....................................................94
           12.10     Withholding Tax....................................................94
           12.11     Collateral Matters.................................................96
           12.12     Restrictions on Actions by Lenders; Sharing of Payments............97
           12.13     Agency for Perfection..............................................98
           12.14     Payments by Agent to Lenders.......................................98
           12.15     Settlement of U.S. Revolving Loans.................................99
           12.16     Settlement of Canadian Revolving Loans............................102
           12.16A  Canadian Revolving Loans; Intra-Canadian Lender Issues..............106
           12.17     Letters of Credit; Intra-Lender Issues............................112
           12.18     Concerning the Collateral and the Related Loan Documents..........115
           12.19     Field Audit and Examination Reports; Disclaimer by Lenders........115
           12.20     Relation Among Lenders............................................116
           12.21     Arranger and Other Agents.........................................116

ARTICLE 13 GUARANTEES..................................................................116

ARTICLE 14 MISCELLANEOUS...............................................................119
           14.1      No Waivers; Cumulative Remedies...................................119
           14.2      Severability......................................................119
           14.3      Governing Law; Choice of Forum; Service of Process................119
           14.4      WAIVER OF JURY TRIAL..............................................120
           14.5      Survival of Representations and Warranties........................121
           14.6      Other Security and Guaranties.....................................121
           14.7      Fees and Expenses.................................................121
           14.8      Notices...........................................................122
           14.9      Waiver of Notices.................................................123

Section                                                                              Page
-------                                                                              ----
           14.10     Binding Effect....................................................123
           14.11     Indemnity of the Agent and the Lenders by the Loan Parties........123
           14.12     Limitation of Liability...........................................124
           14.13     Final Agreement...................................................125
           14.14     Counterparts......................................................125
           14.15     Captions..........................................................125
           14.16     Right of Setoff...................................................125
           14.17     Confidentiality...................................................126
           14.18     Conflicts with Other Loan Documents...............................127
           14.19     Appraisals........................................................127
           14.20     Judgment Currency.................................................128
           14.21     Appointment of Loan Party Representative; Reliance Upon
                     Authority.........................................................128
           14.22     Intercreditor Agreement...........................................129

                         ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A              DEFINED TERMS

EXHIBIT A            PLAN OF REORGANIZATION

EXHIBIT B            FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C            FINANCIAL STATEMENTS

EXHIBIT D-1          FORM OF U.S. NOTICE OF BORROWING

EXHIBIT D-2          FORM OF CANADIAN NOTICE OF BORROWING

EXHIBIT E-1          FORM OF U.S. NOTICE OF CONTINUATION/CONVERSION

EXHIBIT E-2          FORM OF CANADIAN NOTICE OF CONTINUATION/CONVERSION

EXHIBIT F            FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT G            CONFIRMATION ORDER

EXHIBIT H            CONFIRMATION RECOGNITION ORDER

SCHEDULE 1.1         ADDITIONAL SHAREHOLDERS

SCHEDULE 1.2     -   LENDERS' COMMITMENTS

SCHEDULE 6.3     -   ORGANIZATION AND QUALIFICATIONS

SCHEDULE 6.4     -   CORPORATE NAMES; PRIOR TRANSACTIONS

SCHEDULE 6.5     -   SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.7     -   CAPITALIZATION

SCHEDULE 6.9     -   DEBT

SCHEDULE 6.11    -   REAL ESTATE; LEASES

SCHEDULE 6.12    -   PROPRIETARY RIGHTS

SCHEDULE 6.13    -   TRADE NAMES

SCHEDULE 6.14    -   LITIGATION

SCHEDULE 6.15    -   LABOR DISPUTES

SCHEDULE 6.19    -   ERISA COMPLIANCE

SCHEDULE 6.26    -   MATERIAL AGREEMENTS

SCHEDULE 6.27    -   BANK ACCOUNTS

SCHEDULE 7.12    -   RESTRICTED INVESTMENTS

SCHEDULE 7.17    -   TRANSACTIONS WITH AFFILIATES

                                CREDIT AGREEMENT

                This Credit Agreement, dated as of November 10, 2003 (this "Agreement"), among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. with an office at 335 Madison Avenue, New York, New York, as agent for the Lenders (in its capacity as agent, together with any successor agent, the "Agent"), Bank of America, N.A., as sole syndication agent (in such capacity, the "Syndication Agent"), Banc of America Securities LLC, as sole book runner and lead arranger (in such capacity, the "Arranger"), GenTek Inc., a Delaware corporation, with offices at 90 East Halsey Road, Parsippany, New Jersey (the "Parent"), the wholly-owned Domestic Subsidiaries (as defined herein) of the Parent identified on the signature pages hereto as "U.S. Borrowers" (the "Initial U.S. Borrowers"), Noma Company, a Nova Scotia unlimited liability company, with offices c/o the Parent at 90 East Halsey Road, Parsippany, New Jersey (the "Canadian Borrower"), each wholly-owned Domestic Subsidiary of the Parent that, either pursuant to the provisions of
Section 7.11(ix) of this Agreement or with the prior written consent of the Lenders, becomes a U.S. Borrower hereunder after the Closing Date (together with the Initial U.S. Borrowers and the Canadian Borrower, each a "Borrower" and collectively, the "Borrowers") and the Subsidiary Guarantors (as defined herein).

                              W I T N E S S E T H:

                WHEREAS, on October 11, 2002 (the "Petition Date"), the Parent and certain of its subsidiaries and affiliates filed in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (as hereinafter defined);

                WHEREAS, pursuant to an application brought by the Canadian Borrower, the Superior Court of Justice in Ontario, Canada (the "Canadian Court") entered an order on December 10, 2002 that, among other things, recognized the Chapter 11 Case (as hereinafter defined) of the Canadian Borrower as a "foreign proceeding" under Section 18.6 of the Companies' Creditors Arrangement Act;

                WHEREAS, the Parent and the Canadian Borrower as debtors and debtors-in- possession under Chapter 11 of the Bankruptcy Code, certain lenders (the "DIP Lenders"), certain of the Parent's direct and indirect domestic subsidiaries, JPMorgan Chase Bank, as administrative agent for such lenders, and certain other persons entered into a certain credit agreement, dated March 21, 2003, as amended (as amended, the "DIP Agreement"), pursuant to which the DIP Lenders agreed, subject to the terms and conditions therein contained, to provide certain financial accommodations to the Parent and the Canadian Borrower as debtors and debtors-in-possession;

                WHEREAS, in connection with the implementation of the Plan of Reorganization (as hereinafter defined), the Borrowers have requested the Lenders to make available to the Borrowers an emergence revolving line of credit for loans and letters of credit in an aggregate amount not to exceed $125,000,000, which extensions of credit the Borrowers will use to repay all amounts owing under the DIP Agreement (other than letters of credit issued under the DIP

Agreement), provide funds in connection with the implementation of the Plan of Reorganization and for the other purposes permitted hereunder;

                WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

                WHEREAS, the Lenders have agreed to make available to the Borrowers an emergence revolving credit facility upon the terms and conditions set forth in this Agreement.

                NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows.

                                    ARTICLE 1

                           LOANS AND LETTERS OF CREDIT

                1.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $125,000,000 (the "Total Facility") to the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit.

                1.2     U.S. Revolving Loans.

                (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each U.S. Lender severally, but not jointly, agrees, upon a U.S. Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "U.S. Revolving Loans") to such U.S. Borrower in amounts not to exceed such U.S. Lender's Pro Rata Share of Availability of such U.S. Borrower, except for U.S. Non-Ratable Loans and U.S. Agent Advances. The U.S. Lenders, however, in their unanimous discretion, may elect to make U.S. Revolving Loans to a U.S. Borrower or issue or arrange to have issued U.S. Letters of Credit for the account of a U.S. Borrower in excess of the Borrowing Base of such U.S. Borrower on one or more occasions, but if they do so, neither the Agent nor the U.S. Lenders shall be deemed thereby to have changed the limits of the Borrowing Base of such U.S. Borrower or to be obligated to exceed such limits on any other occasion. If any Borrowing by a U.S. Borrower would exceed Availability of such U.S. Borrower, the U.S. Lenders may refuse to make or may otherwise restrict the making of U.S. Revolving Loans to such U.S. Borrower as the U.S. Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make U.S. Agent Advances pursuant to the terms of Section 1.2(i).

                (b)     Procedure for Borrowing.

                        (i) Each Borrowing by a U.S. Borrower shall be made upon such U.S. Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing ("U.S. Notice of Borrowing") in the form of Exhibit D-1 attached hereto and made a part hereof, which must be received by the Agent prior to (i) 12:00 noon (New York time) three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Revolving Loans and (ii) 11:00 a.m. (New York time) on the requested Funding Date, in the case of U.S. Base Rate Revolving Loans, specifying:

                                (A) the amount of the Borrowing, which in the case of a LIBOR Revolving Loan must equal or exceed $5,000,000 (and increments of $1,000,000 in excess of such amount);

                                (B) the requested Funding Date, which must be a Business Day;

                                (C)     whether the U.S. Revolving Loans
        requested are to be U.S. Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a U.S. Base Rate Revolving Loan); and

                                (D)     the duration of the LIBOR Interest
        Period for LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a LIBOR Interest Period of one month);

provided, however, that with respect to the Borrowing of U.S. Revolving Loans to be made on the Closing Date, such Borrowing will consist of U.S. Base Rate Revolving Loans only.

                        (ii) After giving effect to any Borrowing, there may not be more than ten (10) different LIBOR Interest Periods in effect (including those related to Canadian Revolving Loans).

                        (iii) In lieu of delivering a U.S. Notice of Borrowing, a U.S. Borrower may give the Agent telephonic or electronic notice of such request for advances to the U.S. Designated Account for such U.S. Borrower on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic or electronic notice in making such U.S. Revolving Loans, regardless of whether any written confirmation is received.

                        (iv) No U.S. Borrower shall have the right to request a LIBOR Revolving Loan while a Default or Event of Default has occurred and is continuing.

                (c) Reliance upon Authority. Prior to the Closing Date, each U.S. Borrower (or the Parent on behalf of each such U.S. Borrower) shall deliver to the Agent a notice setting forth the account for such U.S. Borrower (each, a "U.S. Designated Account") to which the Agent is authorized to transfer the proceeds of the U.S. Revolving Loans requested hereunder by such U.S. Borrower. A U.S. Borrower (or the Parent on behalf of such U.S. Borrower) may designate a replacement account from time to time by written notice to the Agent. All such U.S. Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person's request for U.S. Revolving Loans on behalf of a U.S. Borrower, so long as the proceeds thereof are to be transferred to a U.S. Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by a U.S. Borrower to make such requests on its behalf.

                (d) No Liability. The Agent shall not incur any liability to any U.S. Borrower as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent believes in good faith to have been given by an officer or other person duly authorized by a U.S. Borrower to request U.S. Revolving Loans on its behalf. The crediting of U.S. Revolving Loans to a U.S. Designated Account conclusively establishes the obligation of such U.S. Borrower to repay such U.S. Revolving Loans as provided herein.

                (e) Notice Irrevocable. Any U.S. Notice of Borrowing (or telephonic or electronic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The applicable U.S. Borrower shall be bound to borrow the funds requested therein in accordance therewith.

                (f) Agent's Election. Promptly after receipt of a U.S. Notice of Borrowing (or telephonic or electronic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) (in the case of Section 1.2(h), only with respect to U.S. Base Rate Revolving Loans) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a U.S. Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.

                (g) Making of U.S. Revolving Loans. If the Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a U.S. Notice of Borrowing or telephonic or electronic notice in lieu thereof, the Agent shall notify the U.S. Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each U.S. Lender shall transfer its Pro Rata Share of the requested Borrowing to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 1:00 p.m. (New York time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such U.S. Revolving Loans, the Agent shall make the proceeds of such U.S. Revolving Loans available to the applicable U.S. Borrower on the applicable Funding Date by transferring same day funds to the account designated by such U.S. Borrower; provided, however, that the amount of U.S. Revolving Loans so made on any date to a U.S. Borrower shall not exceed the Availability of such U.S. Borrower on such date.

                (h)     Making of U.S. Non-Ratable Loans.

                        (i) If the Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing by a U.S. Borrower, the Bank shall make a U.S. Revolving Loan in the amount of that Borrowing available to such U.S. Borrower on the applicable Funding Date by transferring same day funds to the U.S. Designated Account for such U.S. Borrower. Each U.S. Revolving Loan made solely by the Bank pursuant to this
Section is herein referred to as a "U.S. Non-Ratable Loan", and such U.S. Revolving Loans are collectively referred to as the "U.S. Non-Ratable Loans." Each U.S. Non-Ratable Loan shall be subject to all the terms and conditions applicable to other U.S. Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of U.S. Non-Ratable Loans outstanding at any time shall not exceed $15,000,000. The Agent shall not request the Bank to make any U.S. Non-Ratable Loan if (1) the Agent has received written notice from any U.S. Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing or (2) the Agent has received written notice from any U.S. Lender or otherwise has actual knowledge that the requested Borrowing would exceed Availability of the applicable U.S. Borrower on that Funding Date.

                        (ii) The U.S. Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute U.S. Base Rate Revolving Loans and Obligations hereunder.

                (i)     U.S. Agent Advances.

                        (i) Subject to the limitations set forth below, the Agent is authorized by the U.S. Borrowers and the U.S. Lenders, from time to time in the Agent's sole discretion, after the occurrence of an Event of Default, to make U.S. Base Rate Revolving Loans to the U.S. Borrowers on behalf of the U.S. Lenders in an aggregate amount outstanding at any time not to exceed 10% of the aggregate Borrowing Bases of all of the U.S. Borrowers then in effect but not in excess of the Maximum U.S. Revolver Amount which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to maintain, preserve or protect the Collateral, or any portion thereof, or the U.S. Lenders' rights under any of the Loan Documents, (2) to enhance the likelihood of, or maximize the amount of, repayment of the U.S. Revolving Loans and other Obligations, or (3) to pay any other amount chargeable to any U.S. Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as "U.S. Agent Advances"); provided, that the Super Majority Lenders may at any time revoke the Agent's authorization to make U.S. Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

                        (ii) The U.S. Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute U.S. Base Rate Revolving Loans and Obligations hereunder.

                1.3     Letters of Credit.

                (a)     Agreement to Issue or Cause to Issue.

                        (i) Subject to the terms and conditions of this Agreement, the Agent agrees (A) to cause the U.S. Letter of Credit Issuer to issue for the account of a U.S. Borrower one or more standby letters of credit ("U.S. Letter of Credit") and/or (B) to provide credit support or other enhancement to a U.S. Letter of Credit Issuer acceptable to the Agent which issues a U.S. Letter of Credit for the account of a U.S. Borrower (any such credit support or enhancement being herein referred to as a "U.S. Credit Support") from time to time during the term of this Agreement.

                        (ii) Subject to the terms and conditions of this Agreement, the Agent agrees to (A) cause the Canadian Letter of Credit Issuer to issue for the account of the Canadian Borrower one or more standby letters of credit ("Canadian Letter of Credit") and/or (B) provide credit support or other enhancement to a Canadian Letter of Credit Issuer reasonably acceptable to the Agent which issues a Canadian Letter of Credit for the account of the Canadian Borrower (any such credit support or enhancement being herein referred to as a "Canadian Credit Support") from time to time during the term of this Agreement.

                        (iii) In the event that a Letter of Credit requested to be issued hereunder (or the underlying transaction for which such Letter of Credit is to be issued) is intended to be for the benefit of more than one Borrower, then the Parent on behalf of such Borrowers may, at the time the Agent is notified of the request for such Letter of Credit, notify the Agent in writing thereof and, for purposes solely of computing the Availability of each such Borrower necessary in order to have such Letter of Credit issued and thereafter, of the allocation of the undrawn amount of such Letter of Credit (including, if applicable, of related commissions, fees and charges in connection with opening such Letter of Credit) among such Borrowers (which allocation shall be made by the Parent based upon the respective benefits the Parent reasonably believes each such Borrower will derive from the issuance of such Letter of Credit or from the underlying transaction for which such Letter of Credit is being issued or, in the case of the issuance of a German Letter of Credit hereunder or the portion of a Letter of Credit to backup a German Letter of Credit issued prior to the Closing Date, based upon another reasonable method of allocation selected by the Parent) (any such Letter of Credit for which an allocation notice is delivered to the Agent, an "Allocated Letter of Credit" and the allocated Borrowers referred to in such notice or otherwise allocated in accordance with the terms hereof for such Letter of Credit, the "Allocated Borrowers"). Upon request of the Agent, the Parent will provide the Agent with a certificate in form and substance reasonably satisfactory to the Agent of such allocation and the methodology for such allocation. For purposes solely of computing Availability of each Allocated Borrower for an Allocated Letter of Credit as aforesaid (including to determine if each such Borrower satisfies the Availability requirement for the issuance of such Letter of Credit), such Letter of Credit shall be deemed issued for the account of each such Borrower in the respective amount allocated in the written notice referred to in the first sentence of this clause (iii) therefor or, for any adjustment in allocation made in accordance with the immediately succeeding sentence, in the related Adjustment Notice or as otherwise provided in this clause (iii) below or in
Section 7.11(xiv). With respect to any Allocated Letter of Credit, the Parent on behalf of the Allocated Borrowers for such Letter of Credit may, from time to time, adjust the allocation of such Letter of Credit as among such Borrowers so long as (x) each adjustment of such allocation is based upon the same methodology as originally utilized by the Parent for the allocation of such Letter of Credit (or another reasonable methodology acceptable to the Agent),
(y) the Parent provides the Agent with not less than three (3) Business Days (or such lesser number of Business Days as the Agent may approve) prior written notice (the "Adjustment Notice") of each such adjustment (which notice shall specify the adjusted allocation for each Allocated Borrower and certify that the requirement in clause (z) below will be satisfied) and (z) immediately after giving effect to such adjustment, (1) with respect to each such Borrower which is a U.S. Borrower, the portion of the Aggregate U.S. Revolver Outstandings relating to extensions of credit made to or for the account of such Borrower shall be less than or equal to the lesser of (x) the Borrowing Base of such Borrower and (y) the Maximum U.S. Revolver Amount minus the portion of the Aggregate U.S. Revolver Outstandings relating to extensions or credit made to or for the account of the other U.S. Borrowers and (2) with respect to the Canadian Borrower if it is one of such Borrowers, the Aggregate Canadian Revolver Outstandings shall be less than or equal to the lesser of (x) the Borrowing

Base of the Canadian Borrower and (y) the Maximum Canadian Revolver Amount. The aggregate allocations for each Allocated Letter of Credit shall at all times be in the amount of the requested Letter of Credit (as such amount shall increase or decrease from time to time) and all commissions, fees and charges due in connection with the opening thereof (to the extent such commissions, fees and charges are not paid in cash prior to or at the time of the opening thereof). In the event that the undrawn amount of an Allocated Letter of Credit is increased or reduced (whether by drawing or otherwise), for purposes of determining Availability for each Allocated Borrower the then undrawn amount of such Letter of Credit shall be allocated among such Borrowers based upon the pro rata allocations immediately prior to such increase or reduction, as the case may be. In any event, each Allocated Borrower shall be jointly and severally liable for all Obligations with respect to an Allocated Letter of Credit (and not just an allocated portion thereof).

                (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) (x) in the case of a U.S. Letter of Credit, the maximum available amount of the requested U.S. Letter of Credit is greater than the Unused U.S. Letter of Credit Subfacility at such time and (y) in the case of a Canadian Letter of Credit, the maximum available amount of the requested Canadian Letter of Credit is greater than the Unused Canadian Letter of Credit Subfacility at such time; (ii) the maximum available amount of the requested Letter of Credit and all commissions, fees, and charges due from the requesting Borrower in connection with the opening thereof (to the extent such commissions, fees and charges are not paid in cash prior to or at the time of the opening thereof) would exceed Availability of such Borrower at such time; or (iii) such Letter of Credit has an expiration date on or after the Stated Termination Date or more than 12 months from the date of issuance. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each applicable Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the applicable Letter of Credit Issuer is entitled to decline to extend or renew such Letter of Credit. If all of the requirements of this
Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no applicable Lender shall decline to consent to any such extension or renewal.

                (c) Other Conditions. In addition to conditions precedent contained in Article 8, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

                        (i) The applicable Borrower shall have delivered to the applicable Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be reasonably required pursuant to the terms thereof in connection with such issuance, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the applicable Letter of Credit Issuer; and

                        (ii) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                (d)     Issuance of Letters of Credit.

                        (i) Request for Issuance. The Borrower for whose account the Letter of Credit is to be issued must notify the Agent of a requested Letter of Credit (and, in the case of a request by the Canadian Borrower for a Canadian Letter of Credit, provide a copy of such notification to the Canadian Bank) at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The applicable Borrower shall attach to such notice the proposed form of the Letter of Credit.

                        (ii) Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused U.S. Letter of Credit Subfacility or the Unused Canadian Letter of Credit Subfacility, as applicable, and Availability of the applicable Borrower as of such date. If (A) the face amount of the requested Letter of Credit is less than the U.S. Unused Letter of Credit Subfacility or the Unused Canadian Letter of Credit Subfacility, as applicable, and (B) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the requesting Borrower in connection with the opening thereof (to the extent such commissions, fees and charges are not paid in cash prior to or at the time of the opening thereof) would not exceed Availability of such Borrower, the Agent shall cause the applicable Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                        (iii) No Extensions or Amendment. The Agent shall not be obligated to cause the applicable Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this
Section 1.3 are met as though a new Letter of Credit were being requested and issued.

                (e) Payments Pursuant to Letters of Credit. Each Borrower agrees to reimburse immediately the applicable Letter of Credit Issuer for any draw under any Letter of Credit issued for the account of such Borrower and the Agent for the account of the applicable Lenders upon any payment pursuant to any Credit Support related to such Letter of Credit, and to pay the applicable Letter of Credit Issuer the amount of all other charges and fees payable to such Letter of Credit Issuer in connection with such Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against such Letter of Credit Issuer or any other Person. Each drawing under any U.S. Letter of Credit shall constitute a request by the U.S. Borrower for whose account such U.S. Letter of Credit was issued to the Agent for a Borrowing of a U.S. Base Rate Revolving Loan in the amount of such drawing. Each drawing under any Canadian Letter of Credit shall constitute a request by the Canadian Borrower to the Agent for a Borrowing of a Canadian Prime Rate Revolving Loan in the amount of such drawing. In each case, the Funding Date with respect to such Borrowing shall be the date of such drawing.

                (f)     Indemnification; Exoneration; Power of Attorney.

                        (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.3, each Borrower agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent (other than a Lender in its capacity as a Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit for the account of such Borrower or the provision of any Credit Support or enhancement in connection therewith, except to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Lender's or the Agent's, as the case may be, gross negligence or wilful misconduct. The Borrowers' obligations under this Section shall survive payment of all other Obligations.

                        (ii) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders and the Agent, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the applicable Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the applicable Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.3(f).

                        (iii) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of the Agent or any Lender to any Borrower, or relieve any Borrower of any of its obligations hereunder to any such Person, under or with respect to any Letter of Credit or Credit Support issued or provided for the account of any Borrower.

                        (iv) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit any Borrower's rights, if any, with respect to a Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between such Borrower and such Letter of Credit Issuer.

                        (v) Account Party. Each Borrower hereby authorizes and directs each applicable Letter of Credit Issuer to name such Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by such Letter of Credit Issuer pursuant to the Letter of Credit issued or to be issued for the account of such Borrower, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with such Letter of Credit or the application therefor.

                (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.3(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination each applicable Borrower shall deposit with the Agent, for the ratable benefit of the Agent and the applicable Lenders, with respect to each Letter of Credit issued for the account of such Borrower or related Credit Support then outstanding, a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the applicable Lenders for payments to be made by the Agent and such Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the applicable Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

                1.4 Bank Products. Each Borrower may request and the Agent (in the case of the Bank and its Affiliates) or another Lender (in the case of such other Lender and its Affiliates) may, in its sole and absolute discretion, arrange for such Borrower to obtain from the Bank or the Bank's Affiliates (in the case of the Agent) or such other Lender or its Affiliates (in the case of such other Lender) Bank Products although the Borrowers are not required to do so. If Bank Products are provided by an Affiliate of the Bank or another Lender to a Borrower, such Borrower agrees to indemnify and hold the Agent, the Bank and the other Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any other Lender which arise from any indemnity given by the Agent or such other Lender, as the case may be, to its Affiliates related to such Bank Products; provided, however, (i) the foregoing indemnity by such Borrower in favor of a Lender shall not extend to any costs or obligations with respect to a Bank Product provided by an Affiliate of such Lender for which such Borrower would not be liable (without giving effect to the benefit of any setoff, defense or counterclaim available to such Borrower) and (ii) nothing contained herein is intended to limit such Borrower's rights, with respect to the Bank, another Lender or their respective Affiliates, if any, which arise as a result of the execution of documents by and between such Borrower and the Bank or another Lender, as applicable, which relate to Bank Products. The agreements contained in this Section shall survive termination of this Agreement as to Bank Products outstanding on the date of such termination. Each Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank, another Lender or any of their respective Affiliates (a) is in the sole and absolute discretion of the Bank, such other Lender or the applicable Affiliate of the Bank or such other Lender, as the case may be, and (b) is subject to all rules and regulations of the Bank, such other Lender or the applicable Affiliate of the Bank or such other Lender, as the case may be.

                1.5     Canadian Revolving Loans.

                (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Canadian Lender severally, but not jointly, agrees, upon the Canadian Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans in Dollars and in Canadian Dollars (the "Canadian Revolving Loans") to the Canadian Borrower in amounts not to exceed such Canadian Lender's Pro Rata Share of Availability of the Canadian Borrower, except for Canadian Non-Ratable Loans and Canadian Agent Advances. The Canadian Lenders, however, in their unanimous discretion and with the prior written consent of the Participating Lenders, may elect to make Canadian Revolving Loans to the Canadian Borrower or issue or arrange to have issued Canadian Letters of Credit for the account of the Canadian Borrower in excess of the Borrowing Base of the Canadian Borrower on one or more occasions, but if they do so, neither the Agent nor the Canadian Lenders shall be deemed thereby to have changed the limits of the Borrowing Base of the Canadian Borrower or to be obligated to exceed such limits on any other occasion. If any Borrowing by the Canadian Borrower would exceed Availability of the Canadian Borrower, the Canadian Lenders may refuse to make or may otherwise restrict the making of Canadian Revolving Loans as the Canadian Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Canadian Agent Advances pursuant to the terms of Section 1.5(j).

                (b)     Procedure for Borrowing.

                        (i) Each Borrowing by the Canadian Borrower shall be made upon the Canadian Borrower's irrevocable written notice delivered to the Agent (with a copy simultaneously delivered to the Canadian Bank) in the form of a notice of borrowing ("Canadian Notice of Borrowing") in the form of Exhibit D-2 attached hereto and made a part hereof, which must be received by the Agent prior to (i) 12:00 noon (New York time) three (3) Business Days prior to the requested Funding Date, in the case of BA Equivalent Revolving Loans, (ii) 11:00 a.m. (New York time) on the requested Funding Date, in the case of Canadian Prime Rate Revolving Loans, (iii) 12:00 noon (New York time) three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Revolving Loans and (iv) 11:00 a.m. (New York time) on the requested Funding Date, in the case of Canadian Base Rate Revolving Loans, specifying:

                                (A) the amount of the Borrowing, which (i) in the case of a BA Equivalent Revolving Loan must equal or exceed $1,000,000 (or the Equivalent Amount thereof in Canadian Dollars) and increments of $500,000 (or the Equivalent Amount thereof in Canadian Dollars) in excess of such amount and (ii) in the case of a LIBOR Revolving Loan must equal or exceed $1,000,000 (and increments of $500,000 in excess of such amount);

                                (B) the requested Funding Date, which must be a Business Day;

                                (C)     whether the Canadian Revolving Loans
        requested are to be Canadian Prime Rate Revolving Loans, BA Equivalent Revolving Loans, LIBOR Revolving Loans or Canadian Base Rate Revolving Loans (and if not specified, it shall be deemed a request for a Canadian Prime Rate Revolving Loan); and

                                (D) (i) the duration of the BA Equivalent Interest Period for BA Equivalent Revolving Loans (and if not specified, it shall be deemed a request for a BA Equivalent Interest Period of one month) and (ii) the duration of the LIBOR Interest Period for LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a LIBOR Interest Period of one month);

provided, however, that with respect to the Borrowing of Canadian Revolving Loans to be made on the Closing Date, such Borrowing will consist of Canadian Base Rate Revolving Loans only.

                        (ii) After giving effect to any Borrowing, there may not be more than five (5) different BA Equivalent Interest Periods in effect.

                        (iii) After giving effect to any Borrowing, there may not be more than ten (10) different LIBOR Interest Periods in effect (including those related to U.S. Revolving Loans).

                        (iv) In lieu of delivering a Canadian Notice of Borrowing, the Canadian Borrower may give the Agent telephonic or electronic notice of such request for advances to the applicable

Canadian Designated Account on or before the deadline set forth above; provided, however, that such telephonic or electronic notice shall be confirmed in writing by delivery to the Agent (with a copy to the Canadian Bank) (A) promptly and on the same day of a telecopy of a Canadian Notice of Borrowing which has been signed by an authorized officer of the Canadian Borrower and (B) only if requested by the Agent (or the Canadian Bank on its behalf), of a Canadian Notice of Borrowing containing the original signature of an authorized officer of the Canadian Borrower, mailed or delivered by the Canadian Borrower to the Agent (with a copy to the Canadian Bank) on the date such notice is given or as soon as reasonably practicable thereafter. Unless otherwise agreed with the Canadian Borrower, in the event that the terms of any confirmatory Canadian Notice of Borrowing referred to in the proviso contained in the immediately preceding sentence shall conflict with the telephonic or electronic notice with respect to which it was delivered, the terms of such telephonic or electronic notice shall govern. The Agent at all times shall be entitled to rely on telephonic or electronic notice in making such Canadian Revolving Loans, regardless of whether any written confirmation is received.

                        (v) The Canadian Borrower shall have no right to request a BA Equivalent Revolving Loan or a LIBOR Revolving Loan while a Default or Event of Default has occurred and is continuing.

                        (vi) If the Canadian Borrower requests a Borrowing of Canadian Revolving Loans under this Section 1.5(b) after the occurrence and during the continuance of an Event of Default and if the Agent acting through its Canada Branch and the Canadian Lenders have received written notice of such Event of Default, the Canadian Lenders shall not make such Canadian Revolving Loans without the prior written consent of either the Participating Lenders or the Required Lenders.

                        (vii) All Canadian Prime Rate Revolving Loans and BA Equivalent Revolving Loans shall be requested and made in Canadian Dollars and all LIBOR Revolving Loans and Canadian Base Rate Revolving Loans shall be requested and made in Dollars.

                (c) Reliance upon Authority. Prior to the Closing Date, the Canadian Borrower (or the Parent on behalf of the Canadian Borrower) shall deliver to the Agent (with a copy to the Canadian Bank) a notice setting forth two (2) accounts in Canada of the Canadian Borrower (each a "Canadian Designated Account") to which the Agent acting through its Canada Branch is authorized to transfer the proceeds of the Canadian Revolving Loans requested hereunder by the Canadian Borrower (one Canadian Designated Account to be for transfers of proceeds of BA Equivalent Revolving Loans and Canadian Prime Rate Revolving Loans and the other Canadian Designated Account to be for transfers of proceeds of LIBOR Revolving Loans and Canadian Base Rate Revolving Loans). The Canadian Borrower may designate a replacement account for either Canadian Designated Account from time to time by written notice to the Agent (with a copy to the Canadian Bank). Each Canadian Designated Account must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person's request for Canadian Revolving Loans on behalf of the Canadian Borrower, so long as the proceeds thereof are to be transferred to a Canadian Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Canadian Borrower to make such requests on its behalf.

                (d) No Liability. The Agent shall not incur any liability to the Canadian Borrower as a result of acting upon any notice referred to in Sections 1.5(b) and (c) which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Canadian Borrower to request Canadian Revolving Loans on its behalf. The crediting of Canadian Revolving Loans to a Canadian Designated Account conclusively establishes the obligation of the Canadian Borrower to repay such Canadian Revolving Loans as provided herein.

                (e) Notice Irrevocable. Any Canadian Notice of Borrowing (or telephonic or electronic notice in lieu thereof) made pursuant to Section 1.5(b) shall be irrevocable. The Canadian Borrower shall be bound to borrow the funds requested therein in accordance therewith.

                (f) Agent's Election. Promptly after receipt of a Canadian Notice of Borrowing (or telephonic or electronic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.5(g) or the terms of Section 1.5(i) (in the case of Section 1.5(i), only with respect to Canadian Prime Rate Revolving Loans and Canadian Base Rate Revolving Loans) apply to such requested Borrowing. If the Canadian Bank declines in its sole discretion to make a Canadian Non-Ratable Loan pursuant to Section 1.5(i), the terms of Section 1.5(g) shall apply to the requested Borrowing.

                (g) Making of Canadian Revolving Loans. If the Agent elects to have the terms of this Section 1.5(g) apply to a requested Borrowing, then promptly after receipt of a Canadian Notice of Borrowing or telephonic or electronic notice in lieu thereof, the Agent (acting through its Canada Branch) shall notify the Canadian Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Canadian Lender shall transfer its Pro Rata Share of the requested Borrowing to the Canada Branch of the Agent in immediately available funds (in Canadian Dollars if the requested Borrowing is a Canadian Prime Rate Revolving Loan or a BA Equivalent Revolving Loan and in Dollars if the requested Borrowing is a Canadian Base Rate Revolving Loan or a LIBOR Revolving Loan), to the account in Canada from time to time designated by the Agent acting through its Canada Branch, not later than 1:00 p.m. (New York time) on the applicable Funding Date. After the Canada Branch of the Agent receives all proceeds of such Canadian Revolving Loans, the Agent acting through its Canada Branch shall make the proceeds of such Canadian Revolving Loans available to the Canadian Borrower on the applicable Funding Date by transferring same day funds to the account in Canada designated by the Canadian Borrower; provided, however, that the amount of Canadian Revolving Loans so made on any date to the Canadian Borrower shall not exceed the Availability of the Canadian Borrower on such date.

                (h) Overdraft Loans. Without limiting the other conditions to making Canadian Revolving Loans hereunder, in the event that any account of the Canadian Borrower is opened and maintained with the Canadian Bank, whenever a cheque or other item is presented for payment against such account in an amount greater than the then available balance in such account (an "Overdraft Loan"), such presentation shall be deemed to constitute a request by the Canadian Borrower for a Borrowing of Canadian Prime Rate Revolving Loans in the amount of such Overdraft Loan.

                (i)     Making of Canadian Non-Ratable Loans.

                        (i) If the Agent elects, with the consent of the Canadian Bank, to have the terms of this Section 1.5(i) apply to a requested Borrowing, the Canadian Bank shall make a Canadian Revolving Loan in the amount of that Borrowing available to the Canadian Borrower on the applicable Funding Date by transferring same day funds to the applicable Canadian Designated Account. Each Canadian Revolving Loan made solely by the Canadian Bank pursuant to this Section is herein referred to as a "Canadian Non-Ratable Loan," and such Canadian Revolving Loans are collectively referred to as the "Canadian Non-Ratable Loans." Each Canadian Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Canadian Revolving Loans except that all payments thereon shall be payable to the Canadian Bank solely for its own account. The aggregate amount of Canadian Non-Ratable Loans outstanding at any time shall not exceed the Equivalent Amount in Canadian Dollars of $10,000,000. The Agent acting through its Canada Branch shall not request the Canadian Bank to make any Canadian Non-Ratable Loan if (1) the Agent has received written notice from any Canadian Lender or any Participating Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing or (2) the Agent has received written notice from any Canadian Lender or any Participating Lender or otherwise has actual knowledge that the requested Borrowing would exceed Availability of the Canadian Borrower on that Funding Date.

                        (ii) The Canadian Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Canadian Prime Rate Revolving Loans (or if so requested by the Canadian Borrower, Canadian Base Rate Revolving Loans) and Obligations hereunder.

                (j)     Canadian Agent Advances.

                        (i) Subject to the limitations set forth below, the Agent acting through its Canada Branch is authorized by the Canadian Borrower and the Canadian Lenders, from time to time in the Agent's sole discretion, after the occurrence of an Event of Default, to make Canadian Prime Rate Revolving Loans to the Canadian Borrower on behalf of the Canadian Lenders in an aggregate amount outstanding at any time not to exceed 10% of the Canadian Borrowing Base then in effect but not in excess of the Maximum Canadian Revolver Amount which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to maintain, preserve or protect the Collateral, or any portion thereof, or the Canadian Lenders' rights under any of the Loan Documents, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Canadian Revolving Loans and other Obligations, or (3) to pay any other amount chargeable to the Canadian Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as "Canadian Agent Advances"); provided, that the Super Majority Lenders may at any time revoke the authorization of the Agent acting through its Canada Branch to make Canadian Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's and Canadian Bank's receipt thereof.

                        (ii) The Canadian Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Canadian Prime Rate Revolving Loans and Obligations hereunder.

                1.6     Canadian Revolver Adjustments.

                (a) The Borrowers may, by written notice to the Agent, request that the Agent and the Lenders increase or decrease the Maximum Canadian Revolver Amount (a "Canadian Revolver Adjustment"), which request shall be granted provided that each of the following conditions are satisfied: (i) only one Canadian Revolver Adjustment may be made in any thirty (30) consecutive day period, (ii) the written request for a Canadian Revolver Adjustment must be received by the Agent at least three (3) Business Days prior to the requested date (which shall be a Business Day) of the effectiveness of such Canadian Revolver Adjustment (such date of effectiveness, the "Adjustment Date"), (iii) no Default or Event of Default shall have occurred and be continuing as of the date of such request or as of the Adjustment Date, (iv) any increase in the Maximum Canadian Revolver Amount shall result in a Dollar-for-Dollar decrease in the Maximum U.S. Revolver Amount, and vice-versa; (v) in no event shall the Total Facility exceed the Maximum Revolver Amount nor shall the Maximum Canadian Revolver Amount be adjusted to be less than the Canadian Letter of Credit Subfacility; (vi) the Maximum Canadian Revolver Amount shall at no time exceed $40,000,000 (or the Equivalent Amount thereof in Canadian Dollars); (vii) no decrease of the Maximum Canadian Revolver Amount shall be permitted if, after giving effect thereto and to any prepayments of the Canadian Revolving Loans on the effective date thereof, the Aggregate Canadian Revolver Outstandings would exceed the lesser of (A) the Borrowing Base of the Canadian Borrower then in effect and (B) the Maximum Canadian Revolver Amount as so reduced and (viii) no increase in the Maximum Canadian Revolver Amount shall be permitted if, after giving effect thereto and to any prepayments of the U.S. Revolving Loans on the effective date thereof, the Aggregate U.S. Revolver Outstandings would exceed the lesser of (A) the aggregate Borrowing Bases of all U.S. Borrowers then in effect and (B) the Maximum U.S. Revolver Amount as so reduced as a result of such Canadian Revolver Adjustment. Any such Canadian Revolver Adjustment shall be in an amount equal to $5,000,000 (or the Equivalent Amount thereof in Canadian Dollars) or a multiple of $1,000,000 (or the Equivalent Amount thereof in Canadian Dollars) in excess thereof and shall concurrently increase or reduce, as applicable, (i) the aggregate U.S. Revolving Credit Commitments then in effect pro rata among the U.S. Lenders and (ii) the aggregate Canadian Revolving Credit Commitments then in effect pro rata among the Canadian Lenders. After giving effect to any Canadian Revolver Adjustment, the Canadian Revolving Credit Commitment of each Canadian Lender (and the percentage of each Canadian Revolving Loan that each Participating Lender must purchase a Canadian Revolving Loan Participation in) shall be equal to such Canadian Lender's (or Participating Lender's) Pro Rata Share of the amount of the Maximum Canadian Revolver Amount, except that the Canadian Funding Bank will have a Canadian Revolving Credit Commitment equal to its Pro Rata Share of the amount of the Maximum Canadian Revolver Amount (after giving effect to such Canadian Revolver Adjustment) plus the aggregate Pro Rata Shares of the Participating Lenders in the amount of the Maximum Canadian Revolver Amount (after giving effect to such Canadian Revolver Adjustment).

                (b) The Agent shall promptly inform the Lenders of any request for a Canadian Revolver Adjustment made by the Borrowers. If the conditions set forth in clause (a) above are not satisfied on the applicable Adjustment Date (or, to the extent such conditions relate to an earlier date, such earlier date), the Agent shall notify the Parent on behalf of the Borrowers in writing that the requested

Canadian Revolver Adjustment will not be effectuated. On each Adjustment Date, the Agent shall notify the Lenders and the Parent on behalf of the Borrowers, on or before 3:00 p.m. (New York time), by telecopier, e-mail or telex, of the occurrence of the Canadian Revolver Adjustment to be effected on such Adjustment Date, the amount of Revolving Loans held by each Lender as a result thereof, the amount of the U.S. Revolving Credit Commitment of each U.S. Lender and the Canadian Revolving Credit Commitment of each Canadian Lender (and the percentage of each Canadian Revolving Loan that each Participating Lender must purchase a Canadian Revolving Loan Participation in) as a result thereof.

                                    ARTICLE 2

                                INTEREST AND FEES
                                -----------------

                2.1     Interest.

                (a) Interest Rates. All outstanding Obligations of the U.S. Borrowers (other than Obligations with respect to Bank Products, which shall be governed by the documents relating thereto) shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made or incurred (in the case of Obligations constituting expense reimbursements (including payment of attorneys' fee), from the date 30 days after the Agent has delivered an invoice to the Parent or any U.S. Borrower therefor) until paid in full in cash at a rate determined by reference to the U.S. Base Rate or the LIBOR Rate plus the Applicable Margins as set forth in Annex A to this Agreement, but not to exceed the Maximum Rate. If at any time U.S. Revolving Loans are outstanding with respect to which the applicable U.S. Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those U.S. Revolving Loans shall bear interest at a rate determined by reference to the U.S. Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. All outstanding Obligations of the Canadian Borrower (other than Obligations with respect to Bank Products, which shall be governed by the documents relating thereto) shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made or incurred (in the case of Obligations constituting expense reimbursements (including payment of attorneys' fees), from the date 30 days after the Agent has delivered an invoice to the Parent or the Canadian Borrower therefor) until paid in full in cash at a rate determined by reference to the Canadian Prime Rate, the BA Rate, the Canadian Base Rate or the LIBOR Rate plus the Applicable Margins as set forth in Annex A to this Agreement, but not to exceed the Maximum Rate. If at any time Canadian Revolving Loans are outstanding with respect to which the Canadian Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Canadian Revolving Loans shall bear interest at a rate determined by reference to the Canadian Prime Rate if such Canadian Revolving Loans are denominated in Canadian Dollars and by reference to the Canadian Base Rate if such Canadian Revolving Loans are denominated in Dollars, in each instance, until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations (other than Obligations with respect to Bank Products, which shall be governed by the documents relating thereto) shall bear interest as follows:

                        (i) For all U.S. Base Rate Revolving Loans and other Obligations of the U.S. Borrowers (other than LIBOR Revolving Loans) at a fluctuating per annum rate equal to the U.S. Base Rate plus the Applicable Margin;

                        (ii) For all LIBOR Revolving Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin;

                        (iii) For all Canadian Prime Rate Revolving Loans and other Obligations of the Canadian Borrower (other than LIBOR Revolving Loans and Canadian Base Rate Revolving Loans) at a fluctuating per annum rate equal to the Canadian Prime Rate plus the Applicable Margin;

                        (iv) For all BA Equivalent Revolving Loans at a per annum rate equal to the BA Rate plus the Applicable Margin; and

                        (v) For all Canadian Base Rate Revolving Loans at a fluctuating per annum rate equal to the Canadian Base Rate plus the Applicable Margin.

Each change in the U.S. Base Rate shall be reflected in the interest rate applicable to U.S. Base Rate Revolving Loans and other Obligations bearing interest based on the U.S. Base Rate as of the effective date of such change, each change in the Canadian Prime Rate shall be reflected in the interest rate applicable to Canadian Prime Rate Revolving Loans and other Obligations bearing interest based on the Canadian Prime Rate as of the effective date of such change and each change in the Canadian Base Rate shall be reflected in the interest rate applicable to Canadian Base Rate Revolving Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Each U.S. Borrower shall pay to the Agent, for the ratable benefit of the U.S. Lenders, interest accrued on all U.S. Base Rate Revolving Loans made to such U.S. Borrower in arrears on the first day of each month hereafter and on the Termination Date. Each Borrower shall pay to the Agent, for the ratable benefit of the U.S. Lenders or the Canadian Lenders, as applicable, interest on all LIBOR Revolving Loans made to such Borrower in arrears on each LIBOR Interest Payment Date (which interest paid by the Canadian Borrower shall be payable by the Agent acting through its Canada Branch to the Canadian Lenders on the next Business Day after payment by the Canadian Borrower). The Canadian Borrower shall pay to the Agent, for the ratable benefit of the Canadian Lenders, (i) interest accrued on all Canadian Prime Rate Revolving Loans and all Canadian Base Rate Revolving Loans in arrears on the first day of each month hereafter and on the Termination Date (which shall be payable by the Agent acting through its Canada Branch to the Canadian Lenders on the next Business Day after payment by the Canadian Borrower) and (ii) interest on all BA Equivalent Revolving Loans in arrears on each BA Equivalent Interest Payment Date (which shall be payable by the Agent acting through its Canada Branch to the Canadian Lenders on the next Business Day after payment by the Canadian Borrower).

                (b) Default Rate. If any Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

                2.2     Continuation and Conversion Elections.

                (a)     U.S. Revolving Loans.

                        (i)     Each U.S. Borrower may:

                                (A) elect, as of any Business Day, in the case of U.S. Base Rate Revolving Loans made to such U.S. Borrower to convert any such U.S. Base Rate Revolving Loans (or any part thereof in an amount not less than $5,000,000 or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Revolving Loans; or

                                (B)     elect, as of the last day of the
        applicable LIBOR Interest Period, to continue any LIBOR Revolving Loans made to such U.S. Borrower having LIBOR Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000 or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Revolving Loans in respect of any Borrowing made to a U.S. Borrower is reduced, by payment, prepayment or conversion of part thereof, to be less than $5,000,000, such LIBOR Revolving Loans shall automatically convert into U.S. Base Rate Revolving Loans; provided further that if the notice shall fail to specify the duration of the LIBOR Interest Period, such LIBOR Interest Period shall be one month.

                        (ii) A U.S. Borrower shall deliver a notice of continuation/conversion ("U.S. Notice of Continuation/Conversion") in the form of Exhibit E-1 attached hereto and made a part hereof to the Agent not later than 12:00 noon (New York time) at least three (3) Business Days in advance of the U.S. Continuation/Conversion Date, if the U.S. Revolving Loans of such U.S. Borrower are to be converted into or continued as LIBOR Revolving Loans and specifying:

                                (A)     the proposed U.S.
        Continuation/Conversion Date;

                                (B) the aggregate amount of U.S. Revolving Loans of such U.S. Borrower to be converted or renewed;

                                (C)     the type of U.S. Revolving Loans
        resulting from the proposed conversion or continuation; and

                                (D)     the duration of the requested LIBOR
        Interest Period, provided, however, such U.S. Borrower may not select a LIBOR Interest Period that ends after the Stated Termination Date.

                (b) If upon the expiration of any LIBOR Interest Period applicable to a LIBOR Revolving Loan of a U.S. Borrower, such U.S. Borrower has failed to select timely a new LIBOR Interest

Period to be applicable to such LIBOR Revolving Loan or if any Default or Event of Default then exists, such U.S. Borrower shall be deemed to have elected to convert such LIBOR Revolving Loan into a U.S. Base Rate Revolving Loan effective as of the expiration date of such LIBOR Interest Period.

                (c) The Agent will promptly notify each U.S. Lender of its receipt of a U.S. Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the U.S. Revolving Loans with respect to which the notice was given held by each U.S. Lender.

                (d) There may not be more than ten (10) different LIBOR Interest Periods in effect hereunder at any time (including those related to Canadian Revolving Loans).

                (e)     Canadian Revolving Loans.

                        (i)     The Canadian Borrower may:

                                (A) elect, as of any Business Day, in the case of Canadian Prime Rate Revolving Loans made to the Canadian Borrower to convert any such Canadian Prime Rate Revolving Loans (or any part thereof in an amount not less than $1,000,000 (or the Equivalent Amount thereof in Canadian Dollars) or that is in an integral multiple of $500,000 (or the Equivalent Amount thereof in Canadian Dollars) in excess thereof) into BA Equivalent Revolving Loans;

                                (B)     elect, as of the last day of the
        applicable BA Equivalent Interest Period, to continue any BA Equivalent Revolving Loans made to the Canadian Borrower having BA Equivalent Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000 (or the Equivalent Amount thereof in Canadian Dollars) or that is in an integral multiple of $500,000 (or the Equivalent Amount thereof in Canadian Dollars) in excess thereof );

                                (C) elect, as of any Business Day, in the case of Canadian Base Rate Revolving Loans made to the Canadian Borrower to convert any such Canadian Base Rate Revolving Loans (or any part thereof in an amount not less than $1,000,000 or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Revolving Loans; or

                                (D)     elect, as of the last day of the
        applicable LIBOR Interest Period, to continue any LIBOR Revolving Loans made to the Canadian Borrower having LIBOR Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000 or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of BA Equivalent Revolving Loans or LIBOR Revolving Loans in respect of any Borrowing made to the Canadian Borrower is reduced, by payment, prepayment or conversion of part thereof, to be less than $1,000,000 (or the Equivalent Amount thereof in Canadian Dollars), such BA Equivalent Revolving Loans shall automatically convert into Canadian Prime Rate Revolving Loans and such LIBOR Revolving Loans shall automatically convert into Canadian Base Rate

Revolving Loans; provided further that if the notice shall fail to specify the duration of the BA Equivalent Interest Period or the LIBOR Interest Period, such BA Equivalent Interest Period or LIBOR Interest Period shall be one month.

                        (ii) The Canadian Borrower shall deliver a notice of continuation/ conversion ("Canadian Notice of Continuation/Conversion") in the form of Exhibit E-2 attached hereto and made a part hereof to the Agent (with a copy to the Canadian Bank) not later than 12:00 noon (New York time) at least three (3) Business Days in advance of the Canadian Continuation/Conversion Date, if the Canadian Revolving Loans of the Canadian Borrower are to be converted into or continued as BA Equivalent Revolving Loans, and at least three (3) Business Days in advance of the Canadian Continuation/Conversion Date, if the Canadian Revolving Loans of the Canadian Borrower are to be converted into or continued as LIBOR Revolving Loans, and specifying:

                                (A)     the proposed Canadian
        Continuation/Conversion Date;

                                (B)     the aggregate amount and type of
        Canadian Revolving Loans of the Canadian Borrower to be converted or renewed;

                                (C)     the type of Canadian Revolving Loans
        resulting from the proposed conversion or continuation; and

                                (D)     the duration of the requested BA
        Equivalent Interest Period or LIBOR Interest Period, provided, however, the Canadian Borrower may not select a BA Equivalent Interest Period or LIBOR Interest Period that ends after the Stated Termination Date.

                        (iii) If upon the expiration of any BA Equivalent Interest Period applicable to a BA Equivalent Revolving Loan of the Canadian Borrower, the Canadian Borrower has failed to select timely a new BA Equivalent Interest Period to be applicable to such BA Equivalent Revolving Loan or if any Default or Event of Default then exists, the Canadian Borrower shall be deemed to have elected to convert such BA Equivalent Revolving Loan into a Canadian Prime Rate Revolving Loan effective as of the expiration date of such BA Equivalent Interest Period.

                        (iv) If upon the expiration of any LIBOR Interest Period applicable to a LIBOR Revolving Loan of the Canadian Borrower, the Canadian Borrower has failed to select timely a new LIBOR Interest Period to be applicable to such LIBOR Revolving Loan or if any Default or Event of Default then exists, the Canadian Borrower shall be deemed to have elected to convert such LIBOR Revolving Loan into a Canadian Base Rate Revolving Loan effective as of the expiration date of such LIBOR Interest Period.

                        (v) The Agent will promptly notify each Canadian Lender of its receipt of a Canadian Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Canadian Revolving Loans with respect to which the notice was given held by each Canadian Lender.

                        (vi) There may not be more than five (5) different BA Equivalent Interest Periods in effect hereunder at any time.

                        (vii) There may not be more than ten (10) different LIBOR Interest Periods in effect hereunder at any time (including those related to U.S. Revolving Loans).

                2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder by such Lender (the "Maximum Rate"). If, in any month, any interest rate for any Obligations, absent such limitation, would have exceeded the Maximum Rate for such Obligations, then the interest rate for such Obligations for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate for such Obligations shall remain at the Maximum Rate until such time as the amount of interest paid hereunder on such Obligations equals the amount of interest which would have been paid on such Obligations if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement on any Obligations is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued on such Obligations if the interest rate otherwise set forth in this Agreement for such Obligations had at all times been in effect, then the applicable Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the applicable Lenders, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have been charged on such Obligations if the Maximum Rate for such Obligations had, at all times, been in effect or (ii) the amount of interest which would have accrued on such Obligations had the interest rate otherwise set forth in this Agreement for such Obligations, at all times, been in effect over (b) the amount of interest actually paid or accrued on such Obligations under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any applicable Lender has received interest and other charges hereunder with respect to any Obligations in excess of the Maximum Rate therefor, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the applicable Borrower such excess.

                2.4 Certain Fees. The Borrowers agree, jointly and severally, to pay the Agent when due the fees set forth in the fee letter dated the Closing Date among the Bank, the Agent, Banc of America Securities LLC, the Parent and the Borrowers (the "Fee Letter").

                2.5     Unused Line Fee.

                (a) On the first day of each month and on the Termination Date the U.S. Borrowers agree, jointly and severally, to pay to the Agent, for the account of the U.S. Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "U.S. Unused Line Fee") equal to one-half of one percent (0.5%) per annum times the amount by which the Maximum U.S. Revolver Amount exceeded the sum of the average daily outstanding amount of U.S. Revolving Loans and the average daily undrawn amount of outstanding U.S. Letters of Credit during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The U.S. Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the applicable U.S. Borrower's Loan Account immediately upon receipt for purposes of calculating the U.S. Unused Line Fee pursuant to this Section 2.5(a).

                (b) On the first day of each month and on the Termination Date the Canadian Borrower agrees to pay to the Canada Branch of the Agent, for the account of the Canadian Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Canadian Unused Line Fee") equal to one-half of one percent (0.5%) per annum times the amount by which the Maximum Canadian Revolver Amount exceeded the sum of the average daily outstanding amount of Canadian Revolving Loans and the average daily undrawn amount of outstanding Canadian Letters of Credit during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Canadian Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Canada Branch of the Agent shall be deemed to be credited to the Canadian Borrower's Loan Account immediately upon receipt for purposes of calculating the Canadian Unused Line Fee pursuant to this Section 2.5(b).

                2.6     Letter of Credit Fee.

                (a) Each U.S. Borrower agrees to pay (x) to the Agent, for the account of the U.S. Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit issued for the account of such U.S. Borrower, a fee (the "U.S. Letter of Credit Fee") at a per annum rate equal to the Applicable Margin in effect from time to time with respect to LIBOR Revolving Loans on the undrawn amount of such Letter of Credit from time to time, (y) to the Agent, for the account of the U.S. Letter of Credit Issuer, a fronting fee (the "U.S. Fronting Fee") of one-eighth of one percent (0.125%) of the undrawn face amount of each U.S. Letter of Credit issued for the account of such U.S. Borrower, and (z) to the U.S. Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred or charged by the U.S. Letter of Credit Issuer in connection with the application for, processing of, issuance or extension of, drawing under, or amendment to, any U.S. Letter of Credit issued for the account of such U.S. Borrower. The U.S. Letter of Credit Fee payable by a U.S. Borrower with respect to a U.S. Letter of Credit issued for the account of such U.S. Borrower shall be payable monthly in arrears on the first day of each month following the month in which such U.S. Letter of Credit is issued and on the Termination Date. The U.S. Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. The U.S. Fronting
Fee payable by a U.S. Borrower with respect to a U.S. Letter of Credit issued for the account of such U.S. Borrower shall be payable upon the issuance of such U.S. Letter of Credit.

                (b) The Canadian Borrower agrees to pay (x) to the Canada Branch of the Agent, for the account of the Canadian Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit issued for the account of the Canadian Borrower, a fee (the "Canadian Letter of Credit Fee") at a per annum rate equal to the Applicable Margin in effect from time to time with respect to LIBOR

Revolving Loans on the undrawn amount of such Letter of Credit from time to time, (y) to the Canada Branch of the Agent, for the account of the Canadian Letter of Credit Issuer, a fronting fee (the "Canadian Fronting Fee") of one-eighth of one percent (0.125%) of the undrawn face amount of each Canadian Letter of Credit, and (z) to the Canadian Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred or charged by the Canadian Letter of Credit Issuer in connection with the application for, processing of, issuance or extension of, drawing under, or amendment to, any Canadian Letter of Credit. The Canadian Letter of Credit Fee with respect to a Canadian Letter of Credit shall be payable monthly in arrears on the first day of each month following the month in which such Canadian Letter of Credit is issued and on the Termination Date. The Canadian Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. The Canadian Fronting Fee with respect to a Canadian Letter of Credit shall be payable upon the issuance of such Canadian Letter of Credit.

                2.7 Interest Act (Canada). For purposes of the Interest Act (Canada), whenever any interest or fee payable by the Canadian Borrower under this Agreement is calculated using a rate based on a year of 360 days, such rate used pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement with respect to the Canadian Borrower, and the rates of interest stipulated in this Agreement payable by the Canadian Borrower are intended to be nominal rates and not effective rates or yields.

                                    ARTICLE 3

                            PAYMENTS AND PREPAYMENTS
                            ------------------------

                3.1     Revolving Loans.

                (a) Each U.S. Borrower shall repay the outstanding principal balance of the U.S. Revolving Loans made to it, plus all accrued but unpaid interest thereon, on the Termination Date. Each U.S. Borrower may prepay U.S. Revolving Loans made to it at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand (i) the U.S. Borrowers, jointly and severally, shall pay to the Agent, for the account of the U.S. Lenders, the amount, without duplication, by which the Aggregate U.S. Revolver Outstandings exceeds the lesser of (x) the aggregate Borrowing Bases of all U.S. Borrowers and (y) the Maximum U.S. Revolver Amount and (ii) each U.S. Borrower shall pay to the Agent, for the account of the U.S. Lenders, the amount, without duplication, by which the portion of the Aggregate U.S. Revolver Outstandings relating to extensions of credit made to or for the account of such U.S. Borrower exceeds the lesser of
(x) the Borrowing Base of such U.S. Borrower and (y) the Maximum U.S. Revolver Amount minus the portion of the Aggregate U.S. Revolver Outstandings relating to extensions of credit made to or for the account of the other U.S. Borrowers.

                (b) The Canadian Borrower shall repay the outstanding principal balance of the Canadian Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The


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

Canadian Borrower may prepay Canadian Revolving Loans made to it at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Canadian Borrower shall pay to the Canada Branch of the Agent, for the account of the Canadian Lenders, the amount, without duplication, by which the Aggregate Canadian Revolver Outstandings exceeds the lesser of (x) the Borrowing Base of the Canadian Borrower and (y) the Maximum Canadian Revolver Amount.

                3.2 Termination of Facility. The Borrowers may terminate this Agreement upon at least five (5) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit (or, to the extent not so cancelled and returned, the deposit with the Agent of Supporting Letters of Credit for such outstanding Letters of Credit (or related Credit Support) in accordance with and as required by Section 1.3(g)), (b) if such termination is on or prior to the first Anniversary Date, unless the Borrowers refinance the Total Facility with a credit facility provided by the Bank or another lending department of the Bank, the payment of an early termination fee equal to 0.25% of the Total Facility,
(c) the payment in full in cash of all reimbursable expenses and other Obligations, and (d) with respect to any LIBOR Revolving Loans and BA Equivalent Revolving Loans prepaid, payment of the amounts due under Section 4.4, if any.

                3.3     Mandatory Prepayments of the Revolving Loans.

                (a) Immediately upon receipt (within two (2) Business Days of receipt if no Uniform Commercial Code or other Lien release is being requested of the Agent in connection therewith, with the exception of any sale under Section 7.11 (xiv) which shall in any event be immediately upon receipt) by any of the Loan Parties of cash proceeds of any asset disposition (excluding cash proceeds of asset dispositions permitted by clause (i) of Section 7.11) or of any sale or issuance of stock or other equity interests of the Parent or of any of its Subsidiaries, the Borrowers shall prepay the Revolving Loans in an amount equal to all such cash proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the relevant Loan Party in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes,
(C) in the case of an asset disposition, amounts payable to holders of Liens (to the extent such Liens constitute Permitted Liens hereunder and, if such Liens are on an asset of a Loan Party, only to the extent such Liens are senior to the Agent's Liens thereon), if any, on the asset disposed of and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith ("Net Proceeds"); provided, that, with respect to any such asset disposition (other than a disposition of Accounts, Inventory, Borrowing Base Real Estate or Equipment included in the Borrowing Base of a Borrower) or any such sale or issuance of stock or other equity interests, in each instance, where the aggregate cash proceeds therefrom (or from a series of related such transactions) do not exceed $250,000 ($25,000 in the case of any disposition of Equipment included in the Borrowing Base of a Borrower, with dispositions of any such Equipment only being included in this proviso to the extent the aggregate cash proceeds therefrom during any Fiscal Year do not exceed $200,000) and there exists no Default or Event of Default, no such prepayment shall be required. Any such prepayment shall be applied in accordance with Section 3.3(c).


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

                (b)     [Intentionally Omitted].

                (c) Prepayments from proceeds of any asset disposition or stock or other equity sale or issuance in accordance with Section 3.3(a) shall be applied as follows: (i) in the case of an asset disposition or stock or other equity sale or issuance by the Parent or any Subsidiary of the Parent (other than an asset disposition or stock or other equity sale or issuance by the Canadian Borrower or any other Canadian Guarantor), first, to accrued interest then due and owing with respect to the U.S. Revolving Loans, second, to pay the principal of the U.S. Revolving Loans, and third, to cash collateralize outstanding U.S. Letters of Credit (so long as no Default or Event of Default is then continuing, only to the extent such cash collateralization is necessary to comply with the requirements of the third sentence of Section 3.1(a) without giving effect to any demand requirement thereunder); provided, that upon the occurrence and during the continuance of an Event of Default, any and all amounts held as cash collateral pursuant to clause third above and any other monies received by the Agent (or received by the Parent or the applicable Subsidiary and remitted to the Agent) in respect of asset dispositions or stock or other equity sales or issuances by the Parent or any of its Subsidiaries (other than an asset disposition or stock or other equity sale or issuance by the Canadian Borrower or any other Canadian Guarantor) shall be applied by the Agent to the payment of the Obligations in the order set forth in Section 3.7(a)(ii) and (ii) in the case of an asset disposition or stock or other equity sale or issuance by the Canadian Borrower or any other Canadian Guarantor, first, to accrued interest then due and owing with respect to the Canadian Revolving Loans, second, to pay the principal of the Canadian Revolving Loans, and third, to cash collateralize outstanding Canadian Letters of Credit (so long as no Default or Event of Default is then continuing, only to the extent such cash collateralization is necessary to comply with the requirements of the third sentence of Section 3.1(b) without giving effect to any demand requirement thereunder); provided, that upon the occurrence and during the continuance of an Event of Default, any and all amounts held as cash collateral pursuant to clause third above and any other monies received by the Agent (or received by the Canadian Borrower or any other Canadian Guarantor and remitted to the Agent) in respect of any such asset disposition or stock or other equity sale or issuance shall be applied by the Agent to the payment of the Obligations in the order set forth in Section 3.7(b)(ii).

                (d) No provision contained in this Section 3.3 shall constitute a consent to an asset disposition or equity sale or issuance that is otherwise not permitted by the terms of this Agreement.

                3.4 LIBOR Revolving Loan and BA Equivalent Revolving Loan Prepayments.

                (a) In connection with any prepayment, if any LIBOR Revolving Loan is prepaid prior to the expiration date of the LIBOR Interest Period applicable thereto, the Borrower that borrowed such LIBOR Revolving Loan shall pay to the applicable Lenders the amounts described in Section 4.4.

                (b) In connection with any prepayment, if any BA Equivalent Revolving Loan is prepaid prior to the expiration date of the BA Equivalent Interest Period applicable thereto, the Canadian Borrower shall pay to the Canadian Lenders the amounts described in Section 4.4(b).

                3.5     Payments by the Borrowers.

                (a) (i) All payments to be made by the U.S. Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the U.S. Borrowers shall be made to the Agent for the account of the U.S. Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (New York time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

                        (ii) All payments to be made by the Canadian Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Canadian Borrower shall be made to the Canada Branch of the Agent for the account of the Canadian Lenders and/or Participating Lenders, as applicable, at the account in Canada designated by the Agent acting through its Canada Branch and shall be made in Canadian Dollars or Dollars, as applicable, and in immediately available funds, no later than 1:00 p.m. (New York time) (noon (New York time) in the case of payments required to be made in Dollars) on the date specified herein. Any payment received by the Canada Branch of the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

                (b) Subject to the provisions set forth in the definition of "LIBOR Interest Period" and "BA Equivalent Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                3.6     Payments as Revolving Loans.

                (a) At the election of the Agent, all payments of principal of U.S. Revolving Loans, interest on U.S. Revolving Loans, reimbursement obligations in connection with U.S. Letters of Credit and U.S. Credit Support for U.S. Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder or under any other Loan Document by a U.S. Borrower may be paid from the proceeds of U.S. Revolving Loans made hereunder. Each U.S. Borrower hereby irrevocably authorizes the Agent to charge the Loan Account of such U.S. Borrower for the purpose of paying all amounts from time to time due by such U.S. Borrower hereunder or under any other Loan Document and agrees that all such amounts charged shall constitute U.S. Revolving Loans (including U.S. Non-Ratable Loans and U.S. Agent Advances).

                (b) At the election of the Agent, all payments of principal of Canadian Revolving Loans, interest on Canadian Revolving Loans, reimbursement obligations in connection with Canadian Letters of Credit and Canadian Credit Support for Canadian Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder or under any other Loan Document by the Canadian Borrower may be paid from the proceeds of Canadian Revolving Loans made hereunder. The Canadian Borrower hereby irrevocably authorizes the Agent acting through its Canada Branch to charge the Loan Account of the Canadian Borrower for the purpose of paying all amounts from time to time due by the Canadian Borrower hereunder or under any other Loan Document and agrees that all such amounts charged shall constitute Canadian Revolving Loans (including Canadian Non-Ratable Loans and Canadian Agent Advances).

                3.7     Apportionment, Application and Reversal of Payments.

                (a) Principal and interest payments in respect of U.S. Revolving Loans shall be apportioned ratably among the U.S. Lenders (according to the unpaid principal balance of the U.S. Revolving Loans to which such payments relate held by each U.S. Lender) and payments of the fees shall, as applicable, be apportioned ratably among the U.S. Lenders, except for fees payable by a U.S. Borrower or a U.S. Guarantor solely to the Agent, the Bank or the U.S. Letter of Credit Issuer. All payments by a U.S. Borrower or a U.S. Guarantor in respect of Obligations (other than Obligations under Bank Products, which shall be remitted directly to the relevant party) shall be remitted to the Agent (except as expressly provided herein otherwise) and all such payments (to the extent not relating to principal or interest of specific U.S. Revolving Loans, or not constituting payment of specific fees or expenses) and all proceeds of Accounts or other Collateral of each U.S. Borrower or U.S. Guarantor received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement:

                        (i) So long as no Event of Default has occurred and is continuing, first, to pay any fees, indemnities or expense reimbursements, including any amounts relating to any Bank Products (other than Hedge Agreements), then due to the Agent or any of its Affiliates from any of the U.S. Borrowers; second, to pay any fees or expense reimbursements then due to the U.S. Lenders from any of the U.S. Borrowers; third, to pay interest due in respect of all U.S. Revolving Loans, including U.S. Non-Ratable Loans and U.S. Agent Advances made to any of the U.S. Borrowers; fourth, to pay or prepay principal of the U.S. Non-Ratable Loans and U.S. Agent Advances; fifth, to pay or prepay principal of the U.S. Revolving Loans (other than U.S. Non-Ratable Loans and U.S. Agent Advances) and unpaid reimbursement obligations in respect of U.S. Letters of Credit; sixth, to pay an amount to the Agent equal to all outstanding Obligations (contingent or otherwise) with respect to U.S. Letters of Credit to be held as cash collateral for such Obligations (but only to the extent such cash collateralization is necessary to comply with the requirements of the third sentence of
        Section 3.1(a) without giving effect to any demand requirement thereunder); seventh, to the payment of any other Obligations relating to Bank Products then due to the Agent or any Lender or any of their respective Affiliates by a U.S. Borrower; and eighth, to the payment of any other Obligations then due by a U.S. Borrower.

                        (ii) Upon the occurrence and during the continuance of an Event of Default: first, to pay any fees, indemnities or expense reimbursements (other than any amounts relating to Bank Products) then due to the Agent from any of the U.S. Borrowers; second, to pay any fees, indemnities or expense reimbursements (other than any amounts relating to Bank Products) then due to the U.S. Lenders from any of the U.S. Borrowers; third, to pay interest due in respect of all U.S. Revolving Loans, including U.S. Non-Ratable Loans and U.S. Agent Advances made to any of the U.S. Borrowers; fourth, to pay or prepay principal of the U.S. Non-Ratable Loans and

        U.S. Agent Advances; fifth, to pay or prepay principal of the U.S. Revolving Loans (other than U.S. Non-Ratable Loans and U.S. Agent Advances) and unpaid reimbursement obligations in respect of U.S. Letters of Credit; sixth, to pay an amount to the Agent equal to all outstanding Obligations (contingent or otherwise) with respect to U.S. Letters of Credit to be held as cash collateral for such Obligations; seventh, to pay any fees, indemnities or expense reimbursements relating to any Bank Products (other than Hedge Agreements) then due to the Agent or any of its Affiliates from any of the U.S. Borrowers; eighth, to the payment of any Obligations relating to any Bank Products then due to the Agent or any Lender or any of their respective Affiliates by a U.S. Borrower (to the extent not already included in clause seventh above); ninth, to the payment of any other Obligations of a U.S. Borrower then due; tenth, to the payment of Obligations of the Canadian Borrower in the order of priority set forth in Section 3.7(b)(ii) (other than clause eleventh thereof); and eleventh, to the applicable U.S. Borrower or applicable U.S. Guarantor or as a court of competent jurisdiction may otherwise direct.

                Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the applicable U.S. Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any U.S. Lender shall apply any payments which it receives to any LIBOR Revolving Loan of a U.S. Borrower, except (a) on the expiration date of the LIBOR Interest Period applicable to any such LIBOR Revolving Loan, or (b) in the event, and only to the extent, that there are no outstanding U.S. Base Rate Revolving Loans owing by the applicable U.S. Borrower and, in any event, the U.S. Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4(a). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply, in each instance in accordance with this Section 3.7, any and all such proceeds and payments to any portion of the Obligations.

                (b) Principal and interest payments in respect of Canadian Revolving Loans shall be apportioned ratably among the Canadian Lenders (according to the unpaid principal balance of the Canadian Revolving Loans to which such payments relate held by each Canadian Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Canadian Lenders, except for fees payable by the Canadian Borrower or a Canadian Guarantor solely to the Agent, the Canadian Bank or the Canadian Letter of Credit Issuer and fees payable by the Canadian Funding Bank to the Participating Lenders. All payments by the Canadian Borrower or a Canadian Guarantor in respect of Obligations (other than Obligations under Bank Products, which shall be remitted directly to the relevant party) shall be remitted to the Agent acting through its Canada Branch (except as expressly provided herein otherwise) and all such payments (to the extent not relating to principal or interest of specific Canadian Revolving Loans, or not constituting payment of specific fees or expenses) and all proceeds of Accounts or other Collateral of the Canadian Borrower or a Canadian Guarantor received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement:

                        (i) So long as no Event of Default has occurred and is continuing: first, to pay any fees, indemnities or expense reimbursements, including any amounts relating to any Bank Products (other than Hedge Agreements), then due to the Agent or any of its Affiliates from the Canadian Borrower; second, to pay any fees or expense reimbursements then due to the Canadian Lenders from the Canadian Borrower; third, to pay interest due in respect of all Canadian

        Revolving Loans, including Canadian Non-Ratable Loans and Canadian Agent Advances; fourth, to pay or prepay principal of the Canadian Non-Ratable Loans and Canadian Agent Advances; fifth, to pay or prepay principal of the Canadian Revolving Loans (other than Canadian Non-Ratable Loans and Canadian Agent Advances) and unpaid reimbursement obligations in respect of Canadian Letters of Credit; sixth, to pay an amount to the Agent acting through its Canada Branch equal to all outstanding Obligations (contingent or otherwise) with respect to Canadian Letters of Credit to be held as cash collateral for such Obligations (but only to the extent such cash collateralization is necessary to comply with the requirements of the third sentence of Section 3.1(b) without giving effect to any demand requirement thereunder); seventh, to the payment of any other Obligations relating to Bank Products then due to the Agent or any Lender or any of their respective Affiliates by the Canadian Borrower; and eighth, to the payment of any other Obligations then due of the Canadian Borrower.

                        (ii) Upon the occurrence and during the continuance of an Event of Default: first, to pay any fees, indemnities or expense reimbursements (other than any amounts relating to Bank Products) then due to the Agent from the Canadian Borrower; second, to pay any fees, indemnities or expense reimbursements (other than amounts relating to Bank Products) then due to the Canadian Lenders (including, without limitation, with respect to any amounts payable by the Canadian Funding Bank to a Participating Lender pursuant to Section 4.1) from the Canadian Borrower; third, to pay interest due in respect of all Canadian Revolving Loans, including Canadian Non-Ratable Loans and Canadian Agent Advances (together with any amounts payable under Section 4.1 with respect to such interest, including any amounts payable under such Section to the Participating Lenders with respect to payments made by the Canadian Funding Bank relating to such interest); fourth, to pay or prepay principal of the Canadian Non-Ratable Loans and Canadian Agent Advances; fifth, to pay or prepay principal of the Canadian Revolving Loans (other than Canadian Non-Ratable Loans and Canadian Agent Advances) and unpaid reimbursement obligations in respect of Canadian Letters of Credit; sixth, to pay an amount to the Agent acting through its Canada Branch equal to all outstanding Obligations (contingent or otherwise) with respect to Canadian Letters of Credit to be held as cash collateral for such Obligations; seventh, to pay any fees, indemnities or expense reimbursements relating to any Bank Products (other than Hedge Agreements) then due to the Agent or any of its Affiliates from the Canadian Borrower; eighth, to the payment of any Obligations relating to any Bank Products then due to the Agent or any Lender or any of their respective Affiliates by the Canadian Borrower (to the extent not already included in clause seventh above); ninth, to the payment of any other Obligations of the Canadian Borrower then due; tenth, to the payment of Obligations of the U.S. Borrowers in the order of priority set forth in Section 3.7(a)(ii) (other than clause eleventh thereof); and eleventh, to the Canadian Borrower or applicable Canadian Guarantor or as a court of competent jurisdiction may otherwise direct.

                Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Canadian Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Canadian Lender shall apply any payments which it receives to any BA Equivalent Revolving Loan or LIBOR Revolving Loan of the Canadian Borrower, except (a) on the expiration date of the BA

Equivalent Interest Period applicable to any such BA Equivalent Revolving Loan or the LIBOR Interest Period applicable to any such LIBOR Revolving Loan, or (b) in the event, and only to the extent, that there are no outstanding Canadian Prime Rate Revolving Loans owing by the Canadian Borrower (in the case of BA Equivalent Revolving Loans) or Canadian Base Rate Revolving Loans (in the case of LIBOR Revolving Loans) owing by the Canadian Borrower and, in any event, the Canadian Borrower shall pay BA Equivalent and LIBOR Rate breakage losses in accordance with Section 4.4(b). The Agent and the Canadian Lenders shall have the continuing and exclusive right to apply and reverse and reapply, in each instance in accordance with this Section 3.7, any and all such proceeds and payments to any portion of the Obligations.

                3.8 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank, the Canadian Bank or any Affiliate of the Bank or the Canadian Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent, such Lender, the Bank, the Canadian Bank or such Affiliate of the Bank or the Canadian Bank, as the case may be, and the applicable Borrower or Borrowers shall be liable to pay to the Agent, the applicable Lenders, the Bank, the Canadian Bank and any Affiliate of the Bank or the Canadian Bank, and hereby does indemnify the Agent, the applicable Lenders, the Bank, the Canadian Bank and any Affiliate of the Bank or the Canadian Bank and hold the Agent, the applicable Lenders, the Bank, the Canadian Bank and any Affiliate of the Bank or the Canadian Bank harmless for the amount of such payment or proceeds surrendered. The provisions of this
Section 3.8 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent, any applicable Lender, the Bank, the Canadian Bank and any Affiliate of the Bank or the Canadian Bank in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's, the applicable Lenders', the Bank's, the Canadian Bank's and their Affiliates' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.8 shall survive the termination of this Agreement.

                3.9 Agent's and Lenders' Books and Records; Monthly Statements. The Agent shall record the principal amount of the Revolving Loans owing to each Lender, the undrawn amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the U.S. Borrowers with respect to the U.S. Revolving Loans or the U.S. Letters of Credit or U.S. Credit Support and the Canadian Borrower with respect to the Canadian Revolving Loans or the Canadian Letters of Credit or Canadian Credit Support. Each Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Parent on behalf of the Borrowers a monthly statement of Revolving Loans, payments and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.7 and corrections of errors discovered by the Agent), unless the Borrowers (or the Parent on their behalf) notify the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by a Borrower (or the Parent on behalf of such Borrower), only the items to which exception is expressly made will be considered to be disputed by such Borrower.

                3.10 Currency. All Obligations of each Loan Party shall be payable by such Loan Party to the Agent, the Letter of Credit Issuer and the applicable Lenders in the currency in which such Obligations are denominated.

                3.11 Excess Resulting From Exchange Rate Change. If at any time following one or more fluctuations in the exchange rate of the Canadian Dollar against the Dollar, (a) the aggregate outstanding principal balance of Canadian Revolving Loans and Canadian Letters of Credit of the Canadian Borrower exceeds the limit of the Borrowing Base of the Canadian Borrower or any other limitations hereunder based on Dollars or (b) the aggregate outstanding principal balance of Canadian Revolving Loans and/or Canadian Letters of Credit exceeds any other limit based on Dollars set forth herein for such Obligations, the Canadian Borrower shall, within five (5) Business Days of notice from the Agent (or, if an Event of Default has occurred and is continuing, immediately),
(i) make the necessary payments or repayments to reduce such Obligations to an amount necessary to eliminate such excess or (ii) maintain or cause to be maintained with the Agent acting through its Canada Branch deposits as continuing collateral security for the Obligations of the Canadian Borrower in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the Agent. Without in any way limiting the foregoing provisions, the Agent shall, weekly or more frequently in the sole discretion of the Agent, make the necessary exchange rate calculations to determine whether any such excess exists on such date and advise the Canadian Borrower if such excess exists.

                3.12 Canadian Obligations. In the event that security granted by the Canadian Borrower or a Canadian Guarantor and held for the Obligations of the Canadian Borrower or a Canadian Guarantor is unenforceable by reason that such security secures "joint and several obligations" in contrast to "several obligations", notwithstanding any provision hereof or of any other Loan Document, such Obligations of the Canadian Borrower or Canadian Guarantor shall be several Obligations.


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

                                    ARTICLE 4

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

                4.1     Taxes.

                (a) Except as otherwise provided in this Section 4.1, any and all payments by each Loan Party to or on behalf of each applicable Lender (including a Participating Lender) or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, Loan Parties shall pay all Other Taxes.

                (b) The U.S. Borrowers and U.S. Guarantors agree, jointly and severally, to indemnify and hold harmless each U.S. Lender, each Participating Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any U.S. Lender, Participating Lender or the Agent and any liability (including penalties, interest, additions to tax and reasonable expenses) arising therefrom or with respect thereto.

                (c) The Canadian Borrower and Canadian Guarantors agree, jointly and severally, to indemnify and hold harmless each Canadian Lender, each Participating Lender and the Agent (in its capacity as agent for the Canadian Lenders and/or with respect to Canadian Agent Advances) for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Canadian Lender, Participating Lender or the Agent (in its capacity as agent for the Canadian Lenders and/or with respect to Canadian Agent Advances) and any liability (including penalties, interest, additions to tax and reasonable expenses) arising therefrom or with respect thereto.

                (d) Payment under the indemnification provided in Sections 4.1(b) and (c) shall be made within 30 days after the date the applicable Lender, Participating Lender or the Agent makes written demand therefor. Such written demand shall show in reasonable detail the amount payable and the calculations used to determine such amount. Each of the Lenders, Participating Lenders and the Agent agrees that, to the extent that such Lender, Participating Lender or the Agent is entitled to claim an exemption in respect of all or a portion of any Taxes or Other Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 4.1 in respect of any payments under this Agreement, such Lender, Participating Lender or the Agent, as the case may be, shall take all commercially reasonable actions necessary to obtain the benefits of such exemption, but only so long as doing so is not disadvantageous to such Lender, Participating Lender or the Agent (as determined by such Person) and only at the sole cost and expense of the Loan Parties. Notwithstanding anything herein to the contrary, no payments shall be made under
Section 4.1(a) or (b) to a Lender, Participating Lender or the Agent to the extent that such Lender, Participating Lender or the Agent, as the case may be, does not comply with this provision.

                (e) If a Loan Party (or the Agent, acting through its Canada Branch, or the Canadian Funding Bank, in each case, with respect to payments that it shall receive directly or indirectly from a Loan Party for remittance to a Participating Lender) shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender (including for greater certainty, any Participating Lender) or the Agent, then:

                        (i) the sum payable by such Loan Party shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender (including any Participating Lender) or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; provided, however, that no amounts shall be payable by any Loan Party pursuant to this provision to the extent that the applicable deductions or withholdings resulted from the Lender's, the Participating Lender's or the Agent's, as appropriate, failure to comply with Section 12.10.

                        (ii) such Loan Party (or, in the case of Canadian Revolving Loan Participation Fees and other fees payable by the Canadian Funding Bank to a Participating Lender, the Canadian Funding Bank) shall make such deductions and withholdings;

                        (iii) such Loan Party (or, in the case of Canadian Revolving Loan Participation Fees and other fees payable by the Canadian Funding Bank to a Participating Lender, the Canadian Funding Bank) shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                        (iv) such Loan Party shall also pay to each applicable Lender or the Agent for the account of such Lender (or the Agent, acting through its Canada Branch, or the Canadian Funding Bank, in each case, which is remitting amounts to a Participating Lender) or, if applicable, the Agent for its own account, at the time interest or fees are paid, all additional amounts which the respective Lender (including any Participating Lender) or the Agent, as the case may be, reasonably specifies as necessary to preserve the after-tax yield such Lender (including any Participating Lender) or the Agent, as the case may be, would have received if such Taxes or Other Taxes had not been imposed; provided, however, that no amounts shall be payable by any Loan Party to a Lender or the Agent pursuant to this clause (iv) to the extent that the applicable deductions or withholdings resulted from such Lender's or the Agent's, as appropriate, failure to comply with Section
        12.10 hereof.

                (f) At the Agent's written request, within 30 days after the date of any payment by a Loan Party of Taxes or Other Taxes, such Loan Party shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Agent.

                (g) Notwithstanding anything herein to the contrary, the U.S. Borrowers and U.S. Guarantors shall not be required to indemnify any Lender, Participating Lender or the Agent that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code, or to pay any additional amounts to such Lender, Participating Lender or the Agent in respect of any Taxes or Other Taxes imposed under the laws of the United States (and any penalties, interest and expenses arising therefrom or with respect thereto) pursuant to paragraph (b) or (e) above to the extent that payments made pursuant to this Agreement to such Lender were subject to such Taxes on the date such Lender became a party to this Agreement (or, in the case of a Participant, on the date such Participant became a transferee of a participation interest hereunder).


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

                (h) If the Agent, any Lender or Participating Lender receives a refund, which in the good faith judgment of the Agent, such Lender or such Participating Lender is allocable to Taxes or Other Taxes paid by any Loan Party hereunder, it shall promptly pay such refund to such Loan Party, net of all reasonable out-of-pocket expenses of the Agent or such Lender or Participating Lender, as the case may be, incurred in obtaining such refund, provided, however, that such Loan Party agrees to promptly return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or the applicable Lender or Participating Lender, as applicable, if it receives notice from the Agent or applicable Lender or Participating Lender that such Agent or Lender or Participating Lender is required to repay such refund. In addition, the applicable Lender shall take such steps as a Loan Party shall reasonably request to recover or assist such Loan Party in recovering any Taxes or Other Taxes paid by such Loan Party to such Lender pursuant this Section 4.1, all at the sole cost and expense of such Loan Party. This paragraph shall not be construed to require the Agent, any Lender or any Participating Lender to make available any of its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.

                (i) No Loan Party shall be obligated to pay any additional amounts in respect of Taxes or Other Taxes (or make an indemnification payment) pursuant to this Section 4.1 to any Lender, Participating Lender or the Agent (including, without limitation, any entity to which any Lender sells, assign, grants a participation in, or otherwise transfers its rights under this Agreement) that would not have arisen but for a failure to comply with such Lender's, Participating Lender's or the Agent's, as the case may be, obligations under Section 12.10.

                (j) If a Loan Party is required to pay additional amounts to any Lender pursuant to subsection (e) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Loan Party which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

                4.2     Illegality.

                (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Revolving Loans, then, on notice thereof by that Lender to the applicable Borrower or Borrowers through the Agent, any obligation of that Lender to make LIBOR Revolving Loans shall be suspended until that Lender notifies the Agent and the applicable Borrower or Borrowers that the circumstances giving rise to such determination no longer exist.

                (b) If a Lender determines that it is unlawful to maintain any LIBOR Revolving Loan, each Borrower to whom a LIBOR Revolving Loan has been made by such Lender shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Revolving Loans of that Lender owing by such Borrower then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the LIBOR Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Revolving Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Revolving Loans. If a Borrower is required to so prepay any LIBOR Revolving Loans, then concurrently with such prepayment, such Borrower shall borrow from the affected Lender, in the amount of such repayment, a U.S. Base Rate Revolving Loan if such Borrower is a U.S. Borrower or a Canadian Base Rate Revolving Loan if such Borrower is the Canadian Borrower.

                4.3     Increased Costs and Reduction of Return.

                (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost (excluding in each case for purposes of this Section 4.3(a), any such increased costs resulting from taxes, as to which Section 4.1 shall govern) to such Lender of agreeing to make or making, funding or maintaining any LIBOR Revolving Loans, then the applicable Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Revolving Credit Commitment, loans, credits or obligations under this Agreement, then, (x) in the case of a U.S. Lender, upon demand of such U.S. Lender to the U.S. Borrowers through the Agent, the U.S. Borrowers shall, jointly and severally, pay to such U.S. Lender, from time to time as specified by such U.S. Lender, additional amounts sufficient to compensate such Lender for such increase and (y) in the case of a Canadian Lender, upon demand of such Canadian Lender to the Canadian Borrower through the Agent (or the Canadian Bank on the Agent's behalf), the Canadian Borrower shall pay to such Canadian Lender, from time to time as specified by such Canadian Lender, additional amounts sufficient to compensate such Canadian Lender for such increase.


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

                4.4     Funding Losses.

                (a) Each U.S. Borrower shall reimburse each U.S. Lender and hold each U.S. Lender harmless from any loss or expense which such U.S. Lender may sustain or incur as a consequence of:

                        (i) the failure of such U.S. Borrower to make on a timely basis any payment of principal of any LIBOR Revolving Loan made to such U.S. Borrower;

                        (ii) the failure of such U.S. Borrower to borrow, continue or convert a U.S. Revolving Loan requested by or made to such U.S. Borrower after such U.S. Borrower has given (or is deemed to have given) a U.S. Notice of Borrowing or a U.S. Notice of Continuation/Conversion; or

                        (iii) the prepayment or other payment (including after acceleration thereof) of any LIBOR Revolving Loan made to such U.S. Borrower on a day that is not the last day of the relevant LIBOR Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Revolving Loans requested by or made to such U.S. Borrower or from fees payable to terminate the deposits from which such funds were obtained. Each U.S. Borrower shall also pay any customary administrative fees charged by any U.S. Lender in connection with the foregoing.

                (b) The Canadian Borrower shall reimburse each Canadian Lender and hold each Canadian Lender harmless from any loss or expense which such Canadian Lender may sustain or incur as a consequence of:

                        (i) the failure of the Canadian Borrower to make on a timely basis any payment of principal of (x) any LIBOR Revolving Loan made to the Canadian Borrower or (y) any BA Equivalent Revolving Loan;

                        (ii) the failure of the Canadian Borrower to borrow, continue or convert a Canadian Revolving Loan requested by or made to the Canadian Borrower after the Canadian Borrower has given (or is deemed to have given) a Canadian Notice of Borrowing or a Canadian Notice of Continuation/Conversion; or

                        (iii) the prepayment or other payment (including after acceleration thereof) of (x) any LIBOR Revolving Loan made to the Canadian Borrower on a day that is not the last day of the relevant LIBOR Interest Period or (y) any BA Equivalent Revolving Loan made to the Canadian Borrower on a day that is not the last day of the relevant BA Equivalent Interest Period;

including any loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Revolving Loans or BA Equivalent Revolving Loans requested by or made to the Canadian Borrower or from fees payable to terminate the deposits from which such funds were obtained. The Canadian Borrower shall also pay any customary administrative fees charged by any Canadian Lender in connection with the foregoing.

                4.5     Inability to Determine Rates.

                (a) If the Agent reasonably determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested LIBOR Interest Period with respect to a proposed LIBOR Revolving Loan, or that the LIBOR Rate for any requested LIBOR Interest Period with respect to a proposed LIBOR Revolving Loan does not adequately and fairly reflect the cost to the applicable Lenders of funding such Revolving Loan, the Agent will promptly so notify the applicable Borrower or Borrowers and each applicable Lender. Thereafter, the obligation of the applicable Lenders to make or maintain LIBOR Revolving Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, a Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it with respect to a LIBOR Revolving Loan. If such Borrower does not revoke such Notice, the applicable Lenders shall make, convert or continue the Revolving Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Revolving Loans shall be made, converted or continued as U.S. Base Rate Revolving Loans (in the case of a U.S. Borrower) or Canadian Base Rate Revolving Loans (in the case of the Canadian Borrower) instead of LIBOR Revolving Loans.

                (b) If, by reason of circumstances affecting the money market in Canada generally, there is no market for bankers' acceptances, (i) the right of the Canadian Borrower to request a BA Equivalent Revolving Loan shall be suspended until the circumstances causing a suspension no longer exist, and
(ii) any Canadian Notice of Borrowing or Canadian Notice of Continuation/Conversion requesting a BA Equivalent Revolving Loan which is outstanding shall be deemed to be a request for a Canadian Prime Rate Revolving Loan. The Agent shall promptly notify the Canadian Borrower of the suspension of the Canadian Borrower's right to request a BA Equivalent Revolving Loan and of the termination of any suspension.

                4.6 Certificates of Agent. If any Lender or the Agent claims reimbursement or compensation under this Article 4, the Agent shall determine the amount thereof and shall deliver to the affected Borrower or Borrowers (with a copy to the affected Lender, if applicable) a certificate setting forth in reasonable detail the amount payable to the affected Lender or the Agent, as the case may be, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

                4.7 Survival. The agreements and obligations of the Borrowers and other Loan Parties in this Article 4 shall survive the payment of all other Obligations.


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

                                    ARTICLE 5
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
                -------------------------------------------------

                5.1 Books and Records. Each Loan Party shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with, to the extent GAAP is applicable, GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Each Loan Party shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Loan Party shall maintain at all times books and records pertaining to the Collateral in which it has an interest in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts of such Loan Party;
(b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory of such Loan Party; and (c) all other dealings affecting the Collateral in which it has an interest.

                5.2 Financial Information. The Parent shall promptly furnish (or cause to be furnished) to the Agent, in sufficient copies for distribution by the Agent to each Lender (and the Agent shall then furnish a copy to each of the Lenders), in such detail as the Agent or the Lenders shall reasonably request, the following:

                (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, and income statements, cash flow statements and changes in stockholders' equity for the Parent and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the Parent and reasonably satisfactory to the Agent. Each Loan Party hereby authorizes the Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to such Loan Party and to discuss directly with the Agent the finances and affairs of such Loan Party.

                (b) As soon as available, but in any event not later than forty-five (45) days after the end of each of the first three quarterly periods of each Fiscal Year, consolidated and consolidating unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such quarter and consolidated and consolidating unaudited income statements and cash flow statements for the Parent and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for such periods and, in each case, in comparative form, figures for the corresponding period in the prior Fiscal Year and in the budget for the Parent and its Subsidiaries for such fiscal quarter and year to date period, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Parent shall certify by a certificate signed by a Responsible Officer of the Parent that all such statements have been prepared in accordance with GAAP and present fairly the Parent's and each of its consolidated Subsidiaries' financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

                (c) As soon as available, but in any event not later than thirty-five (35) days after the end of each month (with respect to the third month of each fiscal quarter, not later than forty-five (45) days after the end of each such month), consolidated and consolidating unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited income statements and cash flow statements for the Parent and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparative form, figures for the corresponding period in the prior Fiscal Year and in the budget for the Parent and its Subsidiaries, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Parent shall certify by a certificate signed by a Responsible Officer of the Parent that all such statements have been prepared in accordance with GAAP and present fairly the Parent's and each of its consolidated Subsidiaries' financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

                (d) With each of the audited Financial Statements delivered pursuant to Section 5.2(a), a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

                (e) With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a) and each of the quarterly Financial Statements delivered pursuant to Section 5.2(b), a certificate of a Responsible Officer of the Parent (1) setting forth in reasonable detail
        (i) in the case of the annual audited Financial Statements delivered pursuant to Section 5.2(a), the calculations required to establish that the Loan Parties were in compliance with the covenant set forth in
        Section 7.24 during the period covered in such Financial Statements and as at the end thereof, and (ii) for purposes of determining the Applicable Margins that will be in effect for the quarterly period commencing on the first day of the first calendar month following the calendar month in which such Financial Statements are delivered to the Agent, the calculation of the Fixed Charge Coverage Ratio for the Applicable Margin Test Period ending on the last day of the fiscal quarter or Fiscal Year, as applicable, covered in such Financial Statements, (2) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date (which statement under this clause (A) shall not, for purposes solely of Section 9.1(b), be deemed made by the Parent by virtue of delivery of such certificate), and (B) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such Fiscal Year or quarter, as the case may be, (3) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (4) upon request of the Agent, explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete or that a Default or Event of Default existed or exists, such certificate shall set forth what action the applicable Loan Party has taken or proposes to take with respect thereto. Promptly (but in no event later than two (2) Business Days) after the occurrence of a Triggering Event (with respect to the initial Test Date for such Triggering Event) and on the date of each delivery of Financial Statements to the Agent pursuant to Section 5.2(c) for any fiscal month ending on any subsequent Test Date for such Triggering Event during a Trigger Event Compliance Period, a certificate of a Responsible Officer of the Parent setting forth in reasonable detail the calculations required to establish that the Loan Parties were in compliance with the covenant set forth in Section 7.25 for the Test Period applicable to such Test Date.

                (f)     No sooner than sixty (60) days and not less than fifteen
        (15) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements) for the Parent and its Subsidiaries (i) as at the end of and for each month of such Fiscal Year and (ii) as at the end of and for each Fiscal Year thereafter through and including the Fiscal Year in which the Stated Termination Date will occur.

                (g) Upon written request by the Agent, a copy of each annual report or other filing filed with the PBGC, the IRS or other Governmental Authority with respect to each Plan of the Parent or any of its Subsidiaries.

                (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all material reports, notices or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the Parent (other than routine non-material correspondence sent by shareholders of the Parent to the Parent and, in the case of correspondence sent by the Parent to holders of any equity interests of the Parent, other than correspondence not sent generally to the holders of equity interests of the Parent) or any such Subsidiary or of any Debt of the Parent or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.


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

                (i) As soon as available, but in any event not later than 30 days after the receipt thereof by the Parent or any of its Subsidiaries, a copy of all management reports and management letters prepared for the Parent or any of its Subsidiaries by any independent certified public accountants of the Parent or any of its Subsidiaries.

                (j) Promptly after becoming available, copies of any and all proxy statements, financial statements and reports which the Parent makes available to its shareholders.

                (k) If requested in writing by the Agent, promptly after filing with the IRS or similar Governmental Authority, a copy of each tax return filed by the Parent or by any of its Subsidiaries.

                (l) On a monthly basis (not later than the twentieth day after the last day of the previous month with the information thereon to be as of the last day of such previous month), a Borrowing Base Certificate for each Borrower and supporting information in accordance with Section 9 of the U.S. Security Agreement or Canadian Security Agreement, as applicable; provided, that during each Accelerated Delivery Period, each Borrower shall, if requested by the Agent, deliver a Borrowing Base Certificate and supporting information in accordance with Section 9 of the U.S. Security Agreement or Canadian Security Agreement, as applicable, to the Agent on a weekly basis (not later than the fourth Business Day after the last Business Day of the previous week with the information thereon to be as of the last Business Day of such previous week; provided, that, with respect to each such weekly Borrowing Base Certificate (other than any Borrowing Base Certificate as of the last Business Day of the last week of a month), such certificate may be based upon a rollup of receivables, sales and collections since the last Borrowing Base Certificate for such Borrower delivered under this clause (l) with inventory numbers for such Borrower to be from the Borrowing Base Certificate as of the last day of the previous month).

                (m) Promptly upon its receipt or receipt by the Canadian Borrower or any Canadian Guarantor thereof, a copy of any audited financial statements prepared for the Canadian Borrower or any Canadian Guarantor.

                (n) (i) Concurrently with delivery to the Term Loan Agent or any lender under the Term Loan Agreement, a copy of any notice, certificate or other written communication delivered to the Term Loan Agent or any such lender under the Term Loan Agreement or any related document (but only to the extent not delivered by a Loan Party to the Agent hereunder) and (ii) promptly (but in no event later than two (2) Business Days) after receipt by the Parent or any other Loan Party of any notice or other written communication (excluding payment invoices) received by the Parent or such other Loan Party from the Term Loan Agent or any such lender under the Term Loan Agreement or any related document, a copy of such notice or other communication.

                (o) No later than five (5) Business Days (or such lesser number of Business Days as agreed to by the Agent) prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Term Loan Agreement or any related document, and promptly after the execution thereof, copies of any


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

        executed amendment, supplement, waiver or other modification with respect to the Term Loan Agreement or any related document.

                (p) As promptly as practicable with respect to the period commencing on and at all times after the Closing Date relating to any of the Loan Parties, the Plan of Reorganization, the Chapter 11 Case, this Agreement, the Prepetition Credit Agreement, the Term Loan Agreement or the DIP Agreement, copies of all filings with the Bankruptcy Court or the Canadian Court by any Person, all notices of hearings, all material reports with respect to Claims (as defined in the Plan of Reorganization), all material reports from the disbursing agent, if any, under the Plan of Reorganization and copies of all other materials relating to any material matter over which the Bankruptcy Court has retained jurisdiction.

                (q) (i) Concurrently with delivery to any lender or holder of Debt under the Refinancing Term Loan Debt Agreement (or any agent or trustee therefor), a copy of any notice, certificate or other written communication delivered to any such lender, holder, agent or trustee under the Refinancing Term Loan Debt Agreement or any related document (but only to the extent not delivered by a Loan Party to the Agent hereunder) and (ii) promptly (but in no event later than two (2) Business Days) after receipt by the Parent or any other Loan Party of any notice or other written communication (excluding payment invoices) received by the Parent or such other Loan Party from any such lender, holder, agent or trustee under the Refinancing Term Loan Debt Agreement or any related document, a copy of such notice or other communication.

                (r) No later than five (5) Business Days (or such lesser number of Business Days as agreed to by the Agent) prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Refinancing Term Loan Debt Agreement or any related document, and promptly after the execution thereof, copies of any executed amendment, supplement, waiver or other modification with respect to the Refinancing Term Loan Debt Agreement or any related document.

                (s) Such information, to which the Parent or any of its Subsidiaries has reasonable access, as the Agent may from time to time reasonably request regarding the Preference Claim Litigation Trust (as defined in the Plan of Reorganization) and the actions taken or to be taken by or on behalf of such trust.

                (t) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any of its Subsidiaries.


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

                5.3 Notices to the Agent. Each Loan Party shall notify the Agent in writing (and the Agent will distribute such information to the Lenders) of the following matters at the following times:

                (a)     Promptly (but in no event later than one (1) Business
        Day) after becoming aware of any Default or Event of Default;

                (b)     Promptly (but in no event later than three (3) Business
        Days) after becoming aware of the assertion by the holder of any preferred stock or similar equity interests of the Parent or of any Subsidiary thereof or the holder of any Debt of the Parent or any Subsidiary in a face amount in excess of $1,000,000 that a default exists with respect thereto or that the Parent or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

                (c)     Promptly (but in no event later than three (3) Business
        Days) after becoming aware of any event or circumstance which could reasonably by expected to have a Material Adverse Effect;

                (d)     Promptly (but in no event later than three (3) Business
        Days) after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                (e)     Promptly (but in no event later than three (3) Business
        Days) after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim or other labor dispute affecting the Parent or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

                (f)     Promptly (but in no event later than five (5) Business
        Days) after becoming aware of any violation of any law, statute, regulation or ordinance of a Governmental Authority affecting the Parent or any of its Subsidiaries which (i) could reasonably be expected to give rise to liability of $2,500,000 or more or (ii) with respect to those liabilities identified on the Closing Date Environmental Letter, could reasonably be expected to increase the liability in respect of any of such liabilities by $2,500,000 or more;

                (g)     Promptly (but in no event later than five (5) Business
        Days) after receipt of any written notice of any violation by the Parent or any of its Subsidiaries of or any liability under any Environmental Law, or that any Governmental Authority has asserted in writing that the Parent or any Subsidiary thereof is not in compliance with any Environmental Law or is investigating the Parent's or such Subsidiary's compliance therewith which, in either case, (i) could reasonably be expected to give rise to liability of $2,500,000 or more or (ii) with respect to those liabilities identified on the Closing Date Environmental Letter, could reasonably be expected to increase the liability in respect of any such liabilities by $2,500,000 or more;


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

                (h)     Promptly (but in no event later than five (5) Business
        Days) after receipt of any written notice that the Parent or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent or any Subsidiary thereof is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, (i) could reasonably be expected to give rise to liability of $2,500,000 or more or (ii) with respect to those liabilities identified on the Closing Date Environmental Letter, could reasonably be expected to increase the liability in respect of any of such liabilities by $2,500,000 or more;

                (i)     Promptly (but in no event later than five (5) Business
        Days) after receipt of any written notice of the imposition of any Environmental Lien against any property of the Parent or any of its Subsidiaries;

                (j) Any change in a Loan Party's name as it appears in the state or other jurisdiction of its incorporation or other organization, state or other jurisdiction of incorporation or organization, type of entity, organizational identification number, locations of Collateral (other than (x) in the case of a U.S. Borrower or U.S. Guarantor, Collateral of such U.S. Borrower or U.S. Guarantor relocated to a location listed on Schedule I of the U.S. Security Agreement or a Collateral location listed on a prior written notice delivered by such U.S. Borrower or U.S. Guarantor to the Agent under this clause (j) and
        (y) in the case of the Canadian Borrower or a Canadian Guarantor, Collateral of the Canadian Borrower or such Canadian Guarantor relocated to a location listed on Schedule I of the Canadian Security Agreement or a Collateral location listed on a prior written notice delivered by the Canadian Borrower or such Canadian Guarantor to the Agent under this clause (j)), domicile or location of chief executive office, trade names (other than those trade names that are substantially similar to the legal name of such Loan Party) under which a Loan Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days (or such lesser number of days agreed to by the Agent) prior thereto;

                (k) Within ten (10) Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that an ERISA Event has occurred, and, when known, any action taken or threatened by the IRS, the DOL, the PBGC or any other Governmental Authority with respect thereto, or that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred that would be material;

                (l) Upon written request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within ten (10) Business Days after the filing thereof with the PBGC, the DOL, the IRS or under the PBA or other applicable Governmental Authority, copies of the following: (i) each annual report (Form 5500 series), including Schedule B thereto, filed with respect to each Pension Plan, and in the case of any Plan governed by the PBA, each report, valuation, request for amendment, whole or partial withdrawal or termination or other variation, (ii) a copy of each funding waiver request filed with respect to any Pension Plan and all


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

        communications received by any Loan Party or any ERISA Affiliate from the PBGC, the DOL, the IRS or other Governmental Authority with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL, the IRS, under the PBA or with any other Governmental Authority with respect to each Pension Plan by any Loan Party or any ERISA Affiliate;

                (m) Upon written request, copies of each actuarial report for any Plan or Multi- employer Plan and annual report for any Multi-employer Plan; and within ten (10) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's or other Governmental Authority's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any unfavorable determination letter from the IRS or other Governmental Authority regarding the qualification of a Plan under Section 401(a) of the Code, or the registration of a Plan under the PBA or other applicable laws; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

                (n) Within ten (10) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase the Loan Parties' aggregate annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Pension or Multi-employer Plan or the commencement of contributions to any Pension or Multi-employer Plan to which any Loan Party or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Loan Party or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code or other applicable laws on or before the due date for such installment or payment;

                (o) Within ten (10) Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan or Pension Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC or other Governmental Authority has instituted proceedings to terminate a Multi-employer Plan or Pension Plan; and

                (p)     Promptly (but in no event later than two (2) Business
        Days) after becoming aware of any failure by the Canadian Borrower or any other Canadian Subsidiary to make when due a required installment or other required payment under the PBA or other applicable law with respect to a Plan of the Canadian Borrower or such other Canadian Subsidiary.

                Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the applicable Loan Party, its Subsidiary or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.


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

                                    ARTICLE 6

                     GENERAL WARRANTIES AND REPRESENTATIONS
                     --------------------------------------

                Each Loan Party warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:

                6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Such Loan Party has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur and/or guaranty, as applicable, the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral in which it has an interest. Such Loan Party has taken all necessary action (including obtaining approval of its stockholders or other equityholders if necessary) to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by such Loan Party, and constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms (except as such enforceability may be subject to bankruptcy, insolvency, moratorium, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally and except as the same may be subject to the effect of general principles of equity). Such Loan Party's execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Loan Party or any of its Subsidiaries (other than Liens granted by such Loan Party under any of the Loan Documents), by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture or instrument to which such Loan Party or any of its Subsidiaries is a party or which is binding upon it or any of its Subsidiaries,
(b) any Requirement of Law applicable to such Loan Party or any of its Subsidiaries, or (c) the certificate or articles of incorporation, by-laws or the limited liability company or limited partnership agreement or other organizational documents of such Loan Party or any of its Subsidiaries.

                6.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Mortgage(s) and the other Loan Documents to which such Loan Party is a party create legal and valid Liens on all Collateral in which it has an interest in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and upon the filing by the Agent of Uniform Commercial Code financing statements, similar filings under applicable Canadian law, Mortgages and security documents relating to Proprietary Rights in the appropriate governmental filing office, possession by the Agent of Collateral which can be perfected by possession only and "control" by the Agent of any deposit accounts located in the United States (it being agreed by the parties hereto that the Agent shall not be obtaining "control" of all deposit accounts of the Loan Parties located in the United States), such Liens shall (to the extent the applicable foregoing required action has been taken with respect to such Liens in the relevant Collateral) constitute perfected and continuing Liens on all such Collateral, having priority over all other Liens on such Collateral, except for those Liens identified in clauses (c), (d), (e), (h) and (i) of the definition of Permitted Liens, securing all the Obligations and enforceable against such Loan Party and all third parties.


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

                6.3 Organization and Qualification. Such Loan Party (a) is duly organized, incorporated or amalgamated, as the case may be, and validly existing in good standing under the laws of the state or province of its organization, incorporation or amalgamation, as the case may be, (b) is qualified to do business and is in good standing in the jurisdictions set forth in Schedule 6.3, which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business except to the extent failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.

                6.4 Corporate Name; Prior Transactions. Except as otherwise disclosed on Schedule 6.4, such Loan Party has not, during the past five (5) years, been known by or used any other corporate or fictitious name (other than a fictitious name substantially similar to such Loan Party's corporate name), or been a party to any merger, consolidation or amalgamation, or acquired all or substantially all of the assets of any Person, or, to the best of its knowledge, acquired any of its property outside of the ordinary course of business.

                6.5 Subsidiaries and Affiliates. Schedule 6.5 is a correct and complete list, as of the Closing Date, of the name and relationship to such Loan Party of each and all of such Loan Party's Subsidiaries and other Affiliates (other than Angelo Gordon & Co. and any of its Affiliates which are not Loan Parties or any Subsidiary of a Loan Party). Each Subsidiary of such Loan Party is (a) duly incorporated, organized or amalgamated, as the case may be, and validly existing in good standing under the laws of its state or province of incorporation, organization or amalgamation, as the case may be, set forth on Schedule 6.5, (b) in the case of a Domestic Subsidiary, qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, assets, property, liabilities or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

                6.6     Financial Statements and Projections.

                (a) The Loan Parties have delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its consolidated Subsidiaries as of December 31, 2002, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent's independent certified public accountants, Deloitte & Touche LLP. The Loan Parties have also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Parent and its consolidated Subsidiaries as of and for the period ended June 30, 2003. Such financial statements are attached hereto as Exhibit C. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended, subject, in the case of the interim financial statements, to normal year-end adjustments.


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

                (b) The Latest Projections when submitted to the Agent as required herein represent the Loan Parties' reasonable good faith estimate at the time delivered of the future financial performance of the Parent and its consolidated Subsidiaries for the periods set forth therein and have been prepared on the basis of the assumptions set forth therein, which such Loan Party believes at the time submitted to the Agent are fair and reasonable in light of current and reasonably foreseeable business conditions.

                (c) The pro forma consolidated and consolidating balance sheets of the Loan Parties as at June 30, 2003, attached hereto as Exhibit C, present fairly and accurately the Loan Parties' consolidated and consolidating financial conditions as at such date after giving effect to and as if the transactions contemplated by the Plan of Reorganization to occur on the Effective Date (including, in any event, the Restructuring Transactions, as defined therein) had occurred on June 30, 2003 and the Closing Date had been such date, and has been prepared in accordance with GAAP.

                6.7 Capitalization. On the Closing Date, the authorized capital stock or other equity interests of each Loan Party are set forth on
Schedule 6.7, and all such issued shares or other equity interests are validly issued and outstanding, fully paid and non-assessable and are owned beneficially and of record by the Persons listed on Schedule 6.7. Other than as set forth on
Schedule 6.7, neither such Loan Party (other than the Parent) nor any of its wholly-owned direct or indirect Subsidiaries is a party to any agreement granting to any Person any stock appreciation or other similar right with respect to any of the shares of capital stock or other equity interests of such Loan Party or any such Subsidiary. Other than as set forth on Schedule 6.7, there are no outstanding warrants, options, rights, agreements, convertible or exchangeable securities or other commitments pursuant to which such Loan Party (other than the Parent) or any of its wholly-owned direct or indirect Subsidiaries is or may become obligated to issue, sell, purchase, return or redeem any shares of the capital stock or other securities or equity interests of such Loan Party or any such Subsidiary.

                6.8 Solvency. Each of the Loan Parties is Solvent after giving effect to the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.

                6.9 Debt. After giving effect to the making of the Revolving Loans to be made on the Closing Date, such Loan Party and its Subsidiaries will have no Debt on the Closing Date, except (a) the Obligations, (b) Debt described on Schedule 6.9 and (c) Debt under the Term Loan Agreement in an aggregate principal amount not exceeding $250,000,000.

                6.10    [Intentionally Omitted].

                6.11 Real Estate; Leases. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by such Loan Party, all leases and subleases of real or personal property held by such Loan Party as lessee or sublessee (other than the lease of any item of personal property as to which such Loan Party is lessee or sublessee for which the value of such item of personal property is less than $1,000,000), and all leases and subleases of real or personal property held by such Loan Party as lessor or sublessor (other than the lease or sublease of any item of real or personal property as to which such Loan Party is lessor or sublessor for which the value of such item of property is less than $1,000,000). Each of such listed leases and subleases is valid and enforceable as of the Closing Date (at all times while in effect, in the case of the ground lease with respect to the Real Estate in Defiance, Ohio) in accordance with its terms (except as such enforceability may be subject to bankruptcy, insolvency, moratorium, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally and except as the same may be subject to the effect of general principles of equity) and is in full force and effect, and to the best of such Loan Party's knowledge, as of the Closing Date no default by any party to any such material lease or sublease exists. As of the Closing Date, such Loan Party has good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by such Loan Party or valid leasehold interests in all Real Estate designated therein as "leased" by such Loan Party, and such Loan Party has good, indefeasible, and merchantable title to all of its other property reflected on the December 31, 2002 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business (other than as disclosed in the Disclosure Statement filed with the Plan of Reorganization in the Bankruptcy Court) since the date thereof, free of all Liens except Permitted Liens.

                6.12 Proprietary Rights. Schedule 6.12 sets forth, as of the Closing Date, a correct and complete list of all of such Loan Party's Proprietary Rights consisting of registered intellectual property. As of the Closing Date, none of the Proprietary Rights owned by such Loan Party is subject to any material licensing agreement or similar arrangement except as set forth on Schedule 6.12. To the best of such Loan Party's knowledge, (a) none of the Proprietary Rights owned by such Loan Party infringes on or conflicts with any other Person's intellectual property, and (b) no other Person's intellectual property infringes on or conflicts with the Proprietary Rights, in each instance, except where such infringement could not reasonably be expected to have a Material Adverse Effect. The Proprietary Rights described on Schedule
6.12 constitute all of the property of such type necessary to the current conduct of such Loan Party's business.

                6.13 Trade Names. All trade names (other than those trade names that are substantially similar to the legal name of such Loan Party) or styles under which such Loan Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on
Schedule 6.13, as such Schedule may be updated by such Loan Party from time to time.

                6.14 Litigation. Except as set forth on Schedule 6.14, there is no pending, or to the best of such Loan Party's knowledge threatened, action, suit, proceeding or counterclaim by any Person, or to the best of such Loan Party's knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which, in each case, could reasonably be expected to have a Material Adverse Effect.

                6.15 Labor Disputes. Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of such Loan Party, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of such Loan Party or for any similar purpose, and (d) there is no pending or (to the best of such Loan Party's knowledge) threatened, strike, work stoppage, material


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

unfair labor practice claim, or other material labor dispute against or affecting such Loan Party or its Subsidiaries or their employees.

                6.16 Environmental Laws. Except as otherwise disclosed in the Closing Date Environmental Letter:

                (a) Such Loan Party and its Subsidiaries have complied in all material respects with all Environmental Laws and neither such Loan Party nor any of its Subsidiaries nor any of their presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) noncompliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant, except for instances of noncompliance, enforcement orders and liability agreements which are not reasonably expected to result in liability, in the aggregate for all Loan Parties and their respective Subsidiaries, of greater than the Environmental Liability Threshold Amount for all such matters.

                (b) Such Loan Party and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws or have applied for renewals/transfers of such permits as required by applicable Environmental Laws and on a timely basis, and all such permits are in good standing and such Loan Party and its Subsidiaries are in material compliance with all terms and conditions of such permits.

                (c) Neither such Loan Party nor any of its Subsidiaries, nor, to the best of such Loan Party's knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste, except for violations which are not reasonably expected to result in liability, in the aggregate for all Loan Parties and their respective Subsidiaries, of greater than the Environmental Liability Threshold Amount for all such violations.

                (d) Neither such Loan Party nor any of its Subsidiaries has received any summons, complaint, writ, order or similar written notice indicating that it is not currently in material compliance with Environmental Laws; neither such Loan Party nor any of its Subsidiaries has received written notice that any Governmental Authority is investigating its compliance with any Environmental Laws; or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant, except for those which are not reasonably expected to result in liability, in the aggregate for all Loan Parties and their respective Subsidiaries, of greater than the Environmental Liability Threshold Amount for all such matters.

                (e) Neither such Loan Party nor any of its Subsidiaries has received written notice that its present or past operations are the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant, except for investigations which are not reasonably expected to result in liability,


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

        in the aggregate for all Loan Parties and their respective Subsidiaries, of greater than the Environmental Liability Threshold Amount for all such investigations.

                (f) In addition to that described in the Closing Date Environmental Letter, there is not now, nor to the best of such Loan Party's knowledge has there ever been on or in the Real Estate, except for matters involving the following which are not reasonably expected to result in liability, in the aggregate for all Loan Parties and their respective Subsidiaries, in excess of $3,000,000 for all such matters (other than ordinary course maintenance expenses in connection with surface impoundments):

                        (1) any underground storage tanks or surface impoundments,

                        (2)     any asbestos-containing material, or

                        (3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

                (g) Neither such Loan Party nor any of its Subsidiaries has entered into any settlement agreements with any Person (including the prior owner of its property or any Governmental Authority) imposing material obligations or liabilities on such Loan Party or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                (h) None of the products manufactured, distributed or sold by such Loan Party or any of its Subsidiaries contain asbestos-containing material.

                (i)     No Environmental Lien has attached to any of the Real
        Estate.

                6.17 No Violation of Law. Neither such Loan Party nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order or decree applicable to it, which violation could reasonably be expected to have a Material Adverse Effect.

                6.18 No Default. Neither such Loan Party nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Loan Party or any of its Subsidiaries is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

                6.19    ERISA Compliance. Except as specifically disclosed in
Schedule 6.19:

                (a) Each Plan which is subject to or governed by ERISA or the Code is in compliance with the applicable provisions of ERISA, the Code and other federal or state law, except as would not reasonably be expected to have a Material Adverse Effect. Each Plan which is subject to or governed by the PBA is in compliance with the applicable provisions of the PBA and other federal or provincial law, except as would not reasonably be expected to have a Material Adverse Effect. Each Plan which is intended to qualify under
        Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of such Loan Party, nothing has occurred which would cause the loss of such qualification. The Parent, each of its Subsidiaries and each ERISA Affiliate has made all required contributions to any Plan when due, and no application for a funding waiver or an extension of any amortization period has been made with respect to any Plan, except as would not reasonably be expected to have a Material Adverse Effect.

                (b) There are no pending or, to the best knowledge of such Loan Party, threatened claims, actions or lawsuits or action by any Governmental Authority with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) none of the Loan Parties, any of their Subsidiaries or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) none of the Loan Parties, any of their Subsidiaries or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
        Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; (v) none of the Loan Parties, any of their Subsidiaries or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and (vi) no Lien has arisen in respect of the Canadian Borrower or any other Canadian Subsidiary or its property in connection with any Plan (save for contribution amounts not yet due). No Loan Party has any liability with respect to any pension plan of a Non-Loan Party.

                6.20 Taxes. Such Loan Party and its Subsidiaries have filed all federal (both United States and Canada), state, provincial and other material tax returns (including material foreign tax returns) and reports required to be filed (or extensions permitted under applicable law have been timely obtained with respect thereto), and have paid all federal (both United States and Canada), state, provincial and other material taxes (including material foreign taxes), assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except for non-payment of any such taxes, assessments, fees and other governmental charges permitted by Section 7.1.

                6.21 Regulated Entities. None of the Loan Parties, any Person controlling any of the Loan Parties, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither such Loan Party nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.


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

                6.22 Use of Proceeds; Margin Regulations. The proceeds of the Revolving Loans made on the Closing Date are to be used solely to repay all amounts owing under the DIP Agreement and to provide funds in connection with the implementation of the Plan of Reorganization; and thereafter proceeds of the Revolving Loans are to be used for working capital and general corporate purposes of the Loan Parties permitted hereunder. Neither such Loan Party nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                6.23 Copyrights, Patents, Trademarks, etc. Such Loan Party owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person (other than conflicts that could not reasonably be expected to have a Material Adverse Effect). To the best knowledge of such Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed by such Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person, except for infringements that could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of such Loan Party, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of such Loan Party, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                6.24 No Material Adverse Change. No Material Adverse Effect has occurred since the latest date of the Financial Statements delivered to the Agent.

                6.25 Full Disclosure. None of the representations or warranties made by such Loan Party or any of its Subsidiaries in any of the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of such Loan Party or any of its Subsidiaries in connection with any of the Loan Documents (including the offering and disclosure materials delivered by or on behalf of such Loan Party to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                6.26 Material Agreements. Schedule 6.26 hereto sets forth as of the Closing Date all agreements and contracts to which such Loan Party is a party or is bound as of the date hereof that are material (in the Parent's reasonable judgment) to any business segment of the Parent and its Subsidiaries.


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

                6.27 Bank Accounts. Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by such Loan Party with any bank or other financial institution.

                6.28 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party or any of its Subsidiaries of this Agreement or any other Loan Document, except for those which have been obtained and are in full force and effect.

                6.29 Reorganization Matters. Attached hereto as Exhibit G is a copy of the Confirmation Order confirming the Plan of Reorganization and attached hereto as Exhibit H is a copy of the Confirmation Recognition Order confirming the Plan of Reorganization as it relates to the Canadian Borrower, and none of the Plan of Reorganization, the Confirmation Order or the Confirmation Recognition Order have been amended or modified without the prior written consent of the Agent and the Required Lenders and no conditions contained therein have been waived by any one or more of the Loan Parties without the prior written consent of the Agent and the Required Lenders and such orders have become Final Orders. Simultaneously with the making of the initial Revolving Loans and the issuance of Letters of Credit on the Closing Date, the Effective Date (and the Restructuring Transactions, as defined in the Plan of Reorganization, except as disclosed in writing to the Agent prior to the Closing
Date) shall have occurred and the Plan of Reorganization will be substantially consummated. The estimate of cash payments to be made by the Parent and its applicable Subsidiaries under the Plan of Reorganization as set forth in the Disclosure Statement filed in the Bankruptcy Court with the Plan of Reorganization is true and correct in all material respects.

                6.30 Dissolved Subsidiaries. Each of HN Investment Holdings Inc., Reheis International Inc., PCT Mexico Corporation and Electronic Interconnect Systems, Inc. shall have been either dissolved on the Closing Date or merged into a Loan Party on the Closing Date, all in accordance with the Plan of Reorganization.

                                    ARTICLE 7

                       AFFIRMATIVE AND NEGATIVE COVENANTS
                       ----------------------------------

                Each Loan Party covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

                7.1 Taxes and Other Obligations. Such Loan Party shall, and shall cause each of its Subsidiaries to, (a) file when due all federal (both United States and Canada), provincial, state and other material tax returns (including material foreign tax returns) and reports which it is required to file; (b) pay, or provide for the payment, when due, of all federal (both United States and Canada), provincial, state and other material taxes (including material foreign taxes), fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and
(c) pay when


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

due all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons; provided, however, so long as such Loan Party has notified the Agent in writing (it being agreed that no such notice shall be required if the relevant tax, fee, assessment, other governmental charge or claim is not material), neither such Loan Party nor any of its Subsidiaries need pay any such tax, fee, assessment, other governmental charge or claim (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Loan Party or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

                7.2 Legal Existence and Good Standing. Such Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect. The Parent shall satisfy the Agent, within 45 days of the Closing Date, of the corporate power and authority of Krone Optical Systems Inc. to guarantee the Obligations of the other Borrowers.

                7.3 Compliance with Law and Agreements; Maintenance of Licenses. Such Loan Party shall comply, and shall cause each of its Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards
Act), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Such Loan Party shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Such Loan Party shall not modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement, its limited partnership agreement or other organizational documents, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

                7.4     Maintenance of Property; Inspection of Property.

                (a) Such Loan Party shall, and shall cause each of its Subsidiaries to, maintain all of its material property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

                (b) Such Loan Party shall permit representatives and independent contractors of the Agent (at the expense of the Loan Parties not to exceed four (4) times per year unless an Event of Default has occurred and is continuing) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Loan Party; provided, however, when an Event of Default exists, the Agent may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice. Any amounts payable by any of the U.S. Borrowers, U.S. Guarantors or the Canadian Borrower


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

to the Agent or any Lender pursuant to this Section 7.4(b) shall be the joint and several obligation of the U.S. Borrowers, the U.S. Guarantors and the Canadian Borrower.

                7.5     Insurance.

                (a) Such Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A+ or better (A or better for those insurers providing excess, and not primary, coverage) by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, in amounts and under policies reasonably acceptable to the Agent and the Required Lenders; provided, that no property or business interruption insurance shall be required with respect to the Delaware Valley facility located in North Claymont, Delaware and Marcus Hook, Pennsylvania. Without limiting the foregoing, in the event that any improved Real Estate of such Loan Party covered by a Mortgage or any other Real Estate of such Loan Party on which Inventory or Equipment of such Loan Party is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area ("SFHA"), such Loan Party shall purchase and maintain flood insurance on the improved Real Estate of such Loan Party and any Equipment and Inventory located on such Real Estate. The amount of said flood insurance will be reasonably acceptable to the Agent, and shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. Such Loan Party shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

                (b) Such Loan Party shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and loss payee (as its or their interests may appear) or additional insured, in a manner reasonably acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever (other than for nonpayment of premiums, in which case not less than ten (10) days' prior written notice is sufficient) and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Loan Party or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by such Loan Party when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If any Loan Party fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans.


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

                7.6 Insurance and Condemnation Proceeds. Such Loan Party shall promptly notify the Agent and the Lenders of any loss, damage or destruction to Collateral having a value in excess of $500,000 per casualty, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral and other assets of such Loan Party directly and to apply them to the Obligations in the order set forth in Section 3.7. In the event that any Loan Party shall receive any such insurance or condemnation proceeds in excess of $100,000 (in any amount if there exists a Default or Event of Default), such Loan Party shall promptly remit such proceeds to the Agent to be applied to the Obligations as aforesaid.

                7.7     Environmental Laws.

                (a) Such Loan Party shall, and shall cause each of its Subsidiaries to, conduct its business in material compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage and disposal of any Contaminant. Such Loan Party shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall, upon the Agent's request, report to the Agent on such response.

                (b) Without limiting the generality of the foregoing, each Loan Party shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of any (i) material non-compliance situation or (ii) site where remediation is being required by a Governmental Authority or other Person that
(A) could reasonably be expected to give rise to liability of $2,500,000 or more or (B) with respect to those liabilities identified on the Closing Date Environmental Letter, could reasonably be expected to increase the liability in respect of any of such liabilities by $2,500,000 or more. The Agent or any Lender may request copies of technical reports prepared by any Loan Party or any of its Subsidiaries and its written communications with any Governmental Authority to determine whether such Loan Party or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any such material non-compliance or remediation referenced in clause (ii)(A) or (B) of the first sentence of this subsection (b). Each Loan Party shall, at the Agent's or the Required Lenders' written reasonable request and at such Loan Party's expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where such material non-compliance with Environmental Laws has occurred and prepare and deliver to both such Loan Party and the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any material non-compliance described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the material non-compliance, or the response thereto or the estimated costs thereof, shall increase in any significant respect.

                (c)     With respect to any event described in clause (i) or
(ii) of the first sentence of subclause (b) above, the Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of any of the Loan Parties is located for the purposes of observing the Real Estate and to request any Loan Party to conduct tests on any part of the Real Estate. The Agent is under no duty, however, to visit or observe any of the Real Estate or to request tests as provided above, and any such acts by the Agent will be solely for the purposes of


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

protecting the Agent's Liens and preserving the Agent and the Lenders' rights under the Loan Documents. No site visit or observation by the Agent or by any of the Lenders will result in a waiver of any default of any Loan Party or impose any liability on the Agent or any of the Lenders. In no event will any site visit or observation by the Agent be a representation that hazardous substances are or are not present in, on or under any of the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither such Loan Party nor any other party is entitled to rely on any site visit or observation by the Agent. The Agent and the Lenders owe no duty of care to protect any Loan Party or any other party against, or to inform any Loan Party or any other party of, any hazardous substances or any other adverse condition affecting any of the Real Estate. The Agent may in its discretion disclose to the applicable Loan Party or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent. If the Agent is requested to disclose any such report or finding to any third party, then the Agent shall endeavor to give the applicable Loan Party prior notice of such disclosure and afford such Loan Party the opportunity to object or defend against such disclosure at its own and sole cost; provided, that the failure of the Agent to give any such notice or afford such Loan Party the opportunity to object or defend against such disclosure shall not result in any liability to the Agent. Each Loan Party understands and agrees that the Agent makes no warranty or representation to any Loan Party or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. Each Loan Party also understands that depending on the results of any site visit, observation or testing by the Agent and disclosed to such Loan Party, such Loan Party may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by such Loan Party without advice or assistance from the Agent. In each instance, the Agent will give such Loan Party reasonable notice before entering any of the Real Estate or any other place the Agent is permitted to enter under this Section 7.7(c) and, absent the continuance of an Event of Default, such visit shall only be made during normal business hours. The Agent will make commercially reasonable efforts to avoid interfering with such Loan Party's use of the Real Estate or any other property in exercising any rights provided hereunder.

                (d) The parties hereto acknowledge and agree that, with respect to environmental matters, this Section 7.7 shall control over Section 7.3.

                7.8 Compliance with ERISA. Such Loan Party shall, and shall cause each of its Subsidiaries and ERISA Affiliates to: (a) maintain each Plan which is subject to or governed by ERISA or the Code in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law and maintain each Plan which is subject to or governed by the PBA in compliance in all material respects with the applicable provisions of the PBA and other federal or provincial law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code;
(d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and (f) with respect to any Plan of the Canadian Borrower or any other Canadian Subsidiary, not permit any Lien to arise or exist in connection with such Plan (save for contributions not yet due); provided, that nothing contained in this Agreement shall prevent any Loan Party from "freezing" any Pension Plan or terminating any Plan that is not a Pension Plan.


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

                7.9     Landlord Waivers and Bailee Letters.

                (a) Such Loan Party shall use its reasonable commercial efforts to obtain and deliver to the Agent prior to or promptly after the Closing Date consents, landlord waivers and bailee letters, in form and substance reasonably satisfactory to the Agent, duly executed by, as appropriate, the landlords of each of the premises leased by such Loan Party on the Closing Date at which (for any such premises) Collateral is located on the Closing Date having an aggregate value in excess of $250,000 ($100,000 in the case of Inventory or Equipment included in the Borrowing Base of any Borrower) and by the public warehousemen at whose warehouses any Collateral pledged by such Loan Party is located on the Closing Date.

                (b) Such Loan Party shall use its reasonable commercial efforts to obtain and deliver to the Agent consents, landlord waivers and bailee letters, in form and substance reasonably satisfactory to the Agent, duly executed by, as appropriate, the landlords of each of the premises leased by such Loan Party after the Closing Date at which (for any such premises) Collateral is located after the Closing Date having an aggregate value in excess of $250,000 ($100,000 in the case of Inventory or Equipment included in the Borrowing Base of any Borrower) and by the public warehousemen at whose warehouses any Collateral pledged by such Loan Party is located after the Closing Date, not later than 30 days after executing such lease or locating Collateral at such warehouse.

                7.10 Amendments to Term Loan Agreement and Related Documents. Neither such Loan Party nor any of its Subsidiaries shall, directly or indirectly, amend, modify, supplement, waive compliance with or consent to any departure from any provision of the Term Loan Agreement or any document or instrument executed and/or delivered in connection therewith if such amendment, modification, supplement, waiver or consent would have the effect of (i) increasing the principal amount of the Debt owing under the Term Loan Agreement or advancing the maturity date or any payment date of principal of any such Debt, (ii) imposing any additional event of default, right of acceleration, obligation, restriction, covenant or condition upon any Loan Party or any of its Subsidiaries, (iii) changing in a manner more adverse to any Loan Party or any of its Subsidiaries than that existing on the Closing Date any event of default, covenant, restriction or condition or (iv) further restricting the ability of any Loan Party or any of its Subsidiaries to amend, modify, supplement, waive compliance with or consent to noncompliance with any term, provision or condition of any Loan Document.

                7.11 Mergers, Consolidations or Sales. Neither such Loan Party nor any of its Subsidiaries shall enter into any transaction of merger, amalgamation, reorganization or consolidation, or transfer, sell, assign, lease or otherwise dispose of (each, a "Transfer") all or any part of its property, or issue or otherwise sell or transfer any equity interests in such Loan Party or any of its Subsidiaries, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except:

                        (i) for sales of Inventory in the ordinary course of its business;


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

                        (ii) for sales or other dispositions of Equipment by one or more Loan Parties in the ordinary course of business that are obsolete or no longer useable by the applicable Loan Party in its business with an orderly liquidation value not to exceed $1,000,000 in the aggregate for all Loan Parties in any Fiscal Year;

                        (iii) for issuances of equity interests in the Parent as contemplated by the Plan of Reorganization;

                        (iv) for the Restructuring Transactions (as defined in the Plan of Reorganization) on the Effective Date;

                        (v) for sales or other dispositions of Fixed Assets by any Non-Loan Party in the ordinary course of business that is obsolete or no longer useable by such Non-Loan Party in its business;

                        (vi) for transfers of equity interests owned by a Wholly-Owned Non-Loan Party to another Wholly-Owned Non-Loan Party;

                        (vii) for issuances by the Parent for cash of Permitted Parent Equity;

                        (viii) for (A) transfers of equity interests in a Subsidiary Guarantor (other than a Canadian Guarantor) by a Loan Party (other than a Canadian Guarantor) to another Loan Party (other than a Canadian Guarantor) and (B) transfers of equity interests in a Canadian Guarantor by a Loan Party to another Loan Party, in each instance under clause (A) or (B), on terms and conditions satisfactory to the Agent after consultation with the Lenders (including, without limitation, that the equity interests subject to any such transfer shall continue to be subject to the Agent's Liens on such equity interests in effect immediately prior to such transfer);

                        (ix) for Transfers of property between Loan Parties (other than any of the Canadian Guarantors, in each instance, either as transferor or transferee); provided, that (1) any property subject to such Transfer shall continue to be subject to the Agent's Liens on such property in effect immediately prior to such Transfer, (2) neither Holding Company shall be a transferee of property under any such Transfer, other than (x) of property (not constituting Accounts, Inventory, Borrowing Base Real Estate or Equipment included in the Borrowing Base of any Borrower immediately prior to such Transfer) having an aggregate value not exceeding $100,000 during the term of this Agreement and (y) in the case of GenTek Holding Corporation only, of cash pursuant to the ordinary course cash management system of the Parent and its Subsidiaries in effect immediately prior to the Effective Date and consistent with historic practice and the requirements of the U.S. Security Agreement, (3) the Parent delivers to the Agent written notice of the intended Transfer not less than three (3) Business Days prior to the consummation of such Transfer (other than with respect to Transfers referred to in clauses (2)(x) and (y) above, for which no prior notice shall be required), (4) if a Borrower shall be transferring to a Loan Party that is not a Borrower any property consisting of Accounts, Inventory, Borrowing Base Real Estate or


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        Equipment, in each instance, which was included in the Borrowing Base of such transferring Borrower immediately prior to such Transfer, then on the date, if any, after the consummation of such Transfer that the Agent receives written notice from the Parent of the consummation of such Transfer, the transferee Loan Party shall become (and hereby agrees that it shall be) a "Borrower" hereunder with all the rights and obligations of a Borrower hereunder and (5) if the transferor Loan Party is a Borrower, then immediately after giving effect to such Transfer, the portion of the Aggregate U.S. Revolver Outstandings relating to extensions of credit made to or for the account of such Borrower shall be less than or equal to the lesser of (x) the Borrowing Base of such Borrower and (y) the Maximum U.S. Revolver Amount minus the portion of the Aggregate U.S. Revolver Outstandings relating to extensions or credit made to or for the account of the other U.S. Borrowers;

                        (x) for the sale at fair market value of those parcels of Real Estate (not constituting Borrowing Base Real Estate) disclosed to the Agent and the Lenders in writing prior to the Closing Date and the sale at fair market value of General Chemical Performance Product LLC's 49% joint venture interest in Esseco General Chemical LLC; provided, that not less than 75% of the consideration for each such sale shall be paid in cash upon the consummation of such sale;

                        (xi) for the sale or other disposition of Equipment located at the Delaware Valley Facility in North Claymont, Delaware and Marcus Hook, Pennsylvania;

                        (xii) for mergers between Wholly-Owned Non-Loan Parties, Transfers of property between Wholly-Owned Non-Loan Parties and the winding up, liquidation or dissolution of a Non-Loan Party (other than Waterside Urban Renewal Corporation);

                        (xiii) for (A) the merger of any Wholly-Owned Loan Party (other than a Borrower or GenTek Holding Corporation) that is a Domestic Subsidiary with or into another Wholly-Owned Loan Party (other than a Borrower or GenTek Holding Corporation) that is a Domestic Subsidiary, or the winding up, liquidation or dissolution of a Wholly-Owned Loan Party (other than a Borrower or GenTek Holding Corporation) that is a Domestic Subsidiary, (B) the merger of any Wholly-Owned Loan Party that is a Domestic Subsidiary (including such a Loan Party that is a Borrower) into a Borrower (other than the Canadian Borrower) with such Borrower being the survivor of such merger, or the winding up, liquidation or dissolution of a Wholly-Owned Loan Party (including such a Loan Party that is a Borrower) that is a wholly-owned direct Subsidiary of a Borrower (other than the Canadian Borrower) into such Borrower, and (C) the merger of any Wholly-Owned Loan Party that is a Subsidiary of the Canadian Borrower into the Canadian Borrower with the Canadian Borrower being the survivor of such merger, or the winding up, liquidation or dissolution of a Wholly-Owned Loan Party that is a wholly-owned direct Subsidiary of the Canadian Borrower into the Canadian Borrower, or the sale or transfer of all or any part of the business, property or assets of a Wholly-Owned Loan Party that is a Subsidiary of the Canadian Borrower to the Canadian Borrower;


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                        (xiv)   for the sale of all of the equity interests in
        one or more of the three Loan Parties disclosed to the Agent and the Lenders in writing prior to the Closing Date or of all or substantially all of the assets of one or more of such Loan Parties (in either instance, only if such Loan Party was not a party to a Transfer or merger with another Loan Party occurring on or after the Closing Date, other than as part of the Restructuring Transactions (as defined in the Plan of Reorganization) on the Effective Date); provided, that (A) the aggregate consideration for all such sales (including, without limitation and in any event, the aggregate amount of Debt and other obligations assumed in connection therewith and the aggregate amount of Debt owed by each such Loan Party being sold as of the respective time of sale which is not paid in full at the time of such sale) shall not exceed $50,000,000, (B) each such sale shall be at fair market value (as evidenced by, if requested by the Agent, a fairness opinion, in form and substance reasonably satisfactory to the Agent, from an investment bank reasonably satisfactory to the Agent) and not less than 75% of the consideration for each such sale shall be paid in cash upon the consummation of such sale, (C) the aggregate Sold Loan Party EBITDA Amount for all such sales shall not be greater than $8,000,000 and the aggregate Sold Loan Party Revenue Amount for all such sales shall not be greater than $65,000,000, (D) at the time of each such sale and immediately after giving effect thereto, there shall exist no Default or Event of Default, (E) without limiting Section 3.3(a), the Borrowers shall have timely made the prepayment required under such Section with respect to such sale, and (F) if the Loan Party being sold was a Borrower immediately prior to its sale, all Revolving Loans made to such Loan Party, all interest owing thereon, all fees owing with respect to Letters of Credit issued for the account of such Loan Party and all other Obligations owing by such Loan Party shall have been paid in full in cash and all Letters of Credit issued for the account of such Loan Party shall have been returned and cancelled (other than those Letters of Credit (i) constituting an Allocated Letter of Credit for which immediately upon the sale of such Loan Party (and the reallocation of such Allocated Letter of Credit among the Allocated Borrowers therefor (other than the Loan Party being sold) based upon the respective allocations therefor of such remaining Allocated Borrowers immediately prior to such sale, which reallocation shall be deemed to automatically occur immediately upon such sale) (1) the portion of the Aggregate U.S. Revolver Outstandings relating to extensions of credit made to or for the account of each U.S. Borrower shall be less than or equal to the lesser of (x) the Borrowing Base of such U.S. Borrower and (y) the Maximum U.S. Revolver Amount minus the portion of the Aggregate U.S. Revolver Outstandings relating to extensions or credit made to or for the account of the other U.S. Borrowers and (2) the Aggregate Canadian Revolver Outstandings shall be less than or equal to the lesser of (x) the Borrowing Base of the Canadian Borrower and (y) the Maximum Canadian Revolver Amount or (ii) for which the Agent has received a standby letter of credit (a "Loan Party Sale Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or the related Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Loan Party Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the applicable Lenders for payments to be made by the Agent and such Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support (such Loan Party Sale Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the


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        Agent and the applicable Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding);

                        (xv) for the lease or sublease by any Loan Party, as lessor or sublessor, of any Real Estate of such Loan Party not used in the business of such Loan Party; provided, that no Borrowing Base Real Estate may be leased to another Person unless and until (i) the Parent notifies the Agent in writing that the relevant Loan Party intends to lease such Borrowing Base Real Estate (at which time and at all times thereafter, and notwithstanding anything herein to the contrary, such Borrowing Base Real Estate shall not be included in the Borrowing Base of any Borrower) and (ii) after giving effect to the exclusion of such Borrowing Base Real Estate from the Borrowing Base of the relevant Borrower, (1) if such Borrower is a U.S. Borrower, the portion of the Aggregate U.S. Revolver Outstandings relating to extensions of credit made to or for the account of such Borrower shall be less than or equal to the lesser of (x) the Borrowing Base of such Borrower and (y) the Maximum U.S. Revolver Amount minus the portion of the Aggregate U.S. Revolver Outstandings relating to extensions or credit made to or for the account of the other U.S. Borrowers and (2) if such Borrower is the Canadian Borrower, the Aggregate Canadian Revolver Outstandings shall be less than or equal to the lesser of (x) the Borrowing Base of the Canadian Borrower and (y) the Maximum Canadian Revolver Amount;

                        (xvi) for the exchange on or about the Closing Date between Prestolite Wire Corporation and Krone Digital Communications Inc. of certain Equipment identified to the Agent having, as to each transferor's Equipment, an orderly liquidation value (as determined by recent appraisals) of approximately $600,000; and

                        (xvii) for other sales of property (excluding in any event sales of equity interests) by a Loan Party or any of its Subsidiaries not necessary for the conduct or operation of any Loan Party or any of its Subsidiaries; provided, that (i) the aggregate fair market value of all such property sold by all Loan Parties and their Subsidiaries under this clause (xvii) during the term of this Agreement shall not exceed $5,000,000 and (ii) immediately after giving effect to such sale, (1) if such seller is a U.S. Borrower, the portion of the Aggregate U.S. Revolver Outstandings relating to extensions of credit made to or for the account of such Borrower shall be less than or equal to the lesser of (x) the Borrowing Base of such Borrower and (y) the Maximum U.S. Revolver Amount minus the portion of the Aggregate U.S. Revolver Outstandings relating to extensions or credit made to or for the account of the other U.S. Borrowers and (2) if such seller is the Canadian Borrower, the Aggregate Canadian Revolver Outstandings shall be less than or equal to the lesser of (x) the Borrowing Base of the Canadian Borrower and (y) the Maximum Canadian Revolver Amount.

                Notwithstanding anything herein to the contrary, Waterside Urban Renewal Corporation shall not transfer, sell or otherwise dispose of any of its assets or properties to the Parent or any of its other Subsidiaries or merge with or into the Parent or any of its Subsidiaries and neither the Parent nor any of its Subsidiaries shall transfer, sell or otherwise dispose of any of its assets or properties to Waterside Urban


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Renewal Corporation (except for the abandonment of certain Real Estate to occur on or prior to the Closing Date as contemplated by the Plan of Reorganization).

                7.12 Distributions; Capital Change; Restricted Investments. Neither such Loan Party nor any of its Subsidiaries shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except (A) Distributions (of the type referred to in clause (a) of such defined term) to a Borrower or any of its Subsidiaries or by a Non-Loan Party to its direct equity holders and (B) cash Distributions (of the type referred to in clause (a) of such defined term), loans and advances to the Parent and/or GenTek Holding Corporation, in each instance, solely for the purpose of paying, and so long as all proceeds thereof are promptly used by the Parent and/or GenTek Holding Corporation to pay, (x) its operating expenses incurred in the ordinary course of business and other ordinary course corporate overhead costs and expenses of the Parent and/or GenTek Holding Corporation, in each instance, consistent with past practice and (y) interest and principal then due and owing by the Parent under the Term Loan Agreement or the Refinancing Term Loan Debt Agreement, in each instance, to the extent such amounts are not prohibited hereunder to be paid, including under Section 7.16, (ii) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect or (iii) make any Restricted Investment.

                7.13    [Intentionally Omitted].

                7.14 Guaranties. Neither such Loan Party nor any of its Subsidiaries shall make, issue or become liable on any Guaranty, except (i) Guaranties of the Obligations in favor of the Agent, (ii) Guaranties by Domestic Subsidiaries that are Loan Parties of the obligations of the Parent under the Term Loan Agreement or the Refinancing Term Loan Debt Agreement, (iii) Guaranties by Wholly-Owned Non-Loan Parties of obligations of other Wholly-Owned Non-Loan Parties, (iv) unsecured Guaranties of obligations incurred in the ordinary course of business of a Loan Party (not constituting Debt with the exception of Debt under Capital Leases) by one or more other Loan Parties that are the direct or indirect parent of such Loan Party, (v) unsecured Guaranties by Loan Parties of obligations of Non-Loan Parties to the extent permitted by clauses (i) and (j) of the defined term Restricted Investments, (vi) unsecured Guaranties permitted by clause (l) of the defined term "Restricted Investment" and (vii) those unsecured Guaranties described on Schedule 6.9.

                7.15 Debt. Neither such Loan Party nor any of its Subsidiaries shall incur or maintain any Debt, other than:

                (a)     the Obligations;

                (b)     Debt described on Schedule 6.9;

                (c) Capital Leases of Fixed Assets and purchase money secured Debt incurred to purchase Fixed Assets provided that (i) Liens securing the same attach only to the Fixed Assets acquired by the incurrence of such Debt and (ii) the aggregate amount of such Debt (including Capital Leases) of all Loan Parties outstanding does not exceed $10,000,000 at any time;


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                (d)     Debt permitted under clauses (i), (j) and (k) of the
        definition of Restricted Investments;

                (e) Debt evidencing a refunding, renewal or extension of the Debt described on Schedule 6.9; provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and (iv) the terms of such refunding, renewal or extension are no less favorable to such Loan Party, the Agent or the Lenders than the original Debt;

                (f) Debt under the Term Loan Agreement in an aggregate principal amount outstanding at any time not to exceed $250,000,000 less all payments and prepayments of principal made on such Debt and the refinancing thereof (the Debt under such refinancing, the "Refinancing Term Loan Debt" and the agreements evidencing or governing the Refinancing Term Loan Debt, collectively, the "Refinancing Term Loan Debt Agreement"); provided that such refinancing shall be permitted only so long as (i) all, and not a portion of, the Debt owing under the Term Loan Agreement is refinanced and the principal amount of such refinancing is not greater than the principal amount of Debt being refinanced (unless otherwise agreed to by the Agent and the Required Lenders), (ii) the Liens, if any, securing such refinancing do not attach to any assets in addition to those assets securing the Debt under the Term Loan Agreement and those Liens shall be junior and subordinate to the Agent's Liens and be subject to the terms and conditions of an intercreditor agreement between the Agent and the holders of the Refinancing Term Loan Debt (or an agent or trustee therefor) substantially identical to the Intercreditor Agreement or otherwise satisfactory to the Agent and the Required Lenders, (iii) no Person that is not an obligor or guarantor of such Debt under the Term Loan Agreement immediately prior to the refinancing shall become an obligor or guarantor of the Refinancing Term Loan Debt, (iv) the terms under the Refinancing Term Loan Debt Agreement, taken as a whole, are no less favorable in all material respects to the Loan Parties, the Agent and the Lenders than the terms under the Term Loan Agreement (provided, however, that the interest rate may be at a market rate), (v) no principal payments of such refinancing shall be due and payable on or prior to the Stated Termination Date, (vi) no Default or Event of Default shall exist either immediately prior to or after giving effect to such refinancing and (vii) the Fixed Charge Coverage Ratio (calculated without giving effect to clause (F) of the definition of Fixed Charges) shall be greater than 1.10:1.00 for the twelve consecutive fiscal month period ended on the last day of the fiscal month most recently ended prior to such refinancing for which the Agent has received Financial Statements under Section 5.2(c) on a pro forma basis after giving effect to such refinancing (as if such refinancing were consummated on the first day of such twelve consecutive fiscal month period) (and the Parent has delivered to the Agent a certificate signed by a Responsible Officer of the Parent demonstrating compliance with such ratio test and setting forth in reasonable detail the relevant calculations);


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                (g)     Debt of Non-Loan Parties not to exceed $20,000,000
        ($30,000,000 after the second Anniversary Date) in the aggregate outstanding at any time;

                (h) Debt under clause (b) of such defined term secured by Permitted Liens that does not constitute any of the following: indebtedness for borrowed money, indebtedness under or with respect to Capital Leases or conditional sales or other title retention agreements, the deferred purchase price of property or indebtedness under or with respect to Guaranties or synthetic leases; and

                (i)     Guaranties permitted by Section 7.14.

                7.16 Prepayment; Repurchase and Redemption. Neither such Loan Party nor any of its Subsidiaries shall voluntarily prepay, repurchase or redeem any Debt, except (i) the Obligations in accordance with the terms of this Agreement, (ii) Debt permitted under Sections 7.15(b), (c), (d), (e) and (g) and
(iii) the Parent may, on or after the first Anniversary Date (on or after the date which is six months after the Closing Date, if clause (z) below is applicable), prepay, repurchase or redeem Debt owing by it under the Term Loan Agreement so long as (x) no Default or Event of Default shall exist either immediately prior to or after giving effect to such prepayment, repurchase or redemption and either of the following shall be satisfied:

        (y) both (1) the Fixed Charge Coverage Ratio for the Test Period ended on the Test Date with respect to such prepayment, repurchase or redemption on a pro forma basis after giving effect to such prepayment, repurchase or redemption (as if such prepayment, repurchase or redemption were made on the last day of such Test Period) shall be greater than 1.00:1.00 (and the Parent has delivered to the Agent a certificate signed by a Responsible Officer of the Parent demonstrating compliance with such ratio test and setting forth in reasonable detail the relevant calculations) and (2) the aggregate Availability for all Borrowers immediately after giving effect to such prepayment, repurchase or redemption is greater than $35,000,000;

                                      -or-

        (z) if all of the following are satisfied: (1) there shall have occurred a sale of a Loan Party permitted under Section 7.11(xiv), (2) EBITDA shall be greater than $90,000,000 for the twelve consecutive fiscal month period ended on the last day of the fiscal month most recently ended prior to such sale for which the Agent has received Financial Statements under Section 5.2(c) on a pro forma basis after giving effect to such sale (as if such sale occurred on the first day of such twelve consecutive fiscal month period so that, among other things, the portion of EBITDA for such twelve consecutive fiscal month period attributed to such sold Loan Party shall be excluded from such EBITDA test) (and the Parent has delivered to the Agent a certificate signed by a Responsible Officer of the Parent demonstrating compliance with such EBITDA test and setting forth in reasonable detail the relevant calculations), (3) the Fixed Charge Coverage Ratio shall be greater than 1.00:1.00 for the twelve consecutive fiscal month period ended on the last day of the fiscal month most recently ended prior to such sale for which the Agent has received Financial


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        Statements under Section 5.2(c) on a pro forma basis after giving effect to such prepayment, repurchase or redemption and such sale (as if such prepayment, repurchase or redemption were made on the last day of such twelve consecutive fiscal month period and such sale occurred on the first day of such twelve consecutive fiscal month period (so that, in the case of such sale, among other things, the portion of EBITDA for such twelve consecutive fiscal month period attributed to such sold Loan Party shall be excluded from such Fixed Charge Coverage Ratio test))
        (and the Parent has delivered to the Agent a certificate signed by a Responsible Officer of the Parent demonstrating compliance with such ratio test and setting forth in reasonable detail the relevant calculations), (4) there are no Revolving Loans outstanding immediately after giving effect to such prepayment, repurchase or redemption and (5) the aggregate amount of any such prepayment, repurchase or redemption with respect to any such sale shall not exceed that amount which is equal to (a) the Net Proceeds of such sale received by the applicable Loan Party at the closing of such sale less (b) the amount of all Debt and other obligations either retained by the selling Loan Party (in the case of an asset sale) at the closing of such sale or assumed by another Loan Party (in the case of an equity or asset sale) in connection with such sale.

        For purposes of clauses (iii)(y)and (z) above, (1) in the event that immediately after giving effect to the relevant prepayment, repurchase or redemption there are no Revolving Loans outstanding and the aggregate Availability for all Borrowers shall be greater than $50,000,000, then the Fixed Charge Coverage Ratio test with respect to such prepayment, repurchase or redemption shall be calculated without giving effect to clauses (D) and (E) of the definition of Fixed Charges and (2) in the event that at any time during the Test Period (in the case of clause (iii)(y)) or the relevant twelve consecutive fiscal month period (in the case of clause (iii)(z)), in each instance, with respect to the relevant prepayment, repurchase or redemption there shall have occurred one or more sales of Loan Parties under Section 7.11 (xiv), then the Fixed Charge Coverage Ratio with respect to such prepayment, repurchase or redemption shall be calculated as if each of such sales occurred on the first day of such Test Period (so that, among other things, the portion of EBITDA for such Test Period or twelve consecutive fiscal month period, as appropriate, attributed to each such Loan Party sold pursuant to such section shall be excluded from such Fixed Charge Coverage Ratio test). For purposes of this Agreement, any payment of principal owing under the Term Loan Agreement, whether characterized thereunder as a mandatory payment, prepayment or otherwise, shall constitute a prepayment of such Debt (other than the scheduled payment of principal owing under the Term Loan Agreement payable on the Stated Termination
Date). In addition to the foregoing permitted payments on Debt owing under the Term Loan Agreement, the Parent may prepay such Debt with proceeds of Refinancing Term Loan Debt in accordance with and subject to the terms of
Section 7.15(f). Except as expressly permitted under this Section 7.16, no payments of principal of Debt owing under the Term Loan Agreement or the Refinancing Term Loan Debt Agreement shall be permitted to be made (other than, in the case of Debt owing under the Term Loan Agreement, the scheduled payment of principal of such Debt due and payable on the Stated Termination Date and, in the case of Refinancing Term Loan Debt, the scheduled payment of principal of such Debt on the scheduled maturity date thereof).


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                7.17    Transactions with Affiliates. Except as set forth below
or on Schedule 7.17, neither such Loan Party nor any of its Subsidiaries shall sell, transfer, distribute or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or other equity interests or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends or other obligations of any Affiliate. Notwithstanding the foregoing, (x) while no Event of Default has occurred and is continuing, such Loan Party and its Subsidiaries may enter into in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to such Loan Party and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate and (y) this Section 7.17 shall not apply to (1) transactions among the Loan Parties and their respective Subsidiaries that are otherwise specifically permitted to be entered into under the terms of this Agreement, (2) transactions between Non-Loan Parties and (3) transactions between Loan Parties entered into in the ordinary course of business of such parties consistent with past practices.

                7.18 Investment Banking and Finder's Fees. Neither such Loan Party nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. Each Loan Party shall, jointly and severally, defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that any Loan Party is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

                7.19 Business Conducted. Such Loan Party shall not, and shall not permit any of its Subsidiaries to, engage, directly or indirectly, in any line of business other than the businesses in which such Loan Party is engaged on the Closing Date and related businesses.

                7.20 Liens. Neither such Loan Party nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

                7.21 Sale and Leaseback Transactions. Neither such Loan Party nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for such Loan Party or such Subsidiary to lease or rent property that such Loan Party or such Subsidiary has sold or will sell or otherwise transfer to such Person.

                7.22 New Subsidiaries. Such Loan Party shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 6.5; provided, however, that:

                        (i) a Loan Party may create a Domestic Subsidiary which is wholly owned directly by such Loan Party so long as within three (3) days of such creation (A) such Loan Party


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        has executed and delivered to the Agent a new pledge agreement or such amendments to the U.S. Pledge Agreement as the Agent shall deem necessary or advisable to grant to the Agent, for the benefit of the Agent and the Lenders, a Lien on all of the capital stock or other equity interests of such Domestic Subsidiary, (B) if such capital stock or other equity interests is issued in certificated form, such Loan Party has delivered to the Agent any certificates representing such capital stock or other equity interests, together with undated stock powers executed and delivered in blank by a duly authorized officer of such Loan Party, (C) such Domestic Subsidiary shall become a U.S. Guarantor hereunder and become a grantor under the U.S. Security Agreement and under the other applicable Loan Documents and (D) if requested by the Agent, such Loan Party and such Domestic Subsidiary shall have delivered or caused to be delivered to the Agent legal opinions and other documents relating to matters described in clauses
        (A), (B) and (C) above, which opinions and other documents shall be in form and substance, and (in the case of legal opinions) from counsel, reasonably satisfactory to the Agent; and

                        (ii) a Loan Party or a Non-Loan Party may create a Foreign Subsidiary which is a Wholly-Owned Non-Loan Party so long as within three (3) days of such creation, (A) if the direct owner of the capital stock or other equity interests of such Foreign Subsidiary is a Loan Party, (1) such Loan Party has executed and delivered to the Agent a new pledge agreement or such amendments to the U.S. Pledge Agreement (if such Loan Party is a U.S. Borrower or U.S. Guarantor) as the Agent shall deem necessary or advisable to grant to the Agent, for the benefit of the Agent and the Lenders, a Lien on 65% of the voting equity interests in such Foreign Subsidiary (100% of the voting equity interests in such Foreign Subsidiary, if such Foreign Subsidiary is a Canadian Guarantor) and (2) if such capital stock or other equity interests is issued in certificated form, such Loan Party has delivered to the Agent any certificates representing such capital stock or other equity interests, together with undated stock powers executed and delivered in blank by a duly authorized officer of such Loan Party, (B) if such Foreign Subsidiary is a Canadian Guarantor, (1) such Foreign Subsidiary shall (a) enter into a guarantee that is in form and substance reasonably satisfactory to the Agent, pursuant to which such Foreign Subsidiary shall become a Canadian Guarantor, (b) execute and deliver a Canadian Security Agreement and other applicable Loan Documents and (c) enter into such other documentation as the Agent may reasonably request to have such Foreign Subsidiary become bound by the covenants applicable to a Loan Party hereunder, and (C) if requested by the Agent, such Loan Party and, if applicable, such Foreign Subsidiary shall have delivered or caused to be delivered to the Agent legal opinions and other documents relating to matters described in clauses
        (A) and (B) above, which opinions and other documents shall be in form and substance, and (in the case of legal opinions) from counsel, reasonably satisfactory to the Agent.

                7.23 Fiscal Year. Neither such Loan Party nor any Subsidiary thereof shall change its Fiscal Year.


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                7.24    Capital Expenditures. Neither such Loan Party nor any of
its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Parent and its Subsidiaries on a consolidated basis (excluding Capital Expenditures funded with proceeds of casualty insurance) would exceed $65,000,000 during any Fiscal Year; provided, that (i) if at the end of any Fiscal Year, the aggregate amount of Capital Expenditures made or incurred by the Parent and its Subsidiaries on a consolidated basis during such Fiscal Year is less than $65,000,000 (the difference between such amounts being referred to herein as the "Excess Amount"), the Parent and its Subsidiaries shall be entitled to make additional Capital Expenditures in the succeeding Fiscal Year (and only such succeeding Fiscal Year) in an amount equal to the lesser of the Excess Amount and $15,000,000 and (ii) Capital Expenditures made pursuant to this Section 7.24 during any Fiscal Year shall be deemed made first, in respect of amounts permitted for such Fiscal Year as provided above (without giving effect to amounts carried over from the prior Fiscal Year pursuant to clause (i) above) and second, in respect of amounts carried over from the prior Fiscal Year pursuant to clause (i) above.

                7.25 Fixed Charge Coverage Ratio. If a Triggering Event shall occur and any one or more Test Dates for such Triggering Event shall be a Test Date set forth below, such Loan Party shall not permit the Fixed Charge Coverage Ratio for the Test Period applicable to any such Test Date to be less than the ratio set forth below opposite such Test Date:

                Test Date                      Fixed Charge Coverage Ratio
                ---------                      ---------------------------
November 30, 2003, December 31, 2003,
January 31, 2004, February 28, 2004,
March 31, 2004, April 30, 2004,
May 31, 2004, June 30, 2004, July 31,
2004, August 31, 2004 and September 30, 2004           0.85:1.00

October 31, 2004 and the last day of each month        1.00:1.00
thereafter

                7.26 Use of Proceeds. Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, use any portion of the Revolving Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of a Loan Party or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

                7.27 Plan of Reorganization. Without the prior written consent of the Agent and the Required Lenders, such Loan Party shall not cause or permit the Plan of Reorganization to be amended or modified or waive (or consent to the waiver of) any of the conditions contained therein. The Parent shall, from time to time upon the reasonable request of the Agent, deliver to the Agent a list, in such detail as reasonably requested by the Agent, of the assets to be transferred to, and the liabilities to be assumed by, the various Loan Parties as part of the Restructuring Transactions (as defined in the Plan of Reorganization).


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

                7.28 Acquired Real Estate. If such Loan Party acquires fee ownership of any Real Estate after the Closing Date with a fair market value of at least $500,000, such Loan Party shall, within 30 days of such acquisition (or such later date approved by the Agent), deliver to the Agent, in each case in form and substance reasonably satisfactory to the Agent:

                (a) a fully executed and notarized Mortgage (in substantially the same form as a form of Mortgage executed by a U.S. Borrower on or about the Closing Date) encumbering the fee interest of such Loan Party in such Real Estate;

                (b) an American Land Title Association form (or its equivalent in the relevant jurisdiction) survey of such Real Estate performed by an independent professional licensed land surveyor, certified to the Agent and the title insurance company issuing the policy referred to in clause (c) below (the "Title Insurance Company") and dated a date reasonably satisfactory to each of the Agent and the Title Insurance Company;

                (c) a fully paid American Land Title Association (or its equivalent in the relevant jurisdiction) mortgagee title insurance policy with respect to the Mortgage on such Real Estate;

                (d) a legal opinion of special local counsel for such Loan Party for the state or other jurisdiction in which such Real Estate is located and such other legal opinions of counsel for such Loan Party as to the due authorization, execution and delivery and other matters relating to the Mortgage on such Real Estate as the Agent may reasonably request; and

                (e) if requested by the Agent, an environmental report with respect to such Real Estate, in form and substance satisfactory to the Agent and conducted by a Person acceptable to the Agent.

                7.29 Holding Companies. Such Loan Party shall not permit any of the Holding Companies to own any assets (other than equity interests in wholly-owned Subsidiaries and other assets permitted by Sections 7.11(ix) and 7.12(i)(B)), conduct any business or incur any Debt (other than Obligations, Debt under the Term Loan Agreement or the Refinancing Term Loan Debt Agreement (in the case of the Parent), Guaranties of obligations of the Parent under the Term Loan Agreement or the Refinancing Term Loan Debt Agreement and Debt referred to in Section 7.12(i)(B)); provided, however, that nothing in this
Section 7.29 shall prohibit the Holding Companies from taking actions that are otherwise specifically permitted to be taken by the Holding Companies under this Agreement. Such Loan Party shall not permit any of the Foreign Subsidiary Holding Companies to own any assets (other than equity interests in wholly-owned Foreign Subsidiaries and intercompany loans made by it to its Foreign Subsidiaries), conduct any business or create or incur any Debt (other than Obligations and Guaranties of obligations of the Parent under the Term Loan Agreement or the Refinancing Term Loan Debt Agreement).


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                7.30    Further Assurances. Such Loan Party shall execute and
deliver or cause to be executed and delivered to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                    ARTICLE 8
                              CONDITIONS OF LENDING

                8.1 Conditions Precedent to Making of Revolving Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause any of the Letter of Credit Issuers to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

                (a) This Agreement and the other Loan Documents shall have been executed by each party thereto (other than, in the case of this Agreement, the Syndication Agent or the Arranger) and each Loan Party shall have performed and complied with all covenants, agreements and conditions contained herein and in the other Loan Documents which are required to be performed or complied with by such Loan Party before or on such Closing Date.

                (b) After giving effect to (i) the consummation of the transactions to occur under the Plan of Reorganization on the Effective Date (including, in any event, the Restructuring Transactions, as defined in the Plan of Reorganization) and the payments to be made on the Effective Date under the Plan of Reorganization and (ii) the making of the Revolving Loans on the Closing Date (including such Revolving Loans made to finance the fees payable on the Closing Date under the Fee Letter or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement) and with all obligations of each Loan Party current, the Borrowers shall have aggregate Availability of at least $40,000,000.

                (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

                (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Revolving Loans to be made and any Letters of Credit to be issued on the Closing Date.

                (e) The Agent and the Lenders shall have received such opinions of counsel for the Loan Parties and their Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

                (f) All advances made under the DIP Agreement (including principal, accrued interest and fees) and all other obligations owing under the DIP Agreement and related documents shall


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

        have been paid in full (other than letters of credit issued under the DIP Agreement) with the proceeds of the initial Revolving Loans and the commitments of the DIP Lenders under the DIP Agreement shall have been terminated.

                (g) The Agent shall have received ALTA title policies, in form and substance acceptable to the Agent, with respect to the Mortgages on each item of Borrowing Base Real Estate.

                (h)     The Agent shall have received:

                        (i) each document (including, without limitation, any Uniform Commercial Code financing statement or similar financing statement under the PPSA and the Civil Code of Quebec) required by the Security Documents or any other Loan Document or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Agent and the Lenders, a perfected Lien on the Collateral, prior and superior in right to any other Person (other than Permitted Liens), and in proper form for filing, registration or recordation;

                        (ii) UCC-3 Termination Statements (and similar termination statements or releases under the PPSA, the Civil Code of Quebec or other applicable laws) authorized for filing by the appropriate Person and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the assets and property of the Loan Parties and their respective Subsidiaries except Permitted Liens; and

                        (iii) the results of a search of tax and other Liens, and judgments and of the Uniform Commercial Code filings, PPSA filings, filings made with the Register of Personal and Moveable Real Rights of Quebec and filings made pursuant to other applicable laws or statutes to perfect a security interest in Collateral of a Loan Party made with respect to each of the Loan Parties in the jurisdictions in which each Loan Party is organized and/or in which any Collateral is located and in which Uniform Commercial Code filings, PPSA filings or filings made pursuant to other applicable laws or statutes to perfect a security interest in Collateral of a Loan Party have been made against any Loan Party in (i) hereinabove.

                (i) The Agent shall be reasonably satisfied with the terms and conditions of all material Debt (including, without limitation, the Debt under the Term Loan Agreement) and related documents of the Loan Parties and their Subsidiaries to remain outstanding after the Closing Date (including, without limitation, any subordination or other intercreditor provisions contained therein or applicable thereto), and in any case any Liens granted to secure Debt under the Term Loan Agreement or to secure any Guaranty of such Debt shall be subject to the terms of the Intercreditor Agreement (which shall be in form and substance satisfactory to the Agent).

                (j) The Agent shall have received evidence reasonably satisfactory to the Agent that all requisite governmental and third party consents and approvals (including, without limitation, consents with respect to each Loan Party and each of its Subsidiaries) to (i) the transactions


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

        contemplated to occur on the Effective Date under the Plan of Reorganization (including, in any event, the Restructuring Transactions, as defined in the Plan of Reorganization) and (ii) the transactions contemplated by this Agreement and the other Loan Documents have been obtained and remain in full force and effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Agent and the Lenders that restrains, prevents or imposes materially adverse conditions upon any of the Loan Documents or any of the foregoing transactions.

                (k) In the reasonable judgment of the Agent, no Material Adverse Effect shall have occurred since June 30, 2003.

                (l) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that, in the reasonable judgment of the Agent, could reasonably be expected to (i) have a Material Adverse Effect or (ii) materially and adversely affect this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or otherwise referred to in clause (j) above.

                (m) To the extent requested by the Agent or required by the U.S. Security Agreement or Canadian Security Agreement, each Loan Party shall have established a Payment Account and a related lock-box service for collections of Accounts at a Clearing Bank reasonably acceptable to the Agent and, in each case, subject to a Blocked Account Agreement and other documentation acceptable to the Agent and shall have instructed each Account Debtor to make all payments directly to such Payment Account or to the address established for such lock-box service and shall provide evidence to the Agent, reasonably satisfactory to the Agent, that such instructions have been given.

                (n) Each Loan Party shall have used its reasonable commercial efforts to obtain and deliver to the Agent landlord waivers and bailee letters from landlords of each of the premises leased by such Loan Party on the Closing Date at which (for any such premises) Collateral is located on the Closing Date having an aggregate value in excess of $250,000 ($100,000 in the case of Inventory or Equipment included in the Borrowing Base of any Borrower) and from the public warehousemen at whose warehouses any Collateral pledged by such Loan Party is located on the Closing Date, in each case in form and substance reasonably satisfactory to the Agent, duly executed by, as appropriate, such landlords and warehousemen.

                (o) In the reasonable judgment of the Agent, no material adverse change to conditions in, or material disruption of, the financial, banking or capital markets or the syndicated loan market shall have occurred and be continuing which could materially impair the syndication of the credit facility contemplated by this Agreement.

                (p) The Agent shall be satisfied with all health and environmental aspects relating to the Loan Parties and their businesses and properties. The Agent shall have received all environmental


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        reports prepared by or for or otherwise in the possession or available to any Loan Party with respect to any property of any Loan Party and such other environmental reports with respect to any property of any Loan Party as the Agent may reasonably request, all of the foregoing to be in form and substance reasonably satisfactory to the Agent.

                (q) The Agent shall have been satisfied that prior to and during the syndication of the credit facility contemplated by this Agreement occurring on or prior to the Closing Date, there has not been a competing offering, placement or arrangement of any debt securities (other than under the Term Loan Agreement) or bank financing by or on behalf of any of the Loan Parties.

                (r) In the reasonable judgment of the Agent, no information or other matter concerning or affecting the Parent or any of its Subsidiaries shall have come to the attention of the Agent or any of the Lenders which, taken as a whole, is inconsistent in a manner that is material and adverse to the Agent and the Lenders with any information or other matters that had previously been disclosed to the Agent or a Lender.

                (s) The Loan Parties shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced or as set forth in the Fee Letter.

                (t) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement (including, without limitation, the certificates of insurance and other documents required by Section 7.5).

                (u) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of each Loan Party and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base of each of the Borrowers, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

                (v) The Agent shall have received the Closing Date Environmental Letter, which shall be in form and substance satisfactory to the Agent.

                (w) The Confirmation Order shall have been entered by the Bankruptcy Court and the Confirmation Recognition Order shall have been entered by the Canadian Court and the Agent shall have received a certified copy of each of such orders, and such orders shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the prior written consent of the Agent, the Required Lenders and the Loan Parties and shall be Final Orders.

                (x) The Effective Date shall have occurred not later than December 30, 2003.

                (y) The Restructuring Transactions (as defined in the Plan of Reorganization) shall have been duly consummated in accordance with the terms of the Plan of Reorganization and in


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        compliance with applicable law. The Real Estate located in Chillicothe,
        Ohio, Monroe, Louisiana, Newell, Pennsylvania and Kalamazoo, Michigan shall have been conveyed to Waterside Urban Renewal Corporation as contemplated by the Plan of Reorganization.

                (z) The Agent shall have received evidence satisfactory to it that the Effective Date shall occur contemporaneously with the Closing Date hereunder.

                (aa) The Agent shall have received a copy of the certificate or articles of incorporation or other constitutive documents, in each case amended to date, of each of the Loan Parties, certified as of a recent date by the Secretary of State or other appropriate official of the state or other jurisdiction of its organization; a certificate of the Secretary or Assistant Secretary of each of the Loan Parties, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such Loan Party's By-laws or limited liability company agreement, as the case may be, as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such Loan Party's Board of Directors (or in the case of a Loan Party that is not a corporation, the equivalent governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, as well as the transactions to which it is a party to occur under the Plan of Reorganization, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such Loan Party's certificate or articles of incorporation or other constitutive documents have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished hereinabove, and (D) as to the incumbency and specimen signature of each of such Loan Party's officers executing this Agreement or any other Loan Document delivered in connection herewith or therewith, as applicable; and a certificate of another of such Loan Party's officers as to the incumbency and signature of its Secretary or Assistant Secretary, as the case may be.

                (bb) The Agent shall have received certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation or organization of such Loan Party and in each other jurisdiction in which qualification is necessary in order for such Loan Party to own or lease its property and conduct its business, except to the extent the failure to be so qualified or in good standing would not result in a Material Adverse Effect.

                (cc) The Agent shall be reasonably satisfied with the corporate and legal structure and capitalization of the Parent and each of its Subsidiaries after giving effect to the consummation of the Restructuring Transactions (as defined in the Plan of Reorganization) and the other transactions to occur on the Effective Date under the Plan of Reorganization, including, without limitation, the charter and bylaws of each of the Loan Parties and each agreement and instrument relating thereto.

                (dd) The Agent shall have received and been reasonably satisfied with the annual financial statements and interim financial statements referenced in Section 6.6(a), the financial statements of the Parent and its Subsidiaries for each closed fiscal month after June 30, 2003 for


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        which financial statements are available, the Latest Projections delivered prior to the Closing Date and the pro forma balance sheets of the Loan Parties referenced in Section 6.6(c).

                (ee) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents, all documents and papers relating thereto and the consummation of the Plan of Reorganization shall be reasonably satisfactory in form, scope, and substance to the Agent and the Lenders.

                (ff) Without limiting the generality of the items described above, the Borrowers and each other Loan Party shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent) the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Closing Checklist" delivered by the Agent to the Loan Parties prior to the Closing Date.

                The acceptance by any of the Borrowers of any Revolving Loans made or any Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by each Borrower to the effect that all of the conditions precedent to the making of such Revolving Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of such Borrower, dated the Closing Date, to such effect.

                Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval, consent or satisfaction were acceptable to such Lender.

                8.2 Conditions Precedent to Each Revolving Loan and Letter of Credit. The obligation of any U.S. Lender to make a U.S. Revolving Loan and any Canadian Lender to make a Canadian Revolving Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the applicable Letter of Credit Issuer to issue any Letter of Credit shall, in each instance, be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                (a) The following statements shall be true, and the acceptance by any Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii), (iii) and
        (iv) with the same effect as the delivery to the Agent and the applicable Lenders of a certificate signed by a Responsible Officer of such Borrower, dated the date of such extension of credit, stating that:

                        (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of


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        credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date (which shall be correct as of such specified prior date) and except to the extent the Agent has been notified in writing by the Borrowers that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

                        (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default;

                        (iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect; and

                        (iv) Each of the Confirmation Order and the Confirmation Recognition Order are in full force and effect and has not been reversed, stayed, modified or amended, except for such modifications and amendments mutually agreed to by the Loan Parties, the Agent and the Required Lenders.

                (b) No such Borrowing shall exceed Availability of the applicable Borrower, provided, however, that the foregoing conditions precedent in this Section 8.2 are not conditions to (x) each U.S. Lender participating in or reimbursing the Bank or the Agent for such U.S. Lender's Pro Rata Share of any U.S. Non-Ratable Loan or U.S. Agent Advance made in accordance with the provisions of Sections 1.2(h) and
        (i), (y) each Canadian Lender participating in or reimbursing the Canadian Bank or the Agent for such Canadian Lender's Pro Rata Share of any Canadian Non-Ratable Loan or Canadian Agent Advance made in accordance with the provisions of Sections 1.5(i) and (j) or (z) each Participating Lender participating in a Canadian Revolving Loan funded by the Canadian Funding Bank in accordance with the provisions of
        Section 12.16A.

                                    ARTICLE 9
                                DEFAULT; REMEDIES

                9.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                (a) any failure by any of the Borrowers to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise, and only in the case of the failure to pay when due expense reimbursements (including payment of attorneys' fees), such failure remains unremedied for three or more Business Days;

                (b) any representation or warranty made or deemed made by any Loan Party in this Agreement or by any Loan Party or any of its Subsidiaries in any of the other Loan Documents, any Financial Statement or any certificate furnished by any Loan Party or any of its Subsidiaries


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        at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made or furnished;

                (c) (i) any default shall occur in the observance or performance of any of the covenants or agreements contained in any of Sections 5.2(l), 5.3, 7.2, 7.5 or 7.9 through 7.29 of this Agreement or
        Section 11 of the U.S. Security Agreement or the Canadian Security Agreement, (ii) any default shall occur in the observance or performance of any of the covenants or agreements contained in Section 5.2 (other than 5.2(l)) and such default shall continue for three (3) Business Days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document or any other agreement entered into at any time to which any Loan Party or any of its Subsidiaries and the Agent or any Lender are party (including in respect of any Bank Products) and such default, if with respect to other than Bank Products, shall continue for thirty (30) days or more and, if with respect to Bank Products, shall continue for thirty (30) days or more after the earlier of any Loan Party acquiring actual knowledge of such default and any Loan Party receiving notice from the Agent, any Lender or any Affiliate of any Lender of such default;

                (d) any default shall occur with respect to any Debt (other than the Obligations) of one or more of the Loan Parties or any of their Subsidiaries in an outstanding principal amount which, individually or in the aggregate, exceeds $1,000,000 in the case of the Loan Parties and $5,000,000 in the case of the Non-Loan Parties (or, in either instance, the equivalent amount thereof in another currency or currencies), or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed or guaranteed by any Loan Party or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof or any such Debt shall not be paid in full upon the scheduled maturity thereof;

                (e) any Loan Party or any of its Subsidiaries (other than Waterside Urban Renewal Corporation) shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or file any proposal or notice of intent to file a proposal or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, the Bankruptcy and Insolvency Act of Canada, the Companies' Creditors Arrangement Act of Canada or under any other bankruptcy or insolvency, liquidation, winding-up or similar act or law, state, provincial, federal or foreign, now or hereafter existing, or consent to, approve of or acquiesce in, any such petition, proposal, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due or shall admit in writing its inability to pay its debts generally as they become due;


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                (f)     an involuntary petition shall be filed or an action or
        proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Loan Party or any of its Subsidiaries (other than Waterside Urban Renewal Corporation) or for any other relief under the federal Bankruptcy Code, as amended, the Bankruptcy and Insolvency Act of Canada, the Companies' Creditors Arrangement Act of Canada or under any other bankruptcy or insolvency, liquidation, winding-up or similar act or law, state, provincial, federal or foreign, now or hereafter existing and such petition or proceeding shall not be dismissed within thirty (30) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

                (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for any Loan Party or any of its Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of any Loan Party or any of its Subsidiaries or any distress or analogous process is levied against any part of the property of any Loan Party or any of its Subsidiaries and, in the case of any Non-Loan Party or any of its property only, the foregoing could reasonably be expected to result in a Material Adverse Effect;

                (h) except as expressly permitted hereunder, any Loan Party or any of its Subsidiaries shall file a certificate of dissolution or like process under applicable state, provincial or federal law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation or shall take any corporate action in furtherance thereof;

                (i) all or any material part of the property of any Loan Party or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Loan Party or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect and, in the case of any Non-Loan Party or any of its property only, the foregoing could reasonably be expected to result in a Material Adverse Effect;

                (j) any Loan Document shall be terminated (other than in accordance with its terms), revoked or declared void or invalid or unenforceable or challenged by any Loan Party;

                (k) one or more judgments, orders, decrees or arbitration awards is entered against one or more Loan Parties involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any one or more single or related or unrelated series of transactions, incidents or conditions, of $500,000 or more (or the equivalent amount in another currency), individually or in the aggregate, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;


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                (l)     any loss, theft, damage or destruction of any item or
        items of Collateral or other property of any Loan Party or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                (m) there is filed against any Loan Party or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                (n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Loan Document is challenged by any Loan Party or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated (except in accordance with its terms), revoked or declared void;

                (o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi- employer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any of its Subsidiaries under Title IV of ERISA or under the PBA to the Pension Plan, Multi-employer Plan, the PBGC or other applicable Governmental Authority in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability for all Pension Plans of the Loan Parties increases by $21,000,000 or more from the October 31, 2003 GAAP amount previously disclosed in writing to the Agent; (iii) any Loan Party, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
        Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount for all Multi-employer Plans in excess of $1,000,000 (or the equivalent amount thereof in another currency); or (iv) with respect to any Plan of the Canadian Borrower or any other Canadian Subsidiary, any Lien arises with respect to such Plan (save for contribution amounts not yet due);

                (p)     there occurs a Change of Control;

                (q) the Confirmation Order or the Confirmation Recognition Order shall have been modified in any material respect without the prior written consent of the Agent and the Required Lenders or a determination shall have been made regarding the Confirmation Order or the Confirmation Recognition Order that is adverse in any material respect to the Agent and the Lenders;

                (r) one or more material defaults shall occur under any provision of the Plan of Reorganization, and such default(s) shall continue for more than the grace period, if any, therein specified; or


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                (s)     there occurs an event having a Material Adverse Effect.

                9.2     Remedies.

                (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Loan Parties: (i) reduce the Maximum U.S. Revolver Amount, the Maximum Canadian Revolver Amount and/or the Maximum Revolver Amount or the advance rates against Eligible Accounts, Eligible Inventory and/or any other Borrowing Base components used in computing the Borrowing Base of any of the Borrowers or reduce one or more of the other elements used in computing the Borrowing Base of any of the Borrowers (provided (x) if any such advance rate or other element is so reduced while a Default (and not an Event of Default) exists, such reduction may not be made to the extent such reduction would, at the time such reduction is made, require any Borrower to repay any Obligations under the third sentence of Section 3.1(a) or (b) and (y) if after any such advance rate or other element is so reduced all Defaults and Events of Default have been cured or waived in accordance with the terms hereof, the applicable advance rate and/or other elements that were so reduced shall be reinstated to the rate or amount in effect immediately prior to such reduction); (ii) restrict the amount of or refuse to make Revolving Loans; and iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Loan
Party: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g) or 9.1(h) as to a Loan Party or its property, the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require each of the Borrowers to cash collateralize all outstanding Obligations (contingent or otherwise) with respect to Letters of Credit issued for the account of such Borrower; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

                (b)     If an Event of Default has occurred and is continuing:
(i) the Agent shall have for the benefit of the Agent and the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC, the PPSA, the Civil Code of Quebec and other applicable laws; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Loan Party's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Loan Parties shall, upon the Agent's demand, at the Loan Parties' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Loan Party agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in


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connection herewith, whether required by the UCC, the PPSA, the Civil Code of
Quebec or otherwise, shall constitute reasonable notice to such Loan Party if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to such Loan Party's address specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Loan Parties. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Loan Party irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Loan Party agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, upon the occurrence and during the continuance of an Event of Default each Loan Party's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter or any similar property, in completing production of, advertising or selling any Collateral (subject in the case of trademarks and any property of similar nature, to sufficient rights to quality control and inspection in favor of the relevant Loan Party required under applicable law to avoid risk of invalidation of said trademarks and property of similar nature), and each Loan Party's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the applicable Loan Party and the applicable Loan Parties (jointly and severally in the case of the U.S. Borrowers, U.S. Guarantors and the Canadian Borrower with respect to Obligations owing by any of the Loan Parties and jointly and severally in the case of the Canadian Borrower, the Canadian Guarantors and their Subsidiaries with respect to Obligations owing by the Canadian Borrower, the Canadian Guarantors or any of their Subsidiaries) shall remain liable for any deficiency.

                (c) If an Event of Default occurs, each Loan Party hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                (d) If a Default or an Event of Default resulting from the failure of any of the Loan Parties to comply with the covenant contained in
Section 7.25 occurs during a Triggering Event Compliance Period, the termination of such Triggering Event Compliance Period shall not result in, or otherwise constitute, the cure or waiver of such Default or Event of Default.


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                                   ARTICLE 10
                              TERM AND TERMINATION
                              --------------------

                10.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers for whose account Letters of Credit were issued shall immediately arrange for the cancellation and return of all Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, each Loan Party shall remain bound by the terms of this Agreement and the other Loan Documents to which it is a party and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder and under the other Loan Documents (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 11
          AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS
          ------------------------------------------------------------

                11.1    Amendments and Waivers.

                (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Loan Parties which are parties to such Loan Document and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by all the Lenders and the Loan Parties which are parties to such Loan Document and acknowledged by the Agent, do any of the following:

                        (i) increase (except in accordance with Section 1.6) or extend the U.S. Revolving Credit Commitment of any U.S. Lender or the Canadian Revolving Credit Commitment of any Canadian Lender;

                        (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                        (iii) reduce the principal of, or the rate of interest specified herein (other than waivers of the Default Rate) on, any Revolving Loan or any fees or other amounts payable hereunder or under any other Loan Document;

                        (iv) change the percentage of the U.S. Revolving Credit Commitments, Canadian Revolving Credit Commitments or the Commitments or of the aggregate unpaid principal


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        amount of the U.S. Revolving Loans, Canadian Revolving Loans or
        Revolving Loans, in each instance, which is required for the Lenders or any of them to take any action hereunder;

                        (v) increase any of the percentages or dollar amounts set forth in the definition of the Borrowing Base or Fixed Assets Value above the percentage or dollar amount set forth in such definition on the date hereof;

                        (vi) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

                        (vii) release any Guaranties of the Obligations (other than any Guaranty by a Guarantor in connection with a sale permitted hereunder of all of the equity interests in or assets of such Guarantor) or release Collateral (other than as permitted by Section 12.11);

                        (viii) change the definitions of "Super Majority Lenders", "Required Lenders", "Aggregate Canadian Revolver Outstandings", "Aggregate U.S. Revolver Outstandings" or "Fixed Assets Value"; or

                        (ix) increase (A) the Maximum U.S. Revolver Amount (other than in accordance with Section 1.6), (B) the Maximum Canadian Revolver Amount (other than in accordance with Section 1.6), (C) the Maximum Revolver Amount, (D) the U.S. Letter of Credit Subfacility or
        (E) the Canadian Letter of Credit Subfacility;

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make U.S. Agent Advances in accordance with Section 1.2(i) and Canadian Agent Advances in accordance with Section 1.5(j) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and no amendment, waiver or consent shall, unless in writing and signed by the Canadian Funding Bank, affect the rights or obligations of the Canadian Funding Bank under this Agreement or any other Loan Document and provided further, that Schedule 1.2 hereto (Commitments) may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith and changes in Commitments in accordance with Section 1.6.

                (b) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change") requiring the consent of all Lenders or the Super Majority Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to herein as a "Non-Consenting Lender"), then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers' request, the Agent or an Eligible Assignee (in each case and its related Eligible Canadian Affiliate, if applicable) shall have the right (but not the obligation) with the Agent's approval, to purchase from the Non-Consenting Lenders (and their respective Eligible Canadian Affiliates, if applicable), and the Non-Consenting Lenders (and their respective Eligible Canadian Affiliates, if applicable) agree that they shall sell, all the Non-Consenting Lenders' (and their respective Eligible


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Canadian Affiliates', if applicable) Commitments, Revolving Loans and
Canadian Revolving Loan Participation, if applicable, in accordance with the procedures set forth in Section 11.2 as if each such Non-Consenting Lender is an assignor U.S. Lender under Section 11.2(g).

                11.2    Assignments; Participations.

                (a) Any U.S. Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld) and subject to Section 11.2(g), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent shall be required in connection with any assignment and delegation by a U.S. Lender to an Affiliate of such U.S. Lender) (each an "Assignee") all, or any ratable part of all, of the U.S. Revolving Loans, the U.S. Revolving Credit Commitment and the other rights and obligations of such U.S. Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor U.S. Lender has assigned and delegated all of its U.S. Revolving Loans and U.S. Revolving Credit Commitment, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor U.S. Lender retains a U.S. Revolving Credit Commitment in a minimum amount of $5,000,000; provided, however, that the U.S. Borrowers and the Agent may continue to deal solely and directly with such U.S. Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such U.S. Lender and the Assignee; (ii) such U.S. Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in substantially the form of Exhibit F ("Assignment and Acceptance") and (iii) the assignor U.S. Lender or Assignee has paid to the Agent a processing fee in the amount of $5,000. Except as expressly provided otherwise, no Canadian Lender may assign or delegate any or all of its Revolving Loans, Canadian Revolving Credit Commitment or other rights and obligations of such Canadian Lender hereunder except in connection with an assignment or delegation of the U.S. Revolving Loans and U.S. Revolving Credit Commitment of such Canadian Lender's related U.S. Lender in accordance with the terms of this
Section 11.2.

                (b) From and after the date that the Agent notifies the assignor U.S. Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder (and its Eligible Canadian Affiliate, if applicable) shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a U.S. Lender (and such Eligible Canadian Affiliate, if applicable, shall have the rights and obligations of a Canadian Lender) under the Loan Documents, and (ii) the assignor U.S. Lender (and its related Canadian Lender, if applicable) shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning U.S. Lender's (and its related Canadian Lender's, if applicable) rights and obligations under this Agreement, such U.S. Lender (and its related Canadian Lender, if applicable) shall cease to be a party hereto).


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                (c)     By executing and delivering an Assignment and
Acceptance, the assigning U.S. Lender (and its related Canadian Lender, if applicable) thereunder and the Assignee(and its Eligible Canadian Affiliate, if applicable) thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning U.S. Lender (and its related Canadian Lender, if applicable) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection or priority of any Lien granted by a Loan Party to the Agent or any Lender in the Collateral of such Loan Party; (ii) such assigning U.S. Lender (and its related Canadian Lender, if applicable) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee (and its Eligible Canadian Affiliate, if applicable) confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee (and its Eligible Canadian Affiliate, if applicable) will, independently and without reliance upon the Agent, such assigning U.S. Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee (and its Eligible Canadian Affiliate, if applicable) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee (and its Eligible Canadian Affiliate, if applicable) agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a U.S. Lender (or a Canadian Lender, in the case of the Eligible Canadian Affiliate of the Assignee, if applicable).

                (d)     Immediately upon satisfaction of the requirements of
Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee (and its Eligible Canadian Affiliate, if applicable) and the resulting adjustment of the Commitments arising therefrom. The U.S. Revolving Credit Commitment allocated to each Assignee shall reduce the U.S. Revolving Credit Commitment of the assigning U.S. Lender pro tanto (and, if applicable, the Canadian Revolving Credit Commitment allocated to the Eligible Canadian Affiliate of each Assignee (or, if required by clause (g) below, the Canadian Revolving Credit Commitment assigned to the Canadian Funding Bank) shall reduce the Canadian Revolving Credit Commitment of the Canadian Lender related to the assigning U.S. Lender pro tanto).

                (e) Any Lender may at any time sell to one or more commercial banks, financial institutions or other Persons not Affiliates of any of the Borrowers (a "Participant") participating interests in any Revolving Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such


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obligations, (iii) the Loan Parties and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document (except to the extent that such amendment, waiver or consent both directly affects the Participant and would (x) increase or extend the Commitment of the originating Lender, (y) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the originating Lender hereunder or under any other Loan Document or (z) reduce the principal of, or the rate of interest specified herein (other than the waiver of the Default Rate) on, any Revolving Loan owing to the originating Lender or any fees or other amounts payable to the originating Lender hereunder or under any other Loan Document, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, however, that such Lender shall remain a "Lender" under this Agreement and shall continue to be bound by all the terms and conditions set forth in this Agreement and the other Loan Documents.

                (g) Assignments of Commitments and Revolving Loans shall be effectuated as follows:

                        (i) If an assignor U.S. Lender has a related Canadian Lender and the assignee U.S. Lender has an Eligible Canadian Affiliate (determined based upon the representation made by such assignee U.S. Lender in its Assignment and Acceptance) then (A) the assignee U.S. Lender shall purchase from the assignor U.S. Lender a pro rata portion of its U.S. Revolving Loans and U.S. Revolving Credit Commitment and (B) the Eligible Canadian Affiliate of the assignee U.S. Lender shall purchase from the assignor U.S. Lender's related Canadian Lender the same pro rata portion of its Canadian Revolving Loans and its Canadian Revolving Credit Commitment.

                        (ii) If an assignor U.S. Lender has a related Canadian Lender and the assignee U.S. Lender does not have an Eligible Canadian Affiliate (determined based upon the representation made by such assignee U.S. Lender in its Assignment and Acceptance) then (A) the assignee U.S. Lender shall purchase from the assignor U.S. Lender a pro rata portion of its U.S. Revolving Loans and U.S. Revolving Credit Commitment, (B) the assignee U.S. Lender shall become a Participating Lender hereunder and shall purchase a Canadian Revolving Loan


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        Participation from the Canadian Funding Bank in each Canadian Revolving
        Loan (other than a Canadian Non-Ratable Loan) funded by the Canadian Funding Bank in an amount equal to the assignee Participating Lender's Pro Rata Share of the Borrowing which includes such Canadian Revolving Loan and (C) the Canadian Funding Bank shall purchase from the Canadian Lender related to the assignor U.S. Lender (x) the portion of the Canadian Revolving Credit Commitment of such Canadian Lender in an amount equal to the assignee Participating Lender's Pro Rata Share of the amount of the Maximum Canadian Revolver Amount and (y) such portion of the Canadian Revolving Loans of such Canadian Lender in an amount equal to the assignee Participating Lender's Pro Rata Share of the Borrowings which include the Canadian Revolving Loans (other than Canadian Non-Ratable Loans) of such Canadian Lender.

                        (iii) If an assignor U.S. Lender does not have a related Canadian Lender and the assignee U.S. Lender does not have an Eligible Canadian Affiliate (determined based upon the representation made by such assignee U.S. Lender in its Assignment and Acceptance) then
        (A) the assignee U.S. Lender shall purchase from the assignor U.S. Lender a pro rata portion of its U.S. Revolving Loans and U.S. Revolving Credit Commitment and (B) the assignee U.S. Lender shall assume the same pro rata portion of all obligations of the assignor U.S. Lender under or with respect to the revolving credit facility provided to the Canadian Borrower under this Agreement and as a result the assignee U.S. Lender shall become a Participating Lender hereunder with an obligation to purchase a Canadian Revolving Loan Participation from the Canadian Funding Bank in each Canadian Revolving Loan (other than Canadian Non-Ratable Loans) funded by the Canadian Funding Bank in an amount equal to the assignee U.S. Lender's Pro Rata Share of the Borrowing which includes such Canadian Revolving Loan.

                        (iv) If an assignor U.S. Lender does not have a related Canadian Lender and the assignee U.S. Lender has an Eligible Canadian Affiliate (determined based upon the representation made by such assignee U.S. Lender in its Assignment and Acceptance) then (A) the assignee U.S. Lender shall purchase from the assignor U.S. Lender a pro rata portion of its U.S. Revolving Loans and U.S. Revolving Credit Commitment, (B) the Eligible Canadian Affiliate of the assignee U.S. Lender shall become a Canadian Lender hereunder with a Canadian Revolving Credit Commitment equal to its Pro Rata Share of the amount of the Maximum Canadian Revolver Amount (such Canadian Revolving Credit Commitment to be assumed from the Canadian Funding Bank) and (C) the Eligible Canadian Affiliate of the assignee U.S. Lender shall purchase from the Canadian Funding Bank such portion of the Canadian Revolving Loans (other than Canadian Non-Ratable Loans) funded by the Canadian Funding Bank equal to the Pro Rata Share of such Eligible Canadian Affiliate in the outstanding principal balance of all Canadian Revolving Loans (other than Canadian Non-Ratable Loans and Canadian Agent Advances) outstanding at such time.

                (h) Notwithstanding the foregoing, the Bank shall not assign all of its Commitments and Revolving Loans unless (A) the assignee U.S. Lender has an Eligible Canadian Affiliate which agrees to assume all of the obligations of the Canadian Bank in its capacity as the Canadian Funding Bank or (B) one or more Canadian Lenders agree to assume the obligations of the Canadian Bank in its capacity as the Canadian Funding Bank.


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                                   ARTICLE 12
                     THE AGENT, CANADIAN FUNDING BANK, ETC.
                     --------------------------------------

                12.1 Appointment and Authorization. Each Lender hereby designates and appoints the Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article
12. Except for Section 12.10, the provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and the Loan Parties shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base of any Borrower, (b) the making of U.S. Agent Advances pursuant to Section 1.2(i) or Canadian Agent Advances pursuant to
Section 1.5(j) and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

                12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact (including for greater certainty, any branch or affiliate of the Agent) and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

                12.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate of any Loan Party or any officer thereof contained in this Agreement or in any other Loan Document or in any certificate, report,


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statement or other document referred to or provided for in, or received by the
Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect any of the properties, books or records of any Loan Party or any of the Subsidiaries or Affiliates of any Loan Party.

                12.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or, if so required, the Super Majority Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or a Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

                12.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of a Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the


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Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party which may come into the possession of any of the Agent-Related Persons.

                12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the U.S. Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 14.11; provided, however, that no U.S. Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each U.S. Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

                12.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent or any of its Subsidiaries or Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding the Parent, its Subsidiaries, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Parent or such Subsidiary or Affiliate) and the Lenders acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Revolving Loans, the Bank and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include each of the Bank and the Canadian Bank in its individual capacity.


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                12.9    Successor Agent. The Agent may resign as Agent upon at
least 30 days' prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank and the Canadian Bank sells all of their respective Commitments and Revolving Loans (including, in the case of the Canadian Bank, the obligation of the Canadian Bank to have a Canadian Revolving Credit Commitment or increase its Canadian Revolving Credit Commitment, in each instance, to effectuate a Canadian Revolving Loan Participation) as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the U.S. Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the U.S. Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                12.10   Withholding Tax.

                (a) Any U.S. Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Agent and the Parent on behalf of the U.S. Borrowers:

                        (i) two properly completed and executed copies of IRS Form W-8BEN claiming an exemption from United States of America withholding tax under a United States of America tax treaty before the payment of any interest in the first calendar year in which such U.S. Lender becomes a party to this Agreement and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement (or from time to time as necessary to retain any such exemption or to claim a reduction of United States of America withholding tax);

                        (ii) two properly completed and executed copies of IRS Form W-8ECI claiming that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such U.S. Lender before the payment of any interest is due in the first taxable year of such U.S. Lender in which such U.S. Lender becomes a party to this Agreement and in each succeeding taxable year of such U.S. Lender during which interest may be paid under this Agreement; or

                        (iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from United States of America withholding tax before the payment of any interest in the first calendar year in which such U.S. Lender becomes a party to this Agreement (updating such form or forms from time to time


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

        as necessary to retain any such exemption or to claim a reduction of United States of America withholding tax).

Such U.S. Lender agrees to promptly notify the Agent and the Parent on behalf of the U.S. Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any U.S. Lender is a "United States person" within the meaning of Section 7701(a)(30) of the Code, such U.S. Lender shall deliver to the Agent and the Parent on behalf of the U.S. Borrowers before the payment of any interest in the first calendar year in which such U.S. Lender becomes a party to this Agreement and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement (or from time to time as requested by the Agent or a U.S. Borrower or as required by law) two properly completed and executed copies of IRS Form W-9 or other applicable form, certificate or document prescribed by the IRS certifying that such United States person is not subject to backup withholding.

                (c) If any U.S. Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form W-8BEN and such U.S. Lender sells, assigns, grants a participation in or otherwise transfers all or part of the Obligations owing by a U.S. Borrower to such U.S. Lender (including any transfer of such Obligations to a new lending office of such U.S. Lender), such U.S. Lender agrees to notify the Agent and the Parent on behalf of the U.S. Borrowers of the percentage amount in which it is no longer the beneficial owner of the respective Obligations of the U.S. Borrowers to such U.S. Lender. To the extent of such percentage amount, the Agent and the U.S. Borrowers will treat such Lender's IRS Form W-8BEN as no longer valid.

                (d) If any U.S. Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in or otherwise transfers all or part of the respective Obligations of the U.S. Borrowers owing to such U.S. Lender, such U.S. Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                (e) Each Canadian Lender (including, without limitation, any assignee or transferee of all or any part of any of the Obligations owing by the Canadian Borrower, but excluding Participating Lenders) that is not a Canadian resident for Canadian tax purposes shall deliver to the Agent (if it is then permitted to do so under law) two original copies (one for the Canadian Borrower) of such form or forms as may be required under a Canadian tax treaty or any provision of Canadian federal or provincial law as a condition to or exemption from, or reduction of, Canadian withholding tax. Such Canadian Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (f) If any Lender (including a Participating Lender) is entitled to a reduction in the applicable withholding tax, the Agent (acting through its Canada Branch or otherwise) may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) or subsection (d), as applicable, of this Section are not delivered to the Agent (acting through its Canada Branch or


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otherwise), then the Agent (acting through its Canada Branch or otherwise) may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax without reduction. None of the Loan Parties shall have any liability under
Section 4.1 or otherwise with respect to such amounts withheld by the Agent pursuant to this subsection (f).

                (g) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent and/or a Borrower, as applicable, did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent and/or such Borrower (or the Parent on behalf of such Borrower), as applicable, of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent and/or such Borrower, as applicable, fully for all amounts paid, directly or indirectly, by the Agent and/or such Borrower, as applicable, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent and/or such Borrower, as applicable, under this Section, together with all reasonable costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                12.11   Collateral Matters.

                (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Revolving Loans, reimbursement obligations in respect of Letters of Credit and Credit Support and all other Obligations (whether or not any of such obligations are due), and the termination of all outstanding Letters of Credit (or the deposit with the Agent of Supporting Letters of Credit in accordance with and as required by Section 1.3(g)); (ii) constituting property being sold or disposed of (other than to another Loan Party) if the applicable Loan Party certifies to the Agent that the sale or disposition is made in compliance with Section 7.11 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which each of the Borrowers certifies to the Agent that no Loan Party owned an interest at the time the Lien was granted or at any time thereafter (and the Agent may rely conclusively on any such certificate, without further inquiry); (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement; or (v) as contemplated by the last sentence of this Section 12.11(a). Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $500,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 during each Fiscal Year with the prior written authorization of the Required Lenders. Upon request by the Agent or a Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11. The Agent hereby agrees that, so long as no Default or Event of Default has occurred and is continuing, it shall return promptly to the applicable Borrower all cash collateral held by the Agent from time to time in connection with any Letter of Credit issued hereunder for the account of


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such Borrower upon the later of (x) the satisfaction in full of all of the
Obligations of such Borrower with respect to such Letter of Credit and, if applicable, related Credit Support and (y) the return and cancellation of such Letter of Credit (or, in the case of any cash collateral held by the Agent under clause sixth of either Section 3.7(a)(ii) or 3.7(b)(ii) with respect to a Letter of Credit, upon the cure or waiver in accordance with the terms hereof of the relevant Event of Default requiring such cash collateralization).

                (b) Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent's authority to release Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by a Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by a Borrower or other Loan Party or is cared for, protected or insured or has been encumbered or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

                12.12   Restrictions on Actions by Lenders; Sharing of Payments.

                (a) Each of the Lenders agrees that it shall not, without the express consent of the Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Agent, set off against the Obligations, any amounts owing by such Lender to any of the Loan Parties or any accounts of any of the Loan Parties now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any of the Loan Parties, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of a Loan Party to such Lender arising under or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this


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Agreement or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent with respect to the applicable Obligations, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent or in same day funds, as applicable, for the account of all of the applicable Lenders and for application to the applicable Obligations in accordance with the applicable provisions of this Agreement or (2) purchase, without recourse or warranty, an undivided interest and participation in the applicable Obligations owed to the other applicable Lenders so that such excess payment received shall be applied ratably as among the applicable Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

                12.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC, the PPSA, the Civil Code of Quebec or any other applicable law can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

                12.14 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance) or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the U.S. Revolving Loans, the Canadian Revolving Loans or otherwise. Unless the Agent receives notice from a Borrower prior to the date on which any payment is due to the applicable Lenders from such Borrower that such Borrower will not make such payment in full as and when required, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each applicable Lender on such due date an amount equal to the amount then due such Lender from such Borrower. If and to the extent a Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.


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                12.15   Settlement of U.S. Revolving Loans.

                (a) U.S. Revolving Loans. Each U.S. Lender's funded portion of the U.S. Revolving Loans is intended by the U.S. Lenders to be equal at all times to such U.S. Lender's Pro Rata Share of the outstanding U.S. Revolving Loans. Notwithstanding such agreement, the Agent, the Bank and the other U.S. Lenders agree (which agreement shall not be for the benefit of or enforceable by the U.S. Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the U.S. Revolving Loans, the U.S. Non-Ratable Loans and the U.S. Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                        (i) The Agent shall request settlement ("U.S. Revolving Loan Settlement") with the U.S. Lenders on at least a weekly basis or on a more frequent basis at the Agent's election, (A) on behalf of the Bank, with respect to each outstanding U.S. Non- Ratable Loan,
        (B) for itself, with respect to each U.S. Agent Advance, and (C) with respect to collections received, in each case, by notifying the U.S. Lenders of such requested U.S. Revolving Loan Settlement by telecopy, telephone or other similar form of transmission, of such requested U.S. Revolving Loan Settlement, no later than 12:00 noon (New York time) on the date of such requested U.S. Revolving Loan Settlement (the "U.S. Revolving Loan Settlement Date"). Each U.S. Lender (other than the Bank in the case of U.S. Non-Ratable Loans and the Agent in the case of U.S. Agent Advances) shall transfer the amount of such U.S. Lender's Pro Rata Share of the outstanding principal amount of the U.S. Non-Ratable Loans and U.S. Agent Advances with respect to each U.S. Revolving Loan Settlement to the Agent, to the Agent's account, not later than 2:00 p.m. (New York time), on the U.S. Revolving Loan Settlement Date applicable thereto. U.S. Revolving Loan Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable U.S. Non-Ratable Loan or U.S. Agent Advance and, together with the portion of such U.S. Non-Ratable Loan or U.S. Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute U.S. Revolving Loans of such U.S. Lenders. If any such amount is not transferred to the Agent by any U.S. Lender on the U.S. Revolving Loan Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such U.S. Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the U.S. Revolving Loan Settlement Date and thereafter at the Interest Rate then applicable to the U.S. Base Rate Revolving Loans (A) on behalf of the Bank, with respect to each outstanding U.S. Non-Ratable Loan, and (B) for itself, with respect to each U.S. Agent Advance.

                        (ii)    Notwithstanding the foregoing, not more than one
        (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a U.S. Revolving Loan Settlement with respect to a U.S. Non-Ratable Loan or U.S. Agent Advance), each other U.S. Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such U.S. Non-Ratable Loan or U.S. Agent Advance equal to such U.S. Lender's Pro Rata Share of such


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        U.S. Non-Ratable Loan or U.S. Agent Advance and (B) if U.S. Revolving
        Loan Settlement has not previously occurred with respect to such U.S. Non-Ratable Loans or U.S. Agent Advances, upon demand by the Bank or Agent, as applicable, shall pay to the Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such U.S. Lender's Pro Rata Share of such U.S. Non-Ratable Loans or U.S. Agent Advances. If such amount is not in fact made available to the Agent by any U.S. Lender, the Agent shall be entitled to recover such amount on demand from such U.S. Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to U.S. Base Rate Revolving Loans.

                        (iii) From and after the date, if any, on which any U.S. Lender purchases an undivided interest and participation in any U.S. Non-Ratable Loan or U.S. Agent Advance pursuant to clause (ii) above, the Agent shall promptly distribute to such U.S. Lender, such U.S. Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such U.S. Non-Ratable Loan or U.S. Agent Advance.

                        (iv) Between U.S. Revolving Loan Settlement Dates, the Agent, to the extent no U.S. Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the U.S. Revolving Loans, for application to the Bank's U.S. Revolving Loans including U.S. Non-Ratable Loans. If, as of any U.S. Revolving Loan Settlement Date, collections received since the then immediately preceding U.S. Revolving Loan Settlement Date have been applied to the Bank's U.S. Revolving Loans (other than to U.S. Non-Ratable Loans or U.S. Agent Advances in which such U.S. Lender has not yet funded its purchase of a participation pursuant to clause (ii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the U.S. Lenders, to be applied to the outstanding U.S. Revolving Loans of such U.S. Lenders, an amount such that each U.S. Lender shall, upon receipt of such amount, have, as of such U.S. Revolving Loan Settlement Date, its Pro Rata Share of the U.S. Revolving Loans. During the period between U.S. Revolving Loan Settlement Dates, the Bank with respect to U.S. Non-Ratable Loans, the Agent with respect to U.S. Agent Advances, and each U.S. Lender with respect to the U.S. Revolving Loans other than U.S. Non-Ratable Loans and U.S. Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other U.S. Lenders.

                        (v) Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability of the applicable U.S. Borrower on any Funding Date for a U.S. Revolving Loan or U.S. Non-Ratable Loan.

                (b) U.S. Lenders' Failure to Perform. All U.S. Revolving Loans (other than U.S. Non-Ratable Loans and U.S. Agent Advances) shall be made by the U.S. Lenders simultaneously


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and in accordance with their Pro Rata Shares. It is understood that (i) no U.S.
Lender shall be responsible for any failure by any other U.S. Lender to perform its obligation to make any U.S. Revolving Loans hereunder, nor shall any U.S. Revolving Credit Commitment of any U.S. Lender be increased or decreased as a result of any failure by any other U.S. Lender to perform its obligation to make any U.S. Revolving Loans hereunder, (ii) no failure by any U.S. Lender to perform its obligation to make any U.S. Revolving Loans hereunder shall excuse any other U.S. Lender from its obligation to make any U.S. Revolving Loans hereunder, and (iii) the obligations of each U.S. Lender hereunder shall be several, not joint and several.

                (c) Defaulting U.S. Lenders. Unless the Agent receives notice from a U.S. Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such U.S. Lender will not make available as and when required hereunder to the Agent that U.S. Lender's Pro Rata Share of a Borrowing, the Agent may assume that each U.S. Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the applicable U.S. Borrower on such date a corresponding amount. If any U.S. Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred a corresponding amount to the applicable U.S. Borrower on the Business Day following such Funding Date that U.S. Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any U.S. Lender with respect to amounts owing shall be conclusive, absent manifest error. If each U.S. Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that U.S. Lender's U.S. Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the applicable U.S. Borrower of such failure to fund and, within one (1) Business Day after demand by the Agent, such U.S. Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the U.S. Revolving Loans comprising that particular Borrowing. The failure of any U.S. Lender to make any U.S. Revolving Loan on any Funding Date (any such U.S. Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting U.S. Lender") shall not relieve any other U.S. Lender of its obligation hereunder to make a U.S. Revolving Loan on that Funding Date. No U.S. Lender shall be responsible for any other U.S. Lender's failure to advance such other U.S. Lenders' Pro Rata Share of any Borrowing.

                (d) Retention of Defaulting U.S. Lender's Payments. The Agent shall not be obligated to transfer to a Defaulting U.S. Lender any payments made by any of the U.S. Borrowers to the Agent for the Defaulting U.S. Lender's benefit; nor shall a Defaulting U.S. Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting U.S. Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan a U.S. Borrower the amount of all such payments received or retained by it for the account of such Defaulting U.S. Lender. Any amounts so loaned to such U.S. Borrower shall bear interest at the rate applicable to U.S. Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were U.S. Revolving Loans to such U.S. Borrower, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting U.S. Lender shall be deemed not to be a "U.S. Lender" or a "Lender". Until a Defaulting U.S. Lender cures its failure to fund its Pro Rata Share


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of any Borrowing (A) such Defaulting U.S. Lender shall not be entitled to any portion of the U.S. Unused Line Fee and (B) the U.S. Unused Line Fee shall accrue in favor of the U.S. Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing U.S. Lenders ratably based upon their relative U.S. Revolving Credit Commitments. This Section shall remain effective with respect to such U.S. Lender until such time as the Defaulting U.S. Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the U.S. Revolving Credit Commitment of any U.S. Lender or relieve or excuse the performance by any U.S. Borrower of its duties and obligations hereunder.

                (e) Removal of Defaulting U.S. Lender. At the U.S. Borrowers' request, the Agent or an Eligible Assignee (and its related Eligible Canadian Affiliate, if applicable) reasonably acceptable to the Agent and the U.S. Borrowers shall have the right (but not the obligation) to purchase from any Defaulting U.S. Lender (and its related Eligible Canadian Affiliate, if applicable), and each Defaulting U.S. Lender (and its related Eligible Canadian Affiliate, if applicable) shall, upon such request, sell and assign to the Agent or such Eligible Assignee (and its related Eligible Canadian Affiliate, if applicable), all of the Defaulting U.S. Lender's and, if applicable, its Eligible Canadian Affiliate's outstanding Commitments hereunder. Such sale shall be consummated promptly after the Agent has arranged for a purchase by the Agent or an Eligible Assignee (and its related Eligible Canadian Affiliate, if applicable) pursuant to an Assignment and Acceptance, and at an aggregate price equal to the outstanding principal balance of the Defaulting U.S. Lender's Revolving Loans (and additionally, if such Defaulting U.S. Lender has a related Eligible Canadian Affiliate, of such Eligible Canadian Affiliate's Canadian Revolving Loans), plus accrued interest and fees, without premium or discount, and plus all other amounts owing to such Defaulting U.S. Lender (and its related Eligible Canadian Affiliate, if applicable) hereunder (including, if applicable, any Funded Canadian Revolving Loan Participation of such Defaulting U.S. Lender).

                12.16   Settlement of Canadian Revolving Loans.

                (a) Canadian Revolving Loans. Each Canadian Lender's funded portion of the Canadian Revolving Loans is intended by the Canadian Lenders to be equal at all times to such Canadian Lender's Pro Rata Share of the outstanding Canadian Revolving Loans. Notwithstanding such agreement, the Agent, the Canadian Bank and the other Canadian Lenders agree (which agreement shall not be for the benefit of or enforceable by the Canadian Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Canadian Revolving Loans, the Canadian Non-Ratable Loans and the Canadian Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                        (i) The Agent acting through its Canada Branch shall request settlement ("Canadian Revolving Loan Settlement") with the Canadian Lenders on at least a weekly basis or on a more frequent basis at the Agent's election, (A) on behalf of the Canadian Bank, with respect to each outstanding Canadian Non-Ratable Loan, (B) for itself, with respect to each Canadian Agent Advance, and (C) with respect to collections received, in each case, by notifying the Canadian Lenders of such requested Canadian Revolving Loan Settlement by telecopy, telephone


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        or other similar form of transmission, of such requested Canadian
        Revolving Loan Settlement, no later than 12:00 noon (New York time) on the date of such requested Canadian Revolving Loan Settlement (the "Canadian Revolving Loan Settlement Date"). Each Canadian Lender (other than the Canadian Bank in the case of Canadian Non-Ratable Loans and the Agent acting through its Canada Branch in the case of Canadian Agent Advances) shall transfer the amount of such Canadian Lender's Pro Rata Share of the outstanding principal amount of the Canadian Non-Ratable Loans and Canadian Agent Advances with respect to each Canadian Revolving Loan Settlement to the Agent acting through its Canada Branch, to the Agent's account, not later than 2:00 p.m. (New York time), on the Canadian Revolving Loan Settlement Date applicable thereto (such transfer to be made in the same currency as the currency of the applicable Canadian Non- Ratable Loans and Canadian Agent Advances). Canadian Revolving Loan Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent acting through its Canada Branch shall be applied against the amounts of the applicable Canadian Non-Ratable Loan or Canadian Agent Advance and, together with the portion of such Canadian Non-Ratable Loan or Canadian Agent Advance representing the Canadian Bank's Pro Rata Share thereof, shall constitute Canadian Revolving Loans of such Canadian Lenders. If any such amount is not transferred to the Agent acting through its Canada Branch by any Canadian Lender on the Canadian Revolving Loan Settlement Date applicable thereto, the Agent acting through its Canada Branch shall be entitled to recover such amount on demand from such Canadian Lender together with interest thereon (in the same respective currency or currencies as the applicable amount or amounts to be recovered) at the Canadian Prime Rate for the first three (3) days from and after the Canadian Revolving Loan Settlement Date and thereafter at the Interest Rate then applicable to the Canadian Prime Rate Revolving Loans (A) on behalf of the Canadian Bank, with respect to each outstanding Canadian Non-Ratable Loan, and (B) for itself, with respect to each Canadian Agent Advance.

                        (ii) Notwithstanding the foregoing, not more than one
        (1) Business Day after demand is made by the Agent acting through its Canada Branch (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent acting through its Canada Branch has requested a Canadian Revolving Loan Settlement with respect to a Canadian Non-Ratable Loan or Canadian Agent Advance), each other Canadian Lender (A) shall irrevocably and unconditionally purchase and receive from the Canadian Bank or the Agent acting through its Canada Branch, as applicable, without recourse or warranty, an undivided interest and participation in such Canadian Non-Ratable Loan or Canadian Agent Advance equal to such Canadian Lender's Pro Rata Share of such Canadian Non-Ratable Loan or Canadian Agent Advance and (B) if Canadian Revolving Loan Settlement has not previously occurred with respect to such Canadian Non-Ratable Loans or Canadian Agent Advances, upon demand by the Canadian Bank or Agent acting through its Canada Branch, as applicable, shall pay to the Canadian Bank or Agent acting through its Canada Branch, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Canadian Lender's Pro Rata Share of such Canadian Non-Ratable Loans or Canadian Agent Advances. If such amount is not in fact made available to the Agent acting through its Canada Branch by any Canadian Lender, the Agent acting through its Canada Branch shall be entitled to recover such


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

        amount on demand from such Canadian Lender together with interest thereon (in the same respective currency or currencies as the relevant Canadian Non-Ratable Loans or Canadian Agent Advances, as the case may
        be) at the Canadian Prime Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Canadian Prime Rate Revolving Loans.

                        (iii) From and after the date, if any, on which any Canadian Lender purchases an undivided interest and participation in any Canadian Non-Ratable Loan or Canadian Agent Advance pursuant to clause
        (ii) above, the Agent acting through its Canada Branch shall promptly distribute to such Canadian Lender, such Canadian Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent acting through its Canada Branch in respect of such Canadian Non-Ratable Loan or Canadian Agent Advance.

                        (iv) Between Canadian Revolving Loan Settlement Dates, the Agent acting through its Canada Branch, to the extent no Canadian Agent Advances are outstanding, may pay over to the Canadian Bank any payments received by the Agent acting through its Canada Branch, which in accordance with the terms of this Agreement would be applied to the reduction of the Canadian Revolving Loans, for application to the Bank's Canadian Revolving Loans including Canadian Non-Ratable Loans. If, as of any Canadian Revolving Loan Settlement Date, collections received since the then immediately preceding Canadian Revolving Loan Settlement Date have been applied to the Bank's Canadian Revolving Loans (other than to Canadian Non-Ratable Loans or Canadian Agent Advances in which such Canadian Lender has not yet funded its purchase of a participation pursuant to clause (ii) above), as provided for in the previous sentence, the Canadian Bank shall pay to the Agent acting through its Canada Branch for the accounts of the Canadian Lenders, to be applied to the outstanding Canadian Revolving Loans of such Canadian Lenders, an amount such that each Canadian Lender shall, upon receipt of such amount, have, as of such Canadian Revolving Loan Settlement Date, its Pro Rata Share of the Canadian Revolving Loans. During the period between Canadian Revolving Loan Settlement Dates, the Canadian Bank with respect to Canadian Non-Ratable Loans, the Agent acting through its Canada Branch with respect to Canadian Agent Advances, and each Canadian Lender with respect to the Canadian Revolving Loans other than Canadian Non-Ratable Loans and Canadian Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Canadian Bank, the Agent acting through its Canada Branch and the other Canadian Lenders.

                        (v) Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability of the Canadian Borrower on any Funding Date for a Canadian Revolving Loan or Canadian Non-Ratable Loan.

                        (vi) On each Canadian Revolving Loan Settlement Date, the Agent shall provide to each Participating Lender a statement setting forth the aggregate amount of Canadian Revolving Loan Participations in Canadian Revolving Loans of the Canadian Funding Bank held


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

        by such Participating Lender (after giving effect to the Canadian Revolving Loan Settlement on such Canadian Revolving Loan Settlement
        Date).

                (b) Canadian Lenders' Failure to Perform. All Canadian Revolving Loans (other than Canadian Non-Ratable Loans and Canadian Agent Advances) shall be made by the Canadian Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Canadian Lender shall be responsible for any failure by any other Canadian Lender to perform its obligation to make any Canadian Revolving Loans hereunder, nor shall any Canadian Revolving Credit Commitment of any Canadian Lender be increased or decreased as a result of any failure by any other Canadian Lender to perform its obligation to make any Canadian Revolving Loans hereunder, (ii) no failure by any Canadian Lender to perform its obligation to make any Canadian Revolving Loans hereunder shall excuse any other Canadian Lender from its obligation to make any Canadian Revolving Loans hereunder, and (iii) the obligations of each Canadian Lender hereunder shall be several, not joint and several.

                (c) Defaulting Canadian Lenders. Unless the Agent receives notice from a Canadian Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Canadian Lender will not make available as and when required hereunder to the Agent acting through its Canada Branch that Canadian Lender's Pro Rata Share of a Borrowing, the Agent acting through its Canada Branch may assume that each Canadian Lender has made such amount available to the Agent acting through its Canada Branch in immediately available funds on the Funding Date. Furthermore, the Agent acting through its Canada Branch may, in reliance upon such assumption, make available to the Canadian Borrower on such date a corresponding amount. If any Canadian Lender has not transferred its full Pro Rata Share to the Agent acting through its Canada Branch in immediately available funds and the Agent acting through its Canada Branch has transferred a corresponding amount to the Canadian Borrower on the Business Day following such Funding Date that Canadian Lender shall make such amount available to the Agent acting through its Canada Branch, together with interest (in the same currency as the related Borrowing) at the Canadian Prime Rate for that day. A notice by the Agent submitted to any Canadian Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Canadian Lender's full Pro Rata Share is transferred to the Agent acting through its Canada Branch as required, the amount transferred to the Agent acting through its Canada Branch shall constitute that Canadian Lender's Canadian Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent acting through its Canada Branch on the Business Day following the Funding Date, the Agent will notify the Canadian Borrower of such failure to fund and, within one (1) Business Day after demand by the Agent, the Canadian Borrower shall pay such amount to the Agent acting through its Canada Branch for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Canadian Revolving Loans comprising that particular Borrowing. The failure of any Canadian Lender to make any Canadian Revolving Loan on any Funding Date (any such Canadian Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Canadian Lender") shall not relieve any other Canadian Lender of its obligation hereunder to make a Canadian Revolving Loan on that Funding Date. No Canadian Lender shall be responsible for any other Canadian Lender's failure to advance such other Canadian Lenders' Pro Rata Share of any Borrowing.


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

                (d) Retention of Defaulting Canadian Lender's Payments. The Agent acting through its Canada Branch shall not be obligated to transfer to a Defaulting Canadian Lender any payments made by the Canadian Borrower to the Agent for the Defaulting Canadian Lender's benefit; nor shall a Defaulting Canadian Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Canadian Lender shall instead be paid to or retained by the Agent acting through its Canada Branch. In its discretion, the Agent acting through its Canada Branch may loan the Canadian Borrower the amount of all such payments received or retained by it for the account of such Defaulting Canadian Lender. Any amounts so loaned to the Canadian Borrower shall bear interest at the rate applicable to Canadian Prime Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Canadian Revolving Loans to such Canadian Borrower, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Canadian Lender shall be deemed not to be a "Canadian Lender" or "Lender". Until a Defaulting Canadian Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Canadian Lender shall not be entitled to any portion of the Canadian Unused Line Fee and
(B) the Canadian Unused Line Fee shall accrue in favor of the Canadian Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Canadian Lenders ratably based upon their relative Canadian Revolving Credit Commitments. This Section shall remain effective with respect to such Canadian Lender until such time as the Defaulting Canadian Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Canadian Revolving Credit Commitment of any Canadian Lender or relieve or excuse the performance by the Canadian Borrower of its duties and obligations hereunder.

                (e) Removal of Defaulting Canadian Lender. At the Canadian Borrower's request, the Agent acting through its Canada Branch or an Eligible Assignee (and such Eligible Assignee's intended related U.S. Lender) reasonably acceptable to the Agent and the Canadian Borrower shall have the right (but not the obligation) to purchase from any Defaulting Canadian Lender (and such Defaulting Canadian Lender's related U.S. Lender), and each Defaulting Canadian Lender (and such Defaulting Canadian Lender's related U.S. Lender) shall, upon such request, sell and assign to the Agent acting through its Canada Branch or such Eligible Assignee (and such Eligible Assignee's intended related U.S. Lender), all of the Defaulting Canadian Lender's and its related U.S. Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after the Agent has arranged for a purchase by the Agent acting through its Canada Branch or an Eligible Assignee (and such Eligible Assignee's related intended U.S. Lender) pursuant to an Assignment and Acceptance, and at an aggregate price equal to the outstanding principal balance of the Defaulting Canadian Lender's and its related U.S. Lender's Revolving Loans, plus accrued interest and fees, without premium or discount, and plus all other amounts owing to such Defaulting Canadian Lender and related U.S. Lender hereunder.

                12.16A  Canadian Revolving Loans; Intra-Canadian Lender Issues.

                (a) Canadian Revolving Loan Participations. Notwithstanding anything to the contrary contained herein, all Canadian Revolving Loans shall be made solely by the Canadian Lenders. However, each Lender that does not have a Canadian Revolving Credit Commitment or an affiliate with a Canadian


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Revolving Credit Commitment (a "Participating Lender") shall irrevocably and unconditionally purchase and acquire and shall be deemed to irrevocably and unconditionally purchase and acquire from the Canadian Funding Bank, and the Canadian Funding Bank shall sell and be deemed to sell to each such Participating Lender, without recourse or any representation or warranty whatsoever, an undivided interest and participation (a "Canadian Revolving Loan Participation") in each Canadian Revolving Loan funded by the Canadian Funding Bank (other than a Canadian Non-Ratable Loan) in an amount equal to such Participating Lender's Pro Rata Share of the Borrowing which includes such Canadian Revolving Loan. Such purchase and sale of a Canadian Revolving Loan Participation shall be deemed to occur automatically upon the making of a Canadian Revolving Loan by the Canadian Funding Bank (other than a Canadian Non-Ratable Loan), without any further notice to any Participating Lender. The purchase price payable by each Participating Lender to the Canadian Funding Bank for each Canadian Revolving Loan Participation purchased by it from the Canadian Funding Bank shall be equal to 100% of the principal amount of such Canadian Revolving Loan Participation (i.e., the product of (i) the amount of the Borrowing which includes the relevant Canadian Revolving Loan and (ii) such Participating Lender's Pro Rata Share), and such purchase price shall be payable by each Participating Lender to the Canadian Funding Bank in accordance with the settlement procedure set forth in Section 12.16A(b) below. The Canadian Funding Bank and the Agent shall record on their books the amount of the Canadian Revolving Loans made by the Canadian Funding Bank and each Participating Lender's Canadian Revolving Loan Participation and Funded Canadian Revolving Loan Participation therein, all payments in respect thereof and interest accrued thereon and all payments made by and to each Participating Lender pursuant to this Section 12.16A.

                (b) Settlement Procedures for Canadian Revolving Loan Participations. Each Participating Lender's Canadian Revolving Loan Participation in the Canadian Revolving Loans (other than Canadian Non-Ratable Loans and Canadian Agent Advances) shall be in an amount equal to its Pro Rata Share of all such Canadian Revolving Loans. However, in order to facilitate the administration of the Canadian Revolving Loans made by the Canadian Funding Bank and the Canadian Revolving Loan Participations, settlement among the Canadian Funding Bank and the Participating Lenders with regard to the Participating Lenders' Canadian Revolving Loan Participations shall take place in accordance with the following provisions:

                        (i) The Canadian Funding Bank and the Participating Lenders shall settle (a "Canadian Participation Settlement") by payments in respect of the Canadian Revolving Loan Participations as follows: So long as any Canadian Revolving Loans are outstanding, Canadian Participation Settlements shall be effected through the Agent acting through its Canada Branch on such Business Days as the Agent (or the Canadian Bank on its behalf) shall specify by a notice by telecopy, telephone or similar form of notice to each Participating Lender requesting such Canadian Participation Settlement (each such date on which a Canadian Participation Settlement occurs herein called a "Canadian Participation Settlement Date"), such notice to be delivered no later than 12:00 noon (New York time) on the requested Canadian Participation Settlement Date; provided, that neither the Canadian Funding Bank nor the Agent shall specify a Canadian Participation Settlement Date prior to the occurrence of an Event of Default; provided, further, that if (x) such Event of Default is cured or waived in writing in accordance with the terms hereof, (y) no Obligations have yet been declared due and payable under Section 9.2 and (z) the Agent and the


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        Canadian Funding Bank have actual knowledge of such cure or waiver, all prior to the Canadian Funding Bank or the Agent giving notice to the Participating Lenders of the first Canadian Participation Settlement Date under this Agreement, then neither the Canadian Funding Bank nor the Agent shall give notice to the Participating Lenders of a Canadian Participation Settlement Date based upon such cured or waived Event of Default; and provided, even further, that the Canadian Funding Bank or the Agent, as the case may be, shall give the Canadian Borrower not less than one (1) Business Days' prior notice of the first Canadian Participation Settlement Date under this Agreement. If on any Canadian Participation Settlement Date the total principal amount of the Canadian Revolving Loans (other than Canadian Non-Ratable Loans) made or deemed made by the Canadian Funding Bank during the period ending on (but excluding) such Canadian Participation Settlement Date and commencing on (and including) the immediately preceding Canadian Participation Settlement Date (or the Closing Date in the case of the period ending on the first Canadian Participation Settlement Date) (each such period herein called a "Canadian Participation Settlement Period") is greater than the principal amount of Canadian Revolving Loans (other than Canadian Non-Ratable Loans) repaid during such Canadian Participation Settlement Period to the Canadian Funding Bank, each Participating Lender shall pay to the Canadian Funding Bank (through the Agent acting through its Canada Branch), no later than 2:00 p.m. (New York time) on such Canadian Participation Settlement Date, an amount equal to such Participating Lender's ratable share of the amount of such excess. If in any Canadian Participation Settlement Period the outstanding principal amount of the Canadian Revolving Loans (other than Canadian Non-Ratable Loans) repaid to the Canadian Funding Bank in such period exceeds the total principal amount of the Canadian Revolving Loans (other than Canadian Non-Ratable Loans) made or deemed made by the Canadian Funding Bank during such period, the Canadian Funding Bank shall pay to each Participating Lender (through the Agent acting through its Canada Branch (or the Canadian Bank on its behalf)) on such Canadian Participation Settlement Date an amount equal to such Participating Lender's ratable share of such excess. In addition, on each Canadian Participation Settlement Date the Canadian Funding Bank (through the Agent acting through its Canada Branch) shall pay to each Participating Lender, to the extent received from the Canadian Borrower or the Guarantors, such Participating Lender's ratable share of the interest paid on the Canadian Revolving Loans (other than Canadian Non-Ratable Loans) made by the Canadian Funding Bank during the Canadian Participation Settlement Period ending on such Canadian Participation Settlement Date, such ratable share to be equal to the percentage which the average daily outstanding amount of such Participating Lender's Funded Canadian Revolving Loan Participation with the Canadian Funding Bank for the period for which such interest is paid bears to the average daily amount of the total outstanding principal amount of the Canadian Revolving Loans (other than Canadian Non-Ratable Loans) made by the Canadian Funding Bank during such period. Canadian Participation Settlements in respect of Canadian Revolving Loans shall be made in Canadian Dollars (for participations in Canadian Revolving Loans made to the Canadian Borrower in Canadian Dollars) or in Dollars (for participations in Canadian Revolving Loans made to the Canadian Borrower in Dollars), as the case may be, on the Canadian Participation Settlement Date for such Canadian Revolving Loans.


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                        (ii)    If any Participating Lender fails to pay to the
        Canadian Funding Bank on any Canadian Participation Settlement Date the full amount required to be paid by such Participating Lender to the Canadian Funding Bank on such Canadian Participation Settlement Date in respect of such Participating Lender's Canadian Revolving Loan Participation (such Participating Lender's "Canadian Participation Settlement Amount") with the Canadian Funding Bank, the Canadian Funding Bank shall be entitled to recover such unpaid amount from such Participating Lender, together with interest thereon (in the same respective currency or currencies as the relevant Canadian Revolving Loans) at the Canadian Prime Rate for the first three (3) days from and after the Canadian Participation Settlement Date and thereafter at the interest rate then applicable to the relevant Canadian Revolving Loans. Without limiting the Canadian Funding Bank's rights to recover from any Participating Lender any unpaid Canadian Participation Settlement Amount payable by such Participating Lender to the Canadian Funding Bank, the Canadian Funding Bank and the Agent acting through its Canada Branch or otherwise shall also be entitled to withhold from amounts otherwise payable to such Participating Lender an amount equal to such Participating Lender's unpaid Canadian Participation Settlement Amount owing to the Canadian Funding Bank and apply such withheld amount to the payment of any unpaid Canadian Participation Settlement Amount owing by such Participating Lender to the Canadian Funding Bank.

                        (iii) If there occurs any Event of Default, and so long as such Event of Default continues, each Participating Lender shall also pay to the Canadian Funding Bank upon demand by the Canadian Funding Bank an amount equal to the difference between (i) such Participating Lender's ratable share of interest accrued and unpaid on the Canadian Revolving Loans (other than Canadian Non-Ratable Loans) made by the Canadian Funding Bank and (ii) interest accrued and unpaid on such Participating Lender's Funded Canadian Revolving Loan Participation with the Canadian Funding Bank. Upon such payment, such Participating Lender shall be entitled to receive from the Canadian Funding Bank, as and when paid by the Canadian Borrower or the Guarantors or recovered from their assets, such Participating Lender's ratable share of all payments of interest accrued on the Canadian Revolving Loans (other than Canadian Non-Ratable Loans) made by the Canadian Funding Bank. Amounts payable under this paragraph (iii) shall be paid in Canadian Dollars (for amounts relating to Canadian Revolving Loans made to the Canadian Borrower in Canadian Dollars) or in Dollars (for amounts relating to Canadian Revolving Loans made to the Canadian Borrower in Dollars), as the case may be, on the date payment is required to be made hereunder.

                        (iv) If the Canadian Funding Bank is required to make any payment to (x) the Agent (or the Canadian Bank, in the case of Canadian Non-Ratable Loans) with respect to any Canadian Letter of Credit or related Credit Support (or its participation therein), any Canadian Non-Ratable Loan (or its participation therein) or any Canadian Agent Advance (or its participation therein) or (y) the Canadian Letter of Credit Issuer pursuant to Section 12.17(e), in each case other than as a Canadian Revolving Loan being made to the Canadian Borrower, each Participating Lender shall, upon request of the Canadian Funding Bank, pay to the Canadian Funding Bank an amount equal to such Participating Lender's ratable share of such payment.


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                        (v)     Following the first Canadian Participation
        Settlement Date, the Agent acting through its Canada Branch shall effect a Canadian Participation Settlement on each subsequent Canadian Revolving Loan Settlement Date or within one (1) Business Day thereafter.

                (c) Obligations Irrevocable. The obligations of each Participating Lender to purchase from the Canadian Funding Bank a participation in each Canadian Revolving Loan (other than Canadian Non-Ratable Loans) made by the Canadian Funding Bank and to make payments to the Canadian Funding Bank with respect to such participation and to make payments to the Canadian Funding Bank with respect to Canadian Letters of Credit, related Credit Support, Canadian Non- Ratable Loans and Canadian Agent Advances participated in by the Canadian Funding Bank, in each case as provided herein, shall be irrevocable and not subject to any qualification or exception whatsoever, including any of the following circumstances:

                        (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents or of any Revolving Loans, against any Borrower or any Guarantor;

                        (ii) the existence of any claim, setoff, defense or other right which the Canadian Borrower or any other Borrower or any Guarantor may have at any time in respect of any Canadian Revolving Loans or Canadian Letters of Credit;

                        (iii) any application or misapplication of any proceeds of any Canadian Revolving Loans;

                        (iv) the surrender or impairment of any security for any Canadian Revolving Loans;

                        (v) the occurrence of any Default or Event of Default;

                        (vi) the commencement or pendency of any events specified in Section 9.1(e), (f) or (g) in respect of the Parent or any Subsidiary thereof, any other Guarantor or any other Person; or

                        (vii) the failure to satisfy the applicable conditions precedent set forth in Section 8 or the occurrence of any of the circumstances set forth in Section 12.17(b)(iv).

                (d) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Canadian Borrower or any other Loan Party received by the Canadian Funding Bank or the Agent acting through its Canada Branch with respect to any Canadian Revolving Loan made by the Canadian Funding Bank is thereafter set aside, avoided or recovered from the Canadian Funding Bank or the Agent in connection with any receivership, liquidation or bankruptcy proceeding, each Participating Lender shall, upon demand by the Canadian Funding Bank or the Agent, pay to the Canadian Funding Bank (through the Agent acting through its Canada Branch) such Participating Lender's ratable share of such amount set


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aside, avoided or recovered, together with interest at the rate and in the currency required to be paid by the Canadian Funding Bank or the Agent upon the amount required to be repaid by it.

                (e) Indemnification by Lenders. Each Participating Lender agrees to indemnify the Canadian Funding Bank (to the extent not reimbursed by the Canadian Borrower and without limiting the obligations of the Canadian Borrower hereunder or under any other Loan Document) ratably for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Canadian Funding Bank in any way relating to or arising out of any Canadian Revolving Loans or any participations by the Canadian Funding Bank in any Canadian Letters of Credit, related Credit Support, Canadian Non-Ratable Loans or Canadian Agent Advances or any action taken or omitted by the Canadian Funding Bank in connection therewith; provided that no Participating Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Canadian Funding Bank. Without limiting the foregoing, each Participating Lender agrees to reimburse the Canadian Funding Bank promptly upon demand for such Participating Lender's ratable share of any costs or expenses payable by the Canadian Borrower to the Canadian Funding Bank in respect of the Canadian Revolving Loans to the extent that the Canadian Funding Bank is not promptly reimbursed for such costs and expenses by the Canadian Borrower. The agreement contained in this Section 12.16A(e) shall survive payment in full of all Canadian Revolving Loans.

                (f) Canadian Revolving Loan Participation Fee. In consideration for each Participating Lender's participation in the Canadian Revolving Loans (other than Canadian Non-Ratable Loans) made by the Canadian Funding Bank, the Canadian Funding Bank agrees to pay to the Agent acting through its Canada Branch for the account of each Participating Lender, as and when the Canadian Funding Bank receives payment of interest on its Canadian Revolving Loans (other than Canadian Non-Ratable Loans), a fee (the "Canadian Revolving Loan Participation Fee") at a rate per annum equal to the Applicable Margin on such Canadian Revolving Loans minus .25% on the Unfunded Canadian Revolving Loan Participation of such Participating Lender in such Canadian Revolving Loans of the Canadian Funding Bank. The Canadian Revolving Loan Participation Fee in respect of any Unfunded Canadian Revolving Loan Participation in a Canadian Revolving Loan shall be payable to the Agent acting through its Canada Branch (in Canadian Dollars if such Canadian Revolving Loan was made to the Canadian Borrower in Canadian Dollars or in Dollars if such Canadian Revolving Loan was made to the Canadian Borrower in Dollars) when interest on such Canadian Revolving Loan is received by the Canadian Funding Bank. If the Canadian Funding Bank does not receive payment in full of such interest, the Canadian Revolving Loan Participation Fee in respect of the Unfunded Canadian Revolving Loan Participation in such Canadian Revolving Loan shall be reduced proportionately. Any amounts payable under this subsection 12.16A(f) by the Agent acting through its Canada Branch to the Participating Lenders shall be paid in Canadian Dollars if relating to a Canadian Revolving Loan made to the Canadian Borrower in Canadian Dollars or in Dollars if relating to a Canadian Revolving Loan made to the Canadian Borrower in Dollars.

                (g) Commitment Fees. In consideration for each Participating Lender's participation in the Canadian Revolving Loans (other than Canadian Non-Ratable Loans) made by the Canadian Funding Bank and payment obligations with respect to Canadian Letters of Credit and related Credit


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Support participated in by the Canadian Funding Bank, the Canadian Funding Bank
agrees to pay to the Agent acting through its Canada Branch for the account of each Participating Lender, as and when the Canadian Funding Bank receives payment of its Pro Rata Share of the Canadian Unused Line Fee or the Canadian Letter of Credit Fee (each, a "Commitment Fee"), a portion of each such Commitment Fee equal to such Participating Lender's Pro Rata Share of the amount of such Commitment Fee paid by the Canadian Borrower or a Guarantor to the Agent for the benefit of all Canadian Lenders (including, for purposes of determining a Participating Lender's Pro Rata Share of the Canadian Unused Line Fee, the amount of any Defaulting Lender's Pro Rata Share of the Canadian Unused Line Fee not paid by the Canadian Borrower). Each payment by the Canadian Funding Bank of a Participating Lender's share of a Commitment Fee shall be payable to the Agent acting through its Canada Branch (in Dollars) when such Commitment Fee is received by the Canadian Funding Bank. If the Canadian Funding Bank does not receive payment in full of a Commitment Fee due and owing to the Canadian Funding Bank, the portion of such Commitment Fee payable to such Participating Lender shall be reduced proportionately. Any amounts payable under this subsection 12.16A(g) by the Agent acting through its Canada Branch to the Participating Lenders shall be paid in Dollars.

                12.17   Letters of Credit; Intra-Lender Issues.

                (a) Notice of Letter of Credit Balance. On each U.S. Revolving Loan Settlement Date, the Agent shall notify each U.S. Lender of the issuance of all U.S. Letters of Credit since the prior U.S. Revolving Loan Settlement Date. On each Canadian Revolving Loan Settlement Date, the Agent shall notify each Canadian Lender and Participating Lender of the issuance of all Canadian Letters of Credit since the prior Canadian Revolving Loan Settlement Date.

                (b)     Participations in Letters of Credit.

                        (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.3(d), each applicable Lender (i.e. each U.S. Lender with respect to U.S. Letters of Credit and related Credit Support and each Canadian Lender with respect to Canadian Letters of Credit and related Credit Support) shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the applicable Letter of Credit Issuer, if not the Bank or the Canadian Bank, in connection with the issuance of such Letter of Credit (including all obligations of the applicable Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                        (ii)    Sharing of Reimbursement Obligation Payments.

                                (A) Whenever the Agent receives a payment from a U.S. Borrower on account of reimbursement obligations in respect of a U.S. Letter of Credit or U.S. Credit Support as to which the Agent has previously received for the account of the U.S. Letter of Credit Issuer thereof payment from a U.S. Lender, the Agent shall promptly pay to such U.S. Lender such U.S. Lender's Pro Rata Share of such payment from such U.S. Borrower. Each such payment shall be made by the Agent on the next U.S. Revolving Loan Settlement Date.


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                                (B)     Whenever the Agent receives a payment
        from the Canadian Borrower on account of reimbursement obligations in respect of a Canadian Letter of Credit or Canadian Credit Support as to which the Agent has previously received for the account of the Canadian Letter of Credit Issuer thereof payment from a Canadian Lender, the Agent shall promptly pay to such Canadian Lender such Canadian Lender's Pro Rata Share of such payment from such Canadian Borrower. Each such payment shall be made by the Agent on the next Canadian Revolving Loan Settlement Date.

                        (iii)   Documentation.

                                (A)     Upon the request of any U.S. Lender,
        the Agent shall furnish to such U.S. Lender copies of any U.S. Letter of Credit, U.S. Credit Support for any U.S. Letter of Credit, reimbursement agreements executed in connection therewith, applications for any U.S. Letter of Credit, and such other documentation as may reasonably be requested by such U.S. Lender.

                                (B) Upon the request of any Canadian Lender or Participating Lender, the Agent shall furnish to such Lender copies of any Canadian Letter of Credit, Canadian Credit Support for any Canadian Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Canadian Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                        (iv) Obligations Irrevocable. The obligations of each applicable Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the U.S. Revolving Loans or Canadian Revolving Loans, as applicable, made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the applicable Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

                                (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                                (2)     the existence of any claim, setoff,
        defense or other right which any Borrower or other Loan Party may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or other Loan Party or any other Person and the beneficiary named in any Letter of Credit);


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                                (3)     any draft, certificate or any other
        document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                (4)     the surrender or impairment of any
        security for the performance or observance of any of the terms of any of the Loan Documents;

                                (5) the occurrence of any Default or Event of Default; or

                                (6) the failure of any of the Borrowers to satisfy the applicable conditions precedent set forth in Article 8.

                (c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of any of the Borrowers received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the applicable Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the applicable Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate and in the currency required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from a Borrower prior to the date on which any payment is due to the applicable Lenders that such Borrower will not make such payment in full as and when required, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each applicable Lender on such due date an amount equal to the amount then due such Lender from such Borrower. If and to the extent such Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                (d) Indemnification by U.S. Lenders. To the extent not reimbursed by the applicable U.S. Borrower or U.S. Borrowers and without limiting the obligations of the applicable U.S. Borrower or U.S. Borrowers hereunder, the U.S. Lenders agree to indemnify the U.S. Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on,incurred by or asserted against the U.S. Letter of Credit Issuer in any way relating to or arising out of any U.S. Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the U.S. Letter of Credit Issuer under any U.S. Letter of Credit issued by the U.S. Letter of Credit Issuer or any Loan Document in connection therewith; provided that no U.S. Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each U.S. Lender agrees to reimburse the U.S. Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by any of the U.S. Borrowers to the U.S. Letter of Credit Issuer, to the extent that the U.S. Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by such


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U.S. Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations.

                (e) Indemnification by Canadian Lenders. To the extent not reimbursed by the Canadian Borrower and without limiting the obligations of the Canadian Borrower hereunder, the Canadian Lenders agree to indemnify the Canadian Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Canadian Letter of Credit Issuer in any way relating to or arising out of any Canadian Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Canadian Letter of Credit Issuer under any Canadian Letter of Credit issued by the Canadian Letter of Credit Issuer or any Loan Document in connection therewith; provided that no Canadian Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Canadian Lender agrees to reimburse the Canadian Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Canadian Borrower to the Canadian Letter of Credit Issuer, to the extent that the Canadian Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Canadian Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations.

                12.18 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, the Super Majority Lenders or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Super Majority Lenders or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The U.S. Lenders acknowledge that the U.S. Revolving Loans, U.S. Agent Advances, U.S. Non-Ratable Loans, Hedge Agreements between any of the U.S. Borrowers and a U.S. Lender (or an Affiliate thereof), Bank Products obtained by one or more U.S. Borrowers and all interest, fees and expenses hereunder in respect of Obligations of one or more of the U.S. Borrowers constitute one Debt, secured pari passu by all of the Collateral of the U.S. Borrowers and U.S. Guarantors. The Canadian Lenders acknowledge that the Canadian Revolving Loans and Hedge Agreements between the Canadian Borrower and a Lender (or an Affiliate thereof), Bank Products obtained by the Canadian Borrower and all interest, fees and expenses hereunder in respect of Obligations of the Canadian Borrower constitute one Debt, secured pari passu by all of the Collateral of the Canadian Borrower and the Canadian Guarantors.

                12.19 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

                (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of the Agent;


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                (b)     expressly agrees and acknowledges that neither the Bank
        nor the Agent (i) makes any representation or warranty as to the accuracy of any Report or (ii) shall be liable for any information contained in any Report;

                (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the relevant Loan Party and will rely significantly upon the relevant Loan Party's books and records, as well as on representations of the relevant Loan Party's personnel;

                (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants or use any Report in any other manner; and

                (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to any of the Borrowers or the indemnifying Lender's participation in or the indemnifying Lender's purchase of, a loan or loans of any of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

                12.20 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

                12.21 Arranger and Other Agents. None of the Syndication Agent, the Arranger nor any other Lender or Affiliate thereof now or hereafter identified as a co-agent or documentation agent hereunder solely in their respective capacities as such shall have any right, power, obligation, liability, responsibility or duty under this Agreement.

                                   ARTICLE 13
                                   GUARANTEES
                                   ----------

                Each U.S. Guarantor party hereto unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other U.S. Guarantor party hereto, the due and punctual payment of the principal of and interest on the Revolving Loans and of all other Obligations, when and as due, whether at maturity, by acceleration, by notice or prepayment or otherwise. Each U.S. Guarantor party hereto further agrees that the Obligations may be extended and renewed, in whole or in part, without


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notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

                To the fullest extent permitted by law, each U.S. Guarantor party hereto waives presentment to, demand of payment from and protest to any of the Borrowers or any other Person of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by law, the obligations of a U.S. Guarantor party hereto hereunder shall not be affected by (a) the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower or any other U.S. Guarantor or other Loan Party under the provisions of this Agreement or any of the other Loan Documents or otherwise;
(b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Agent or any Lender for the Obligations or any of them; or (d) the failure of the Agent or any Lender to exercise any right or remedy against any other U.S. Guarantor of the Obligations or other Loan Party.

                Each U.S. Guarantor party hereto further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any Lender to any security (if any) held for payment of any of the Obligations or to any balance of any deposit account or credit on the books of the Agent or any Lender in favor of any Borrower or any other Person.

                To the fullest extent permitted by law, the obligations of each U.S. Guarantor party hereto hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each U.S. Guarantor party hereto hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of any of the Obligations or by any other act or omission which may or might in any manner or to any extent vary the risk of such U.S. Guarantor or otherwise operate as a discharge of such U.S. Guarantor as a matter of law or equity.

                Each U.S. Guarantor party hereto further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof, of principal or of interest on any Obligation or any other Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

                Each U.S. Guarantor party hereto hereby subordinates to the Obligations all rights of subrogation against each Borrower and its property and all rights of indemnification, contribution and reimbursement from each Borrower and its property, in each case in connection with this guarantee and


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any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.

                The U.S. Guarantors hereby agree as among themselves that, if any U.S. Guarantor shall make an Excess Payment (as defined below), such U.S. Guarantor shall have a right of contribution from each other U.S. Guarantor in an amount equal to such other U.S. Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any U.S. Guarantor under this paragraph shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full and all Commitments have been terminated, and none of the U.S. Guarantors shall exercise any right or remedy under this paragraph against any other U.S. Guarantor until the Obligations have been paid in full and all Commitments have been terminated. For purposes of this paragraph, (a) "Excess Payment" shall mean the amount paid by any U.S. Guarantor in excess of its Pro Rata Guaranty Share of any Obligations; (b) "Pro Rata Guaranty Share" shall mean, for any U.S. Guarantor in respect of any payment of Obligations by such U.S. Guarantor, the ratio (expressed as a percentage) as of the date of such payment of Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such U.S. Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such U.S. Guarantor hereunder) to
(ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the U.S. Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the U.S. Guarantors hereunder) of the U.S. Guarantors; provided, however, that, for purpose of calculating the Pro Rata Guaranty Shares of the U.S. Guarantors in respect of any payment of Obligations, any U.S. Guarantor that became a U.S. Guarantor subsequent to the date of any such payment shall be deemed to have been a U.S. Guarantor on the date of such payment and the financial information for such U.S. Guarantor as of the date such U.S. Guarantor became a U.S. Guarantor shall be utilized for such U.S. Guarantor in connection with such payment; and (c) "Contribution Share" shall mean, for any U.S. Guarantor in respect of any Excess Payment made by any other U.S. Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such U.S. Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such U.S. Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the U.S. Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the U.S. Guarantors hereunder) of the U.S. Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the U.S. Guarantors in respect of any Excess Payment, any U.S. Guarantor that became a U.S. Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a U.S. Guarantor on the date of such Excess Payment and the financial information for such U.S. Guarantor as of the date such U.S. Guarantor became a U.S. Guarantor shall be utilized for such U.S. Guarantor in connection with such Excess Payment.

                  Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each U.S. Guarantor (solely in its capacity as such and not as a Borrower) hereunder


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and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such U.S. Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to all applicable rights of contribution, including the right of contribution established above).

                                   ARTICLE 14
                                  MISCELLANEOUS
                                  -------------

                14.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy or option under this Agreement or any present or future supplement thereto or in any other agreement between or among any Loan Party and the Agent and/or any Lender or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Loan Parties of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

                14.2 Severability. The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

                14.3    Governing Law; Choice of Forum; Service of Process.

                (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE LOAN PARTIES, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH


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JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.
NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                (c) EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

                14.4 WAIVER OF JURY TRIAL. EACH OF THE LOAN PARTIES, THE LENDERS AND THE AGENT IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE LOAN PARTIES, THE LENDERS AND THE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.


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                14.5    Survival of Representations and Warranties. All of each
Loan Party's representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

                14.6 Other Security and Guaranties. The Agent may, without notice or demand and without affecting the Loan Parties' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations or any other Person in any way obligated to pay all or any part of the Obligations.

                14.7 Fees and Expenses. Each Borrower agrees, jointly and severally, to pay to the Agent, for its benefit, on demand, all reasonable costs and expenses (other than any Taxes or Other Taxes, which are governed by Section 4.1) that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of this Agreement);
(e) sums paid or incurred to pay any amount or take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take;
(f) costs of appraisals, inspections and verifications of the Collateral and other due diligence with respect to the Collateral and the Loan Parties, including travel, lodging, and meals for inspections of the Collateral and any Loan Party's operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof; and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, each Borrower agrees, jointly and severally, to pay reasonable costs and expenses incurred by the Agent (including Attorneys' Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The Borrowers shall be obligated for the foregoing amounts whether or not the credit facilities contemplated hereunder are consummated and the foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by any of the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Accounts as Revolving Loans as described in Section 3.6.


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                14.8    Notices. Except as otherwise provided herein, all
notices, demands and requests that any party is required or elects to give to any other shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                If to the Agent or to the Bank:

                Bank of America, N.A.
                335 Madison Avenue
                New York, NY  10017
                Attention:  Edmundo E. Kahn, Vice President and
                            Senior Account Executive - Business Credit
                Telecopy No.: (212) 503-7340

                with copies to:

                Bank of America, N.A.
                335 Madison Avenue
                New York, NY  10017
                Attention:  Legal Department
                Telecopy No.:  (212) 503-7350

                and, in the case of notices given by or on behalf of the Canadian Borrower, with a copy to:

                Bank of America, National Association (acting through its Canada Branch)
                Simco Place
                200 Front Street West
                Suite 2700
                Toronto, Ontario M5V 3L2
                Attention:  Nelson Lam
                Telecopy No.:  (416) 349-4282

                If to a Loan Party:

                c/o GenTek Inc.
                90 East Halsey Road
                Parsippany, NJ  07054
                Attention:  Chief Financial Officer
                Telecopy No.:  (973) 515-1997


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                with copies to:

                c/o GenTek Inc.
                90 East Halsey Road
                Parsippany, NJ  07054
                Attention:  General Counsel
                Telecopy No.:  (973) 515-3244

                Skadden, Arps, Slate, Meagher & Flom LLP
                4 Times Square
                New York, NY  10036
                Attention:  Charles Fox, Esq.
                Telecopy No.:  (917) 777-3498

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                14.9 Waiver of Notices. Unless otherwise expressly provided herein, each Loan Party waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate any or all of the Obligations and notice of acceleration of any or all of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Loan Party which the Agent or any Lender may elect to give shall entitle such Loan Party to any or further notice or demand in the same, similar or other circumstances.

                14.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Loan Party without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

                14.11   Indemnity of the Agent and the Lenders by the Loan
Parties.

                (a) Each Loan Party agrees, jointly and severally, to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, advisors, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Revolving Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement, any other Loan Document or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Indemnified Person under or


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in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document or the Revolving Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Loan Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                (b) Each Loan Party agrees, jointly and severally, to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any Loan Party's operations, business or property; provided, that the Loan Parties shall have no obligation under this Section 4.11(b) to the Agent or any Lender with respect to any loss or liability to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of the Agent or such Lender, as the case may be. This indemnity will apply whether the hazardous substance is on, under or about any Loan Party's property or operations or property leased to any Loan Party. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

                14.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY LOAN PARTY, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY AND EACH LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                14.13 Final Agreement. This Agreement and the other Loan Documents (including in any event those provisions of the Commitment Letter, dated September 30, 2003, among the Bank, Banc of America Securities LLC and the Parent with respect to the syndication of the credit facilities contemplated herein, including, but not limited to, the "syndication flex" provisions thereof, and any other provisions thereof intended by such Commitment Letter to survive the termination thereof or the closing of such credit facilities) are intended by each Loan Party, the Agent and the Lenders to be the final, complete and exclusive expression of the agreement between them. This Agreement and the other Loan Documents (including in any event the foregoing provisions of the above mentioned Commitment Letter) supersede any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Loan Parties party thereto and a duly authorized officer of each of the Agent and the requisite Lenders.

                14.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Loan Party in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                14.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge or restrict any provision.

                14.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or any or all of the Revolving Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by each of the Loan Parties to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Loan Party against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Parent and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give or the delay in giving such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY LOAN PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE AGENT.

                14.17   Confidentiality.

                (a) Each Loan Party hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of any Loan Party and a general description of any Loan Party's business and may use any Loan Party's name in advertising and other promotional material.

                (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Agent or such Lender by or on behalf of the Loan Parties, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender or (ii) was or becomes available on a nonconfidential basis from a source other than a Loan Party, provided that such source is not bound by a confidentiality agreement with a Loan Party known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process (and the Agent or such Lender, as the case may be, shall endeavor to provide the Parent with prior notice of such disclosure to the extent practicable and shall, at the sole cost and expense of the Loan Parties, cooperate, to the extent practicable and not in a manner adverse to the Agent or such Lender, with the Parent if the Parent seeks a protective order with respect to the relevant information); (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or any of their respective Affiliates may be party (and the Agent or such Lender, as the case may be, shall endeavor to provide the Parent with prior notice of such disclosure to the extent practicable and shall, at the sole cost and expense of the Loan Parties, cooperate, to the extent practicable and not in a manner adverse to the Agent or such Lender, with the Parent if the Parent seeks a protective order with respect to the relevant information); (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors (and the Agent or such Lender, as the case may be, shall advise such auditors, accountants, attorneys or other professional advisors of the confidential nature of such information); (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Loan Party is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates. Notwithstanding anything to the contrary contained herein, the Loan Parties, the Lenders and the Agent (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated hereby and the credit facilities provided hereunder, provided, however, that none of the Loan Parties, the Lenders or the Agent (or their respective employees, representatives or other agents) shall disclose any other information to the extent it is not relevant to understanding the tax treatment and tax structure of the transactions contemplated hereby or the credit facilities provided hereunder (including the identity of any party and any information that could lead another to determine the identity of any party) or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law.

                14.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

                14.19   Appraisals.

                (a) The Agent may, once each year, engage an appraiser to conduct and deliver an Inventory Appraisal of the Inventory of each Borrower, each such Inventory Appraisal to be in form and scope satisfactory to the Agent and using a methodology requested by the Agent.

                (b) The Agent may, once each year, engage an appraiser to conduct and deliver a Real Estate Appraisal of the owned Real Estate of each Borrower included or intended to be included in the calculation of the Borrowing Base of such Borrower, each such Real Estate Appraisal to be in form and scope satisfactory to the Agent and using a methodology requested by the Agent.

                (c) The Agent may, once each year, engage an appraiser to conduct and deliver an Equipment Appraisal of the owned Equipment of each Borrower included or intended to be included in the calculation of the Borrowing Base of such Borrower, each such Equipment Appraisal to be in form and scope satisfactory to the Agent and using a methodology requested by the Agent.

                (d)     Notwithstanding the provisions of clauses (a) through
(c) of this Section 14.19, whenever an Event of Default exists, the Agent may engage an appraiser to conduct and deliver appraisals of any or all of the Collateral, each such appraisal to be in form and scope satisfactory to the Agent and using a methodology requested by the Agent.

                The Borrowers agree, jointly and severally, to pay the Agent on demand the cost of each appraisal conducted pursuant to this Section 14.19. The Agent agrees to consult with the Parent in connection with the estimated cost of each appraisal to be conducted pursuant to this Section 14.19. In the event that a Borrower shall, pursuant to and in accordance with Section 7.11(ix), transfer to another Loan Party Inventory, Borrowing Base Real Estate or Equipment that was included in the Borrowing Base of such transferor Borrower immediately prior to such transfer, then the most recent Equipment Appraisal, Inventory Appraisal or Real Estate Appraisal, as appropriate, with respect to such transferred property when the transferor Borrower owned such property shall be deemed to be the relevant appraisal for the transferee Loan Party with respect to such transferred property for purposes of determining the Borrowing Base for such transferee Loan Party (if such transferee Loan Party is or becomes a Borrower) (but only until an Equipment Appraisal, Inventory Appraisal or Real Estate Appraisal, as appropriate, with respect to such transferred property has been conducted under this Section 14.19 after such transfer).

                14.20 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Agent or the relevant Lender, as the case may be, could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent or relevant Lender, as the case may be, receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent or such Lender may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent or such Lender, as the case may be, against such loss. The term "rate of exchange" in this Section 14.20 means the spot rate at which the Agent or relevant Lender, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

                14.21 Appointment of Loan Party Representative; Reliance Upon Authority. Each Loan Party hereby designates the Parent as its representative and agent on its behalf (the "Loan Party Representative") for the purposes of
(i) in the case of a Borrower, issuing on such Borrower's behalf Notices of Borrowing and Notices of Continuation/Conversion, giving instructions with respect to the disbursement of the proceeds of Revolving Loans to be made to such Borrower, selecting interest rate options for such Borrower and requesting Letters of Credit for the account of such Borrower and (ii) giving and receiving on such Loan Party's behalf all other notices, directions, instructions, requests, other communications and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants and consenting or agreeing to any amendment or waiver of compliance with any provision of any Loan Document) on behalf of such Loan Party under the Loan Documents. The Loan Party Representative hereby accepts such appointment. The Agent and each Lender may regard any notice, direction, instruction, request or other communication pursuant to any Loan Document from the Loan Party Representative as a notice, direction, instruction, request or communication, as the case may be, from the applicable Loan Party or Loan Parties, and may give any notice or other communication required or permitted to be given to any Loan Party or Loan Parties hereunder to the Loan Party Representative on behalf of such Loan Party or Loan Parties. Each Loan Party agrees that each notice, election, direction, instruction, request, other communication, representation and warranty, consent, covenant, agreement and undertaking or other action made or taken on its behalf by the Loan Party Representative shall be deemed for all purposes to have been made or taken by such Loan Party and shall be binding upon and enforceable against such Loan Party to the same extent as if the same had been made or taken directly by such Loan Party.

                14.22 Intercreditor Agreement. EACH LENDER HEREBY GRANTS TO THE AGENT ALL REQUISITE AUTHORITY TO ENTER INTO OR OTHERWISE BECOME BOUND BY THE INTERCREDITOR AGREEMENT AND TO BIND THE LENDERS THERETO BY THE AGENT'S ENTERING INTO OR OTHERWISE BECOMING BOUND THEREBY, AND NO FURTHER CONSENT OR APPROVAL ON THE PART OF THE LENDERS IS OR WILL BE REQUIRED IN CONNECTION WITH THE PERFORMANCE OF THE INTERCREDITOR AGREEMENT.

                  [Remainder of Page Intentionally Left Blank]

                IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                        "U.S. BORROWERS"

                                        GENERAL CHEMICAL PERFORMANCE
                                         PRODUCTS LLC
                                        KRONE DIGITAL COMMUNICATIONS INC.
                                        PRINTING DEVELOPMENTS, INC.
                                        GENERAL CHEMICAL WEST LLC
                                        GENERAL CHEMICAL LLC
                                        FINI ENTERPRISES, INC.
                                        BALCRANK PRODUCTS INC.
                                        TOLEDO TECHNOLOGIES INC.
                                        REHEIS, INC.
                                        NOMA TECHNOLOGIES LIMITED
                                         PARTNERSHIP
                                        DEFIANCE PRECISION PRODUCTS,  INC.
                                        DEFIANCE TESTING AND ENGINEERING
                                         SERVICES, INC.
                                        DEFIANCE PRECISION PRODUCTS
                                         MANUFACTURING LLC
                                        DEFIANCE PRECISION PRODUCTS
                                         MANAGEMENT LLC
                                        KRONE INCORPORATED

                                        By:
                                               ---------------------------------
                                        Title: Vice President


                                        KRONE OPTICAL SYSTEMS INC.

                                        By:
                                               ---------------------------------
                                        Title: Vice President


                                        TOLEDO TECHNOLOGIES
                                         MANUFACTURING LLC

                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                        "CANADIAN BORROWER"

                                        NOMA COMPANY

                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        "GUARANTORS"

                                        GENTEK INC.

                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                        NOMA COMPANY

                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        GENTEK HOLDING CORPORATION (formerly
                                         known as General Chemical Corporation)
                                        GENERAL CHEMICAL PERFORMANCE
                                         PRODUCTS LLC
                                        NOMA HOLDING INC.
                                        GENTEK TECHNOLOGIES MARKETING
                                         INC.
                                        VIGILANT NETWORKS LLC
                                        BIG T-2 COMPANY LLC
                                        KRONE DIGITAL COMMUNICATIONS INC.
                                        PRINTING DEVELOPMENTS, INC.
                                        KRONE INTERNATIONAL HOLDING INC.
                                        GENERAL CHEMICAL WEST
                                        LLC GENERAL CHEMICAL LLC
                                        FINI ENTERPRISES, INC.
                                        REHEIS, INC.
                                        NOMA CORPORATION
                                        NOMA DELAWARE INC.
                                        BALCRANK PRODUCTS INC.
                                        TOLEDO TECHNOLOGIES INC.
                                        DEFIANCE, INC.
                                        REHEIS HOLDINGS INC.
                                        NOMA O.P., INC.

                                        NOMA TECHNOLOGIES LIMITED
                                         PARTNERSHIP
                                        TOLEDO TECHNOLOGIES MANAGEMENT
                                         LLC
                                        DEFIANCE PRECISION PRODUCTS, INC.
                                        HY-FORM PRODUCTS, INC.
                                        DEFIANCE TESTING AND ENGINEERING
                                         SERVICES, INC.
                                        DEFIANCE PRECISION PRODUCTS
                                         MANAGEMENT LLC
                                        DEFIANCE PRECISION PRODUCTS
                                         MANUFACTURING LLC
                                        DEFIANCE KINEMATICS INC.
                                        BINDERLINE DRAFTLINE, INC.
                                        KRONE HOLDING INC.
                                        KRONE USA INCORPORATED
                                        KRONE INCORPORATED

                                        By:
                                               ---------------------------------
                                        Title: Vice President

                                        KRONE HOLDING LLC

                                        By:    Krone Holding Inc.,
                                               Its Sole Member and Manager

                                               By:
                                                      --------------------------
                                               Title: Vice President

                                        KRONE OPTICAL SYSTEMS INC.
                                        CON-X CORPORATION

                                        By:
                                               ---------------------------------
                                        Title: Vice President

                                        TOLEDO TECHNOLOGIES MANUFACTURING
                                         LLC

                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                        "AGENT"

                                        BANK OF AMERICA, N.A., as the Agent

                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        "U.S. LENDERS"

                                        BANK OF AMERICA, N.A., as a U.S. Lender

                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                        FLEET CAPITAL CORPORATION, as a U.S.
                                         Lender

                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                        "CANADIAN LENDERS"

                                        BANK OF AMERICA, National Association,
                                         acting through its Canada Branch, as a
                                         Canadian Lender

                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                     ANNEX A
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS

                Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the
Agreement:

                "Accelerated Delivery Period" means the period commencing upon the occurrence of an Availability Threshold Event and continuing until such time thereafter as an Availability Deceleration Event shall occur.

                "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible.)

                "Accounts" means, with respect to a Loan Party, all of such Loan Party's now owned or hereafter acquired or arising accounts, as defined in
Article 9 of the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance; provided, however, if the governing law where a Loan Party has its domicile or chief executive office is the PPSA or the Civil Code of Quebec, then for purposes of this definition, "UCC" shall mean the PPSA or the Civil Code of Quebec, as the case may be.

                "Accrued Liabilities" means, with respect to a specific property described in the Closing Date Environmental Letter for which the Parent has established an accrual as therein specifically described for liabilities arising from occurrences at such property, the aggregate amount of all liabilities of the Parent or any of its Subsidiaries with respect to occurrences at such property that do not exceed such specified accrual amount.

                "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by any Lender for the account of any Borrower pursuant to agreement or overdrafts.

                "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Parent, the net income of the Parent and its Subsidiaries after provision for income taxes for such fiscal period, as determined in accordance with GAAP on a consolidated basis and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain or loss arising from any write-up or write-down in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by the Parent or any of its Subsidiaries in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person (other than a Subsidiary) in which the Parent or any of its Subsidiaries has an ownership interest unless (and only to the extent) such earnings shall actually


                                    Annex A-1
have been received by the Parent or any of its Subsidiaries in the form of cash distributions; (e) earnings of any Person to which assets of the Parent or any of its Subsidiaries shall have been sold, transferred or disposed of or into which the Parent or any of its Subsidiaries shall have been merged or which has been a party with the Parent or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Parent or any of its Subsidiaries or from cancellation or forgiveness of Debt; and (g) gain or loss arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction (including restructuring charges).

                "Adjustment Date" has the meaning specified in Section 1.6.

                "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. In any event, for purposes of this Agreement Prestolite Wire Corporation shall be deemed to be an Affiliate of each Loan Party.

                "Agent" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

                "Agent Advances" means the collective reference to U.S. Agent Advances and Canadian Agent Advances.

                "Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

                "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders and the Agent, pursuant to this Agreement and the other Loan Documents.

                "Aggregate Canadian Revolver Outstandings" means, at any date of determination, without duplication: the sum of (a) the aggregate unpaid principal balance of all Canadian Revolving Loans, (b) the aggregate amount of Pending Revolving Loans requested by the Canadian Borrower, (c) one hundred percent (100%) of the aggregate undrawn amount of all outstanding Canadian Letters of Credit and (d) the aggregate amount of any unpaid reimbursement obligations in respect of all Canadian Letters of Credit.

                "Aggregate U.S. Revolver Outstandings" means, at any date of determination, without duplication: the sum of (a) the aggregate unpaid principal balance of all U.S. Revolving Loans, (b) the aggregate amount of Pending Revolving Loans requested by the U.S. Borrowers, (c) one hundred percent (100%) of the aggregate undrawn amount of all outstanding U.S. Letters of Credit and (d) the aggregate amount of any unpaid reimbursement obligations in respect of all U.S. Letters of Credit.


                                    Annex A-2

                "Agreement" means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

                "Allocated Borrowers" has the meaning specified in Section 1.3(a)(iii).

                "Allocated Letter of Credit" has the meaning specified in
Section 1.3(a)(iii).

                "Anniversary Date" means each anniversary of the Closing Date.

                "Applicable Margin" means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan or other Obligations and the applicable rate of the Letter of Credit Fees for any day under Section 2.6, the percentage corresponding to the Fixed Charge Coverage Ratio for the Applicable Margin Test Period ending on the last day of the most recent fiscal quarter (Fiscal Year if the fourth fiscal quarter of such Fiscal Year is the most recently ended fiscal quarter) of the Parent for which Financial Statements (on a consolidated basis) have been delivered to the Agent pursuant to Section 5.2(a) or (b) (subject to the immediately succeeding sentence):

                                                                      Applicable Margin
                                                  ------------------------------------------------
                                                     U.S. Base Rate
                                                    Revolving Loans,
                                                   Canadian Prime Rate
                                                    Revolving Loans,
                                                   Canadian Base Rate
                                                   Revolving Loans and          LIBOR Revolving
                                                  all other Obligations       Loans, BA Equivalent
                         Fixed Charge             (other than those in        Revolving Loans and
     Pricing Level       Coverage Ratio               next column)           Letter of Credit Fees
--------------------------------------------------------------------------------------------------
           I             Less than .90:1.00                1.75%                     2.75%

           II            Greater than or equal
                         to .90:1.00 but less
                         than 1.00:1.00                    1.50%                     2.50%

          III            Greater than or equal
                         to 1.00:1.00 but less
                         than 1.10:1.00                    1.25%                     2.25%

           IV            Greater than or equal
                         to 1.10:1.00                      1.00%                     2.00%

                The Applicable Margins shall be adjusted (up or down) prospectively, determined by reference to the pricing grid set forth above, on a quarterly basis on the date (each a "Calculation Date") that is the first day of the first calendar month following the calendar month in which Financial Statements


                                    Annex A-3
are delivered to the Agent pursuant to Section 5.2(a) or (b) as at and for the fiscal quarter or Fiscal Year just ended, as the case may be (but in any event such Financial Statements shall be delivered not later than the 45th day after the end of each of the first three fiscal quarters of each Fiscal Year or the 90th day after the end of each Fiscal Year, as the case may be) based upon the Fixed Charge Coverage Ratio for the Applicable Margin Test Period ending on the last day of such fiscal quarter or Fiscal Year, as applicable; provided, however, that the initial Applicable Margins shall be based on Pricing Level II (as shown above) and shall remain at Pricing Level II until the Calculation Date based upon the delivery of the Financial Statements pursuant to Section 5.2(b) for the fiscal quarter of the Parent ending on March 31, 2004, on and after which the Pricing Level shall be determined by the Fixed Charge Coverage Ratio for the Applicable Margin Test Period ending on the last day of the most recently ended fiscal quarter of the Parent preceding the applicable Calculation Date for which Financial Statements have been delivered to the Agent pursuant to
Section 5.2(a) or (b), as the case may be. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an immediate increase in the Applicable Margins to those based on Pricing Level I as set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

                "Applicable Margin Test Period" means for each fiscal quarter or Fiscal Year ending on any date set forth below, the fiscal period of the Parent set forth below opposite such date:

          Date                            Fiscal Period
          --------------------            --------------------------------------
          March 31, 2004                  Effective Date through and including
                                          the fiscal quarter ending on March 31,
                                          2004

          June 30, 2004                   Effective Date through and including
                                          the fiscal quarter ending on June 30,
                                          2004

          September 30, 2004              Effective Date through and including
                                          the fiscal quarter ending on
                                          September 30, 2004

          December 31, 2004               Four consecutive fiscal quarter period
          and the last day of each        ending on such date
          fiscal quarter thereafter


                "Arranger" has the meaning specified in the introductory paragraph hereof.

                "Assignee" has the meaning specified in Section 11.2(a).

                "Assignment and Acceptance" has the meaning specified in Section 11.2(a).


                                    Annex A-4

                "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent.

                "Availability" means (i) with respect to a U.S. Borrower at any time (a) the lesser of (x) the Maximum U.S. Revolver Amount minus the portion of the Aggregate U.S. Revolver Outstandings at such time relating to extensions of credit made (or, in the case of Pending Revolving Loans, to be made) to or for the account of the other U.S. Borrowers and (y) the Borrowing Base of such U.S. Borrower, minus (b) Reserves established with respect to such U.S. Borrower (other than Reserves deducted in the calculation of the Borrowing Base of such U.S. Borrower), minus (c) the portion of the Aggregate U.S. Revolver Outstandings at such time relating to extensions of credit made (or, in the case of Pending Revolving Loans, to be made) to or for the account of such U.S. Borrower and (ii) with respect to the Canadian Borrower at any time (a) the lesser of (x) the Maximum Canadian Revolver Amount and (y) the Borrowing Base of the Canadian Borrower, minus (b) Reserves established with respect to the Canadian Borrower (other than Reserves deducted in the calculation of the Borrowing Base of the Canadian Borrower), minus (c) the Aggregate Canadian Revolver Outstandings.

                "Availability Deceleration Event" means the existence of the aggregate Availability of all Borrowers being greater than $25,000,000 at all times during a period of ninety (90) consecutive days.

                "Availability Threshold Event" means the occurrence for any reason of the aggregate Availability of all Borrowers being less than or equal to $25,000,000 at any time.

                "BA Equivalent Interest Payment Date" means, with respect to a BA Equivalent Revolving Loan, the first day of each month and the last day of each BA Equivalent Interest Period applicable to such BA Equivalent Revolving Loan and the Termination Date.

                "BA Equivalent Interest Period" means, with respect to each BA Equivalent Revolving Loan, the period selected by the Canadian Borrower hereunder and being of one, two, three or six months' duration, in each case commencing on the Funding Date of such BA Equivalent Revolving Loan or on the Canadian Continuation/Conversion Date on which the Canadian Revolving Loan is converted into or continued as a BA Equivalent Revolving Loan; provided that in any case the last day of each BA Equivalent Interest Period shall also be the first day of the next BA Equivalent Interest Period and further provided that the last day of each BA Equivalent Interest Period shall be a Business Day and if the last day of a BA Equivalent Interest Period selected by the Canadian Borrower is not a Business Day, the Canadian Borrower shall be deemed to have selected a BA Equivalent Interest Period the last day of which is the Business Day next following the last day of the BA Equivalent Interest Period otherwise selected, unless such next following Business Day falls in the next calendar month in which event the Canadian Borrower shall be deemed to have selected a BA Equivalent Interest Period the last day of which is the Business Day next preceding the last day of the BA Equivalent Interest Period otherwise selected and further provided that the last BA Equivalent Interest Period hereunder shall expire on or prior to the Stated Termination Date.


                                    Annex A-5

                "BA Equivalent Revolving Loan" means a Canadian Revolving Loan during any period in which it bears interest based on the BA Rate.

                "BA Rate" means, for any BA Equivalent Interest Period, with respect to a BA Equivalent Revolving Loan, the rate of interest per annum equal to the nominal annual rate of interest quoted on the Business Day which is the first day of such BA Equivalent Interest Period by the Canadian Bank in accordance with its normal practice as being its discount rate of interest for bankers' acceptances in Canadian Dollars for a face amount similar to the amount of such BA Equivalent Revolving Loan and for a term similar to such BA Equivalent Interest Period.

                "Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

                "Bank Product Reserves" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

                "Bank Products" means any one or more of the following types of services or facilities extended to any Borrower by the Bank, any affiliate of the Bank, or any other Lender (or any of its Affiliates) reasonably acceptable to the Agent: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

                "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. 'SS' 101 et seq.).

                "Bankruptcy Court" has the meaning specified in the recitals hereto.

                "Base Rate Revolving Loans" means, collectively, the U.S. Base Rate Revolving Loans and the Canadian Base Rate Revolving Loans.

                "Blocked Account Agreement" means an agreement among a Loan Party, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral or other property of a Loan Party.

                "Borrower" and "Borrowers" have the meanings specified in the introductory paragraph hereof.

                "Borrowing" means a borrowing hereunder consisting of U.S. Revolving Loans made on the same day by the U.S. Lenders to a U.S. Borrower or of Canadian Revolving Loans made on the same day by the Canadian Lenders to the Canadian Borrower or by the Bank in the case of a Borrowing to a U.S. Borrower funded by U.S. Non-Ratable Loans or by the Canadian Bank in the case of a Borrowing to the Canadian Borrower funded by Canadian Non-Ratable Loans or by the Agent in the case of a Borrowing to a Borrower consisting of an Agent Advance or the issuance of a Letter of Credit hereunder.


                                    Annex A-6

                "Borrowing Base" means, with respect to a Borrower, at any time, an amount equal to (a) the sum of (A) up to eighty-five (85%) of the Net Amount of Eligible Accounts of such Borrower; plus (B) up to the lesser of (i) sixty-five percent (65%) of the value of Eligible Inventory of such Borrower valued at the lower of cost (on a first-in, first-out basis) or market and (ii) eighty-five percent (85%) of the Orderly Liquidation Value of Eligible Inventory of such Borrower; plus (C) up to the Fixed Assets Value, if any, for such Borrower; minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment with respect to such Borrower.

                "Borrowing Base Certificate" means a certificate by a Responsible Officer of the applicable Borrower, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base of such Borrower, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base of a Borrower in connection with the preparation of any Borrowing Base Certificate by such Borrower shall originally be made by such Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and
(2) to the extent that such calculation is not in accordance with this Agreement.

                "Borrowing Base Real Estate" means, at any time, the following Real Estate owned on the Closing Date by the applicable Borrower set forth below opposite the description of such Real Estate, in each instance, only so long as such Borrower (or a transferee Borrower pursuant to Section 7.11(ix)) continues to own such Real Estate free and clear of any and all Liens other than the Agent's Liens, Liens permitted under clauses (a), (d), (e), (f) and (g) of the defined term Permitted Lien and title report exceptions as of the Closing Date constituting Permitted Liens:

        Real Estate                  Owner of Real Estate on Closing Date
--------------------------------     ------------------------------------------
1001 North Louisiana Drive           Fini Enterprises, Inc.
Celina, TX  75009

500 North 9th Street                 Reheis, Inc.
Midlothian, TX  76065

330 Doremus Ave.                     General Chemical LLC
Essex County (Newark), NJ  07105

2340 Bert Dr.                        General Chemical West LLC
Hollister, CA  95023

1125/1190 Precision Way              Defiance Precision Products Management  LLC
Defiance, OH  43512

245 Drumlin Circle                   Noma Company
Vaughan (Concord), Ontario, Canada


                                    Annex A-7

5769 Main Street                     Noma Company
Whitchurch-Stouffville, Ontario,
   Canada

1 Greenwood Road                     Krone Digital Communications Inc.
Sidney, NE  69162

2010 Indiana St.                     Printing Developments, Inc.
Racine, WI  53405

                Notwithstanding the above, none of the above Real Estate shall in any event be included in the Borrowing Base of any Borrower (nor included in the determination of the Fixed Assets Value of any Borrower) unless and until the relevant Loan Party has delivered to the Agent, in each case in form and substance reasonably satisfactory to the Agent:

                (a) a fully executed and notarized Mortgage encumbering the fee interest (or leasehold interest, in the case of the Defiance, Ohio ground lease) of such Loan Party in such Real Estate;

                (b) an American Land Title Association (or its equivalent in the relevant jurisdiction) survey of such Real Estate performed by an independent professional licensed land surveyor, certified to the Agent and its successors and assigns and the title insurance company issuing the policy referred to in clause (c) below (the "Title Insurance Company") and dated a date reasonably satisfactory to each of the Agent and the Title Insurance Company;

                (c) a fully paid American Land Title Association (or its equivalent in the relevant jurisdiction) mortgagee title insurance policy, together with all the endorsements set forth on the pro forma policy, with respect to the Mortgage on such Real Estate;

                (d) a legal opinion of special local counsel for such Loan Party for the state or other jurisdiction in which such Real Estate is located and such other legal opinions of counsel for such Loan Party as to the due authorization, execution and delivery and other matters relating to the Mortgage on such Real Estate as the Agent may reasonably request;

                (e) if requested by the Agent, an environmental report with respect to such Real Estate, in form and substance satisfactory to the Agent and conducted by a Person acceptable to the Agent;and

                (f) satisfactions, terminations and releases with respect to all Liens on such Real Estate (other than Permitted Liens).

                "Business Day" means (a) for all purposes other than as covered by clauses (b) and (c) below, any day that is not a Saturday, Sunday or a day on which banks in New York, New York or Charlotte, North Carolina are required or permitted to be closed, (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Revolving Loans,


                                    Annex A-8
any day that is a Business Day pursuant to clause (a) above (or clause (c) below with respect to a LIBOR Revolving Loan made or to be made to the Canadian Borrower) and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market and (c) when used in connection with a Canadian Revolving Loan (subject to clause (b) above in the case of a Canadian Revolving Loan that is a LIBOR Revolving Loan), a day on which banks are open for business in Toronto, Canada but excluding Saturday, Sunday and any other day which is a legal holiday in Toronto, Canada.

                "Canada Branch" means, as the context may require, the Canadian branch or office of the Agent.

                "Canadian Agent Advances" has the meaning specified in Section 1.5(j).

                "Canadian Bank" means Bank of America, National Association acting through its Canada Branch, for so long as it is a Canadian Lender hereunder.

                "Canadian Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank (acting through its Canada Branch) in Toronto, Ontario as its "base rate" (the "base rate" being a rate set by the Bank (acting through its Canada Branch) based on various factors including costs and desired return of the Bank (acting through its Canada Branch), general economic conditions and other factors, and used as a reference point for pricing some loans in Dollars, which may be priced at, above or below such announced rate). Any change in the "base rate" announced by the Bank (acting through its Canada Branch) shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Canadian Base Rate shall be adjusted simultaneously with any change in the "base rate". In the event that the Bank (acting through its Canada Branch) (including any successor or assignee) does not at any time publicly announce a "base rate", then "Canadian Base Rate" shall mean the "base rate" publicly announced by a Schedule 1 chartered bank in Canada selected by the Bank.

                "Canadian Base Rate Revolving Loan" means a Canadian Revolving Loan during any period in which it bears interest based on the Canadian Base Rate.

                "Canadian Borrower" has the meaning specified in the introductory paragraph hereof.

                "Canadian Continuation/Conversion Date" means the date on which a Canadian Revolving Loan is converted into or continued as a BA Equivalent Revolving Loan or a LIBOR Revolving Loan.

                "Canadian Court" has the meaning specified in the recitals hereto.

                "Canadian Credit Support" has the meaning specified in Section 1.3(a)(ii).

                "Canadian Designated Account" has the meaning specified in
Section 1.5(c).

                "Canadian Dollar" and "C$" mean dollars in the lawful currency of Canada.


                                    Annex A-9

                "Canadian Fronting Fee" has the meaning specified in Section
2.6.

                "Canadian Funding Bank" means the collective reference to the Canadian Bank and its successors and assigns acting as the Canadian Funding Bank hereunder.

                "Canadian Guarantee" means the Guarantee, dated as of the date hereof, by the Canadian Borrower in favor of the Agent.

                "Canadian Guarantor" means (i) the Canadian Borrower and (ii) each Canadian Subsidiary that is a Subsidiary of the Canadian Borrower, but, in the case of any such Subsidiary of the Canadian Borrower, only if the Guarantee by such Subsidiary of the Obligations of the Canadian Borrower would not result in negative tax consequences to the Parent or the Canadian Borrower.

                "Canadian Lender" means each Lender that has a Canadian Revolving Credit Commitment or is the holder of a Canadian Revolving Loan or is a participant in a Canadian Letter of Credit or Canadian Credit Support; and such Lender shall be (i) a Lender which is resident in Canada for the purposes of the Income Tax Act (Canada), or (ii) a Lender which is an "authorized foreign bank", as defined in section 2 of the Bank Act (Canada) and Section 248 of the Income Tax Act (Canada), which holds all loans to the Canadian Borrower hereunder and receives all amounts payable by the Canadian Borrower hereunder or under the other Loan Documents as part of its "Canadian banking business", for purposes of the Income Tax Act (Canada), with the result that such Lender is deemed to be resident in Canada for the purposes of Part XIII of the Income Tax Act (Canada), in respect of any amount paid or credited or to be paid or credited to that Lender hereunder. In the event that the requirements for a Canadian Lender to qualify as an "authorized foreign bank" which is deemed to be resident of Canada for purposes of Part XIII of the Income Tax Act (Canada) as enacted or from time to time are different from the requirements set out above, then in order to qualify as a Canadian Lender, such Lender shall meet all such requirements in force from time to time.

                "Canadian Letter of Credit" has the meaning specified in Section 1.3(a)(ii).

                "Canadian Letter of Credit Fee" has the meaning specified in
Section 2.6.

                "Canadian Letter of Credit Issuer" means the Canadian Bank, any affiliate of the Canadian Bank or any other financial institution that issues any Canadian Letter of Credit pursuant to this Agreement.

                "Canadian Letter of Credit Subfacility" means the Equivalent Amount in Canadian Dollars of $5,000,000.

                "Canadian Non-Ratable Loan" and "Canadian Non-Ratable Loans" have the meanings specified in Section 1.5(i).

                "Canadian Notice of Borrowing" has the meaning specified in
Section 1.5(b)(i).


                                   Annex A-10

                "Canadian Notice of Continuation/Conversion" has the meaning specified in Section 2.2(e).

                "Canadian Participation Settlement" and "Canadian Participation Settlement Date" have the meanings specified in Section 12.16A(b)(i).

                "Canadian Participation Settlement Amount" has the meaning specified in Section 12.16A(b)(ii).

                "Canadian Participation Settlement Period" has the meaning specified in Section 12.16A(b)(i).

                "Canadian Prime Rate" means, with respect to a Canadian Revolving Loan, on any day, the nominal annual rate of interest announced from time to time by the Canadian Bank as its reference rate of interest for loans made in Canadian Dollars to Canadian customers and designated as its "prime rate"(the "prime rate" being a rate set by the Canadian Bank based upon various factors including the Canadian Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate). Any change in the prime rate announced by the Canadian Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Canadian Prime Rate shall be adjusted simultaneously with any change in the Canadian Prime Rate.

                "Canadian Prime Rate Revolving Loan" means a Canadian Revolving Loan during any period in which it bears interest based on the Canadian Prime Rate.

                "Canadian Revolver Adjustment" has the meaning specified in
Section 1.6.

                "Canadian Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender, if any, to make Canadian Revolving Loans and participate in Canadian Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Canadian Revolving Credit Commitment" opposite such Lender's name on Schedule 1.2 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

                "Canadian Revolving Loan Participation" has the meaning specified in Section 12.16A(a).

                "Canadian Revolving Loan Participation Fee" has the meaning specified in Section 12.16A(f).

                "Canadian Revolving Loan Settlement" and "Canadian Revolving Loan Settlement Date" have the meanings specified in Section 12.16(a)(i).

                "Canadian Revolving Loans" has the meaning specified in Section 1.5(a) and includes each Canadian Non-Ratable Loan and each Canadian Agent Advance.


                                   Annex A-11

                "Canadian Security Agreement" means the Security Agreement of even date herewith between the Canadian Borrower and the Agent for the benefit of the Agent and the Canadian Lenders.

                "Canadian Security Documents" means the Canadian Security Agreement, security in favor of Lenders entitled to receive security under the Bank Act (Canada) and any other agreements executed by one or more of the Canadian Subsidiaries pursuant to which the Agent has been granted a Lien to secure any and all of the Obligations of the Canadian Borrower and the other Canadian Guarantors.

                "Canadian Subsidiary" means any direct or indirect Subsidiary of the Parent which is organized or amalgamated under the laws of Canada or any province thereof.

                "Canadian Unused Line Fee" has the meaning specified in Section 2.5(b).

                "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                "Capital Expenditures" means, for any Person, any expenditures or costs made by such Person for the acquisition, maintenance or repair of fixed or capital assets (which are required to be capitalized on the balance sheet of such Person in accordance with GAAP), including, without limitation, the incurrence or assumption of any Debt (including, without limitation, Debt under Capital Leases) in respect of such fixed or capital asset, and, without double counting, any payment made in respect of such incurrence or assumption.

                "Capital Lease" means any lease of property by the Parent or any of its Subsidiaries which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of the Parent or such Subsidiary.

                "Change of Control" means the occurrence of any of the following events:

                (i) any "person" or "group" (as such terms are used in Section 13(d) or 14(d) of the Exchange Act as such term is defined below), other than a "person" or "group" consisting of one or more Permitted Holders, is or becomes the Beneficial Owner of Voting Stock which represents a percentage of the total voting power of the Voting Stock of the Parent which is greater than thirty-three percent (33%) of the total voting power of the Voting Stock of the Parent; or

                (ii) during any one-year period, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors of the Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office; or


                                   Annex A-12

                (iii) the Parent shall fail at any time to be the direct or indirect owner of 100% of the outstanding equity interests of each other Loan Party (other than any Loan Party 100% of the equity interests of which were sold in accordance with Section 7.11(xiv)); or

                (iv) there shall be a "Change of Control" as defined in the Term Loan Agreement or the Refinancing Term Loan Debt Agreement.


                For purposes of this definition of "Change of Control", and the definitions used within this definition (and only for such purposes), the following terms shall have the following meanings:

                        "Beneficial Owner", and terms having similar import,
                shall mean any direct or indirect "beneficial owner", as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act (except that, for purposes of clause (i) of the definition of "Change of Control", a person shall be deemed to have "Beneficial Ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time). The Permitted Holders shall be deemed to Beneficially Own all the Voting Stock of a corporation held by any other corporation (such other corporation, the "parent corporation") so long as the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation.

                        "Board of Directors" shall mean, with respect to any
                Person, such Person's Board of Directors or any committee thereof duly authorized to act on behalf of such Board of Directors.

                        "Capital Stock" of any Person shall mean any and all
                shares, interests, rights to purchase, warrants, options, contingent share issuances, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

                        "Exchange Act" shall mean the Securities Exchange Act of
                1934, as amended, and the rules and regulations promulgated thereunder.

                        "Permitted Holders" shall mean (i) those financial
                institutions set forth on Schedule 1.1 and (ii) each of their respective Affiliates.

                        "Preferred Stock", as applied to the Capital Stock of
                any corporation, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.


                                   Annex A-13

                        "Securities Act" shall mean the Securities Act of 1933,
                as amended, and the rules and regulations promulgated thereunder.

                        "Voting Stock" of a corporation shall mean all classes
                of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                "Chapter 11 Case" means the jointly administered reorganization cases of certain of the Loan Parties and certain of their Affiliates under Chapter 11 of the Bankruptcy Code commenced in the Bankruptcy Court and maintained under Case No. 02-12986 (MFW).

                "Chattel Paper" means, with respect to a Loan Party, all of such Loan Party's now owned or hereafter acquired chattel paper, as defined in
Article 9 of the UCC, including electronic chattel paper.

                "Clearing Bank" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

                "Closing Date" means the date of this Agreement.

                "Closing Date Environmental Letter" means the letter, dated the date hereof, by the Parent to the Agent with respect to the accrual of liabilities of the Parent and its Subsidiaries for certain environmental matters.

                "Code" means the Internal Revenue Code of 1986, as amended.

                "Collateral" means all of each Loan Party's real and personal property and all other assets and property of any Person from time to time subject to the Agent's Liens securing payment or performance of any or all of the Obligations.

                "Commitment" means, at any time with respect to a Lender, the U.S. Revolving Credit Commitment or Canadian Revolving Credit Commitment of such Lender, as applicable, and "Commitments" means, at any time, the sum of the aggregate U.S. Revolving Credit Commitments of all U.S. Lenders at such time plus the aggregate Canadian Revolving Credit Commitments of all Canadian Lenders at such time.

                "Confirmation Date" means the date on which the Confirmation Order is entered on the docket of the Bankruptcy Court.

                "Confirmation Order" means an order of the Bankruptcy Court in the form of Exhibit G confirming the Plan of Reorganization in accordance with the provisions of Chapter 11 of the Bankruptcy Code, as the same may be amended, modified or otherwise supplemented from time to time with the express written consent of the Agent and the Required Lenders.


                                   Annex A-14

                "Confirmation Recognition Order" means an order of the Canadian Court in the form of Exhibit H recognizing the Confirmation Order as it relates to the Canadian Borrower, as the same may be amended, modified or supplemented from time to time with the express written consent of the Agent and the Required Lenders.

                "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs") or any constituent of any such substance or waste.

                "Covered Liabilities" means, with respect to an occurrence, liabilities arising from such occurrence that are fully covered by either insurance or a written indemnity from a non-Affiliate of the Loan Parties, in each case, as to which the relevant insurance company or indemnitor, as the case may be, has acknowledged coverage or liability, as appropriate, and is financially sound and has paid all on-going liabilities of the Parent and its Subsidiaries relating to such occurrence that are due and payable.

                "Credit Support" means a collective reference to U.S. Credit Support and Canadian Credit Support.

                "Debt" means, without duplication, all liabilities, obligations and indebtedness of the Parent or any of its Subsidiaries to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including in any event (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on the property of the Parent or any of its Subsidiaries, even though the Parent or such Subsidiary, as the case may be, shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Parent or such Subsidiary, as the case may be, prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Parent or any of its Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Parent or such Subsidiary, as the case may be, prepared in accordance with GAAP; (d)all obligations and liabilities under Guaranties and
(e) the present value (discounted at the U.S. Base Rate) of lease payments due under synthetic leases.

                "Default" means any event or circumstance which, with the giving of notice, the lapse of time or both, would (if not cured, waived or otherwise remedied during such time) constitute an Event of Default.

                "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus
(b) two percent (2%) per annum. Each Default Rate shall


                                   Annex A-15
be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by 2 percentage points per annum.

                "Defaulting Canadian Lender" has the meaning specified in
Section 12.16(c).

                "Defaulting U.S. Lender" has the meaning specified in Section 12.15(c).

                "Deposit Accounts" means all "deposit accounts" as such term is defined in Article 9 of the UCC, now or hereafter owned by a Loan Party.

                "DIP Agreement" has the meaning specified in the recitals hereto.

                "DIP Lenders" has the meaning specified in the recitals hereto.

                "Distribution" means, in respect of any Person: (a) the payment or making of any dividend or other distribution of property in respect of capital stock or other equity interests (or any options or warrants for or other rights with respect to, such stock or other equity interests) of such Person, other than distributions in capital stock or other equity interests (or any options or warrants for such stock or other equity interests) of the same class; or (b) the redemption or other acquisition by such Person or any of its Subsidiaries of any capital stock or other equity interests (or any options or warrants for such stock or other equity interests) of such Person.

                "Documents" means, with respect to a Loan Party, all documents as such term is defined in Article 9 of the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by such Loan Party.

                "DOL" means the United States Department of Labor or any successor department or agency.

                "Dollar" and "$" mean dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

                "Domestic Subsidiary" means any direct or indirect Subsidiary of the Parent which is incorporated or organized under the laws of any state of the United States of America or the District of Columbia.

                "EBITDA" means, with respect to any fiscal period of the Parent, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization.

                "Effective Date" has the meaning specified in the Plan of Reorganization.


                                   Annex A-16

                "Eligible Accounts" means, with respect to a Borrower, the Accounts of such Borrower which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the reasonable commercial discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts of a Borrower shall not, unless the Agent in its sole discretion elects, include any Account of such Borrower:

                (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due from the original invoice due date;

                (b) with respect to which any of the representations, warranties, covenants or agreements contained in the U.S. Security Agreement or Canadian Security Agreement, as applicable, are incorrect or have been breached;

                (c) with respect to which Account (or any other Account due from such Account Debtor, whether owing to such Borrower or any other Loan Party), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                (d) which represents a progress billing (as hereinafter defined) or as to which such Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Borrower's completion of any further performance under the contract or agreement;

                (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up or other relief under the bankruptcy, insolvency or similar laws of the United States, any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code or "trustee" under the Bankruptcy and Insolvency Act of Canada; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of Canada, the United States or otherwise, including applicable corporate statutes, the Bankruptcy and Insolvency Act of Canada and the Companies' Creditors Arrangement Act of Canada) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;


                                   Annex A-17

                (f) if fifty percent (50%) or more of the aggregate Dollar amount (with any Account payable in a foreign currency being converted to Dollars for this purpose) of outstanding Accounts owed at such time to such or any other Borrower by the Account Debtor thereon is classified as ineligible under clause (a) above;

                (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada; or
        (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof, as the case may be; or (iii) is the government of any foreign country or sovereign state or of any state, province, municipality or other political subdivision thereof or of any department, agency, public corporation or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

                (h) owed by an Account Debtor which is an Affiliate or employee of any Loan Party;

                (i) except as provided in clause (k) below, with respect to which either the perfection, enforceability or validity of the Agent's Liens in such Account or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, provincial, state or local statutory requirements other than those of the UCC (in the case of a U.S. Borrower) or the PPSA (in the case of the Canadian Borrower);

                (j) owed by an Account Debtor to which any Borrower or any of its Subsidiaries is indebted in any way or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor (whether such Account is owing to such Borrower or any other Loan Party); but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute or claim;

                (k) owed by the government of the United States of America or Canada or any department, agency, public corporation or other instrumentality thereof, unless, in the case of an Account owed to a U.S. Borrower by the government of the United States or any department, agency, public corporation or other instrumentality thereof, the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. 'SS' 3727 et seq.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Agent's satisfaction with respect to such Account;

                (l) owed by any state, province, municipality or other political subdivision of the United States of America or Canada or any department, agency, public corporation or other instrumentality thereof, in each case, as to which the Agent determines that the Agent's Lien therein is not or cannot be perfected;


                                   Annex A-18

                (m) which represents, in whole or in part, a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or other repurchase or return basis;

                (n) which Account (or any other Account due from such Account Debtor, whether owing to such Borrower or any other Loan Party) is evidenced by a promissory note or other instrument or by chattel paper;

                (o) if the Agent believes, in the exercise of its commercially reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                (p) with respect to which the Account Debtor is located in any state or province requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such state or province of payment of such Account, unless such Borrower has qualified to do business in such state or province or has filed a Notice of Business Activities Report or equivalent report for the then current year;

                (q) which arises out of a sale not made in the ordinary course of such Borrower's business;

                (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                (s) owed by an Account Debtor which, together with any Affiliates of such Account Debtor, is obligated to such Borrower respecting Accounts the aggregate unpaid balance of which exceeds twenty-five percent (25%) (in the case of each of Ford Motor Company, General Motors Corporation, Daimler Chrysler, Whirlpool Corporation and each of their respective Subsidiaries so long as such Person maintains a credit quality acceptable to the Agent, such higher percentage, not to exceed fifty percent (50%), as the Agent shall agree to) of the aggregate unpaid balance of all Accounts owed to such Borrower at such time by all of such Borrower's Account Debtors, but only to the extent of such excess;

                (t) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Agent and the Lenders;

                (u)    which is not payable in Dollars or Canadian Dollars;

                (v)    which is subject to an estimated invoice; or

                (w) which is in respect of the creation of tools for any customer products.


                                   Annex A-19

                If any Account of a Borrower at any time ceases to be an Eligible Account, then the Agent may exclude such Account from the calculation of Eligible Accounts of such Borrower.

                "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000 and for which the consent of the Parent has been received (provided, that (x) no consent of the Parent shall be unreasonably withheld or delayed and (y) no consent of the Parent shall be required if a Default or Event of Default has occurred and is continuing); (b) any Lender; (c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

                "Eligible Canadian Affiliate" means a Person which is an Affiliate of a U.S. Lender or the Canadian branch or office of a U.S. Lender, which Affiliate, branch or office makes loans in Canadian Dollars of the type being made hereunder in Canada and (i) is a resident of Canada for income tax purposes, or (ii) is an "authorized foreign bank", as defined in section 2 of the Bank Act (Canada) and Section 248 of the Income Tax Act (Canada), which would hold all loans to the Canadian Borrower hereunder and would receive all amounts payable by the Canadian Borrower hereunder or under the other Loan Documents as part of such Affiliate's "Canadian banking business", for purposes of the Income Tax Act (Canada), with the result that such Affiliate would be deemed to be resident in Canada for the purposes of Part XIII of the Income Tax Act (Canada), in respect of any amount paid or credited or to be paid or credited to that Affiliate hereunder. In the event that the requirements for an Eligible Canadian Affiliate to qualify as an "authorized foreign bank" which is deemed to be resident of Canada for purposes of Part XIII of the Income Tax Act (Canada) as enacted or from time to time are different from the requirements set out above, then in order to qualify as an Eligible Canadian Affiliate, such Affiliate shall meet all such requirements in force from time to time.

                "Eligible Inventory" means, with respect to a Borrower, Inventory of such Borrower, valued at the lower of cost (on a first-in, first-out basis) or market, which the Agent, in its reasonable commercial discretion, determines to be Eligible Inventory. Without limiting the reasonable commercial discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory of a Borrower shall not, unless the Agent in its sole discretion elects, include any Inventory of such Borrower:

                (a)    that is not owned by such Borrower;

                (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clauses (d) or (g) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves and (ii) as to clause (d), do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

                (c)    that does not consist of finished goods or raw materials;

                (d) that consists of work-in-process, fuel oils, scrap (processed or unprocessed), samples, prototypes, supplies or packing and shipping materials;


                                   Annex A-20

                (e) that is not in good condition, is unmerchantable or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

                (f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of such Borrower's business or that is slow moving, defective or stale;

                (g) that is obsolete or returned or repossessed or used goods taken in trade;

                (h) that is located outside the United States of America (in the case of a U.S. Borrower) or Canada (in the case of the Canadian Borrower) (or that is in-transit from vendors or suppliers or held at a processor);

                (i) that is located in a public warehouse or in possession of a bailee or in a facility leased by a Borrower, if either (A) the warehouseman or the bailee or the lessor has not delivered to the Agent, if requested by the Agent, a waiver agreement in form and substance satisfactory to the Agent or (B) a Reserve for rents or storage charges has not been established for Inventory at that location;

                (j) that contains or bears any Proprietary Rights or other intellectual property rights licensed to a Borrower by any Person if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the U.S. Security Agreement or the Canadian Security Agreement, as applicable, and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or other intellectual property rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement) and as to which such Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

                (k) that is not reflected in the details of a current perpetual inventory report; or

                (l)    that is Inventory placed on consignment.

                If any Inventory of a Borrower at any time ceases to be Eligible Inventory, the Agent may exclude such Inventory from the calculation of Eligible Inventory of such Borrower.

                "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for a Release or injury to the environment.

                "Environmental Compliance Reserve" means any reserve which the Agent establishes in its reasonable discretion with respect to a Borrower after prior written notice to such Borrower from time to time for amounts that are reasonably likely to be expended by such Borrower in order for such Borrower


                                   Annex A-21
and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 7.7.

                "Environmental Laws" means all federal, state, provincial, municipal, local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health and safety matters.

                "Environmental Liability Threshold Amount" means an aggregate amount of liabilities (other than Covered Liabilities and Accrued Liabilities) in excess of $5,000,000 in any calendar year or in excess of $10,000,000 during the term of this Agreement. In the event that (x) there is filed by or against Waterside Urban Renewal Corporation a petition for relief under the Bankruptcy Code or under any other bankruptcy or insolvency, liquidation, winding up or similar act or law or any other event or action of the type described in either clauses (e) or (f) of Section 9.1 shall occur with respect to Waterside Urban Renewal Corporation and (y) any Loan Party shall be or become liable for any liabilities of Waterside Urban Renewal Corporation or any of its properties (whether such liabilities are environmental or otherwise), then for purpose of this defined term the above $10,000,000 amount shall be reduced by the aggregate amount of such liabilities and the above $5,000,000 amount for any calendar year shall be reduced by the aggregate amount of such liabilities as to which a Loan Party became liable during such calendar year.

                "Environmental Lien" means a Lien in favor of any Governmental Authority or any other Person for (a) any liability under Environmental Laws or
(b) damages arising from, or costs incurred by such Governmental Authority or other Person in response to, a Release or threatened Release of a Contaminant into the environment.

                "Equipment" means, with respect to a Loan Party, all of such Loan Party's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Loan Party and all of such Loan Party's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                "Equipment Appraisal" means with respect to a Borrower (a) on the Closing Date and until the first appraisal of Equipment of such Borrower is delivered to the Agent pursuant to Section 14.19, the appraisal prepared by AccuVal Associates, Inc. dated September 12, 2003 and (b) thereafter, each appraisal of Equipment of such Borrower delivered to the Agent pursuant to
Section 14.19.


                                   Annex A-22

                "Equivalent Amount" means, on any date, the amount of Dollars into which an amount of Canadian Dollars may be converted or the amount of Canadian Dollars into which an amount of Dollars may be converted, in either case, at, in the case of the Canadian Borrower, the Canadian Bank's spot buying rate in Toronto, Canada as at approximately 12:00 noon (Toronto time) on such date and, in the case of a U.S. Borrower, the Agent's spot buying rate in New York, New York as at approximately 12:00 noon (New York City time) on such date.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

                "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or an employer under the PBA or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multi-employer Plan or other Plan regulated or governed by the PBA or other applicable legislation or notification that a Multi-employer Plan or Plan regulated or governed by the PBA or other applicable legislation is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA or other law, or the commencement of proceedings by the PBGC pursuant to
Section 4042 of ERISA or other applicable Governmental Authority to terminate a Pension Plan or to appoint a trustee to administer any Pension Plan or Multi-employer Plan, (e) the imposition of any liability under Title IV of ERISA, the PBA or other applicable legislation (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA or other similar legislation) upon any Loan Party or any ERISA Affiliate or (f) with respect to any Plan of the Canadian Borrower or any other Canadian Subsidiary, any failure to make a mandatory contribution when due in respect of such Plan.

                "Eurodollar Reserve Percentage" means, for any day during any LIBOR Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Revolving Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                "Event of Default" has the meaning specified in Section 9.1.

                "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.


                                   Annex A-23

                "Exchange Rate" means, as of any date in respect of the conversion of an amount on such date denominated in a particular currency (the "specified currency") into an amount specified in another currency (the "alternative currency") or in respect of the calculation on such date of the amount of the alternative currency which is equivalent to an amount of the specified currency, the spot exchange rate prevailing on the London foreign exchange market on such date for the exchange of the specified currency for the alternative currency, as determined by the Bank.

                "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

                "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                "Fee Letter" has the meaning specified in Section 2.4.

                "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case or the docket of any such court (or in the case of the Canadian Borrower, an order of the Canadian Court) the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing or leave to appeal has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

                "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Agent and/or the Lenders pursuant to this Agreement.

                "Fiscal Year" means the Parent's fiscal year for financial accounting purposes. The current Fiscal Year of the Parent will end on December 31, 2003.

                "Fixed Assets" means, with respect to any Loan Party, the Equipment and Real Estate of such Loan Party.


                                   Annex A-24

                "Fixed Assets Value" means, with respect to a Borrower, at any time, the sum of (i) fifty percent (50%) of the fair market value of the Borrowing Base Real Estate of such Borrower in which the Agent has a first priority perfected Lien, as such fair market value for any such Borrowing Base Real Estate is set forth in the then most recent Real Estate Appraisal of such Borrowing Base Real Estate delivered to the Agent and (ii) eighty percent (80%) of the net orderly liquidation value of the Equipment of such Borrower (which in any event shall give effect to all costs and expenses of liquidation) in which the Agent has a first priority perfected Lien, as such net orderly liquidation value is set forth in the then most recent Equipment Appraisal of such Borrower's Equipment delivered to the Agent. Notwithstanding the foregoing, in no event shall the aggregate Fixed Assets Values for all the Borrowers exceed $25,000,000 at any time.

                "Fixed Charge Coverage Ratio" means, with respect to any fiscal period of the Parent, the ratio of (i) EBITDA for such fiscal period minus Capital Expenditures of the Parent and its Subsidiaries paid in cash during such fiscal period to (ii) Fixed Charges for such fiscal period.

                "Fixed Charges" means, with respect to any fiscal period of the Parent on a consolidated basis, without duplication, the sum of (A) all payments and prepayments of principal on Debt (other than of Obligations under this Agreement and payments and prepayments under other revolving credit facilities that do not constitute permanent payments under any such facility, whether upon termination of such facility or otherwise, and do not result in a permanent reduction in any revolving credit commitment under any such facility) of the Parent or any of its Subsidiaries made or required to be made during such fiscal period (and, including in any event, all payments, prepayments, repurchases and redemptions of Debt under the Term Loan Agreement made during such fiscal period excluding payments and prepayments of Debt under the Term Loan Agreement made during such fiscal period pursuant to Section 7.16(iii)(z)), (B) net cash interest expense of the Parent and its Subsidiaries for such fiscal period, (C) the excess, if any, of the aggregate amount of income taxes paid by the Parent and its Subsidiaries in cash during such fiscal period over the aggregate amount of cash tax refunds actually received by the Parent and its Subsidiaries during such fiscal period, (D) to the extent not deducted in the determination of EBITDA for such fiscal period, cash payments made by the Parent or any of its Subsidiaries with respect to underfunded pension liabilities of the Parent or any of its Subsidiaries, (E) to the extent not deducted in the determination of EBITDA for such fiscal period or not included as a Capital Expenditure made by the Parent or the applicable Subsidiary, as the case may be, during such fiscal period, cash payments made by the Parent or any of its Subsidiaries with respect to environmental liabilities or restructuring costs and (F) the increase, if any, from the beginning of such fiscal period to the end of such fiscal period in the aggregate outstanding amount of Intercompany Foreign Investments of the Loan Parties. For purposes of this defined term, any drawing under a German Letter of Credit made during a relevant fiscal period shall constitute a payment, in the amount of such drawing, of principal of Debt to be included in clause (A) above for such relevant fiscal period except to the extent, within such fiscal period, the German Subsidiary has reimbursed the relevant Loan Party in cash for amounts drawn under such German Letter of Credit from the proceeds of a borrowing by the German Subsidiary under a new credit facility entered into by the German Subsidiary with a Person which is not an Affiliate of the German Subsidiary.


                                   Annex A-25

                "Foreign Subsidiary" means any direct or indirect Subsidiary of the Parent which is not a Domestic Subsidiary.

                "Foreign Subsidiary Holding Company" means each of Krone Holding Inc., Krone Holding LLC and Reheis Holdings Inc.

                "Fronting Fees" means a collective reference to the U.S. Fronting Fee and the Canadian Fronting Fee.

                "Funded Canadian Revolving Loan Participation" means, with respect to any Participating Lender relating to Canadian Revolving Loans funded by the Canadian Funding Bank, (i) the aggregate amount paid by such Participating Lender to the Canadian Funding Bank pursuant to Section 12.16A(b) in respect of such Participating Lender's participation in the principal amount of Canadian Revolving Loans funded by the Canadian Funding Bank minus (ii) the aggregate amount paid to such Participating Lender by the Canadian Funding Bank pursuant to Section 12.16A(b) in respect of its participation in the principal amount of Canadian Revolving Loans funded by the Canadian Funding Bank, excluding in each case any payments made in respect of interest accrued on the Canadian Revolving Loans funded by the Canadian Funding Bank. The Canadian Funding Bank's Funded Canadian Revolving Loan Participation in any Canadian Revolving Loans funded by the Canadian Funding Bank shall be equal to the outstanding principal amount of such Canadian Revolving Loans minus the total Funded Canadian Revolving Loan Participations of all other Lenders therein.

                "Funding Date" means the date on which a Borrowing occurs.

                "GAAP" means generally accepted accounting principles in the United States and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which, to the extent relating to the calculation or the method of calculation of any financial covenants or tests contained herein or to any standards or terms relevant to any such financial covenants or tests or the calculation thereof, are applicable to the circumstances as of the Closing Date.

                "General Intangibles" means, with respect to a Loan Party, all of such Loan Party's now owned or hereafter acquired "general intangibles" (as defined in Article 9 of the UCC), choses in action and causes of action and all other intangible personal property of such Loan Party of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, permits, franchises, tax refund claims, any funds which may become due to such Loan Party in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Loan Party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business


                                   Annex A-26
interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Loan Party is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Loan Party.

                "German Letters of Credit" means (a) (i) the letter of credit in the amount of $14,800,000 issued by JPMorgan Chase Bank in favor of Hypo Vereinsbank and (ii) the letter of credit in the amount of $5,000,000 issued by JPMorgan Chase Bank in favor of Dresdner Bank and (b) any Letter of Credit issued hereunder in replacement of any letter of credit described in clause (a) above.

                "German Subsidiary" means Krone GmbH.

                "Goods" means, with respect to a Loan Party, all "goods" as defined in Article 9 of the UCC, now owned or hereafter acquired by such Loan Party, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

                "Governmental Authority" means any nation or government, any state, province, municipality or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing.

                "Guarantors" means the collective reference to the U.S. Guarantors and the Canadian Guarantors and "Guarantor" means any one of them.

                "Guaranty" or "Guarantee" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging


                                   Annex A-27
a Loan Party's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                "Holding Companies" means the Parent and GenTek Holding Corporation (formerly known as General Chemical Corporation).

                "Initial U.S. Borrowers" has the meaning specified in the introductory paragraph hereof.

                "Instruments" means, with respect to a Loan Party, all instruments as such term is defined in the UCC, now owned or hereafter acquired by such Loan Party.

                "Intercompany Foreign Investments" has the meaning specified in clause (i) of the definition of "Restricted Investments".

                "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among the Agent, the Term Loan Agent and the Loan Parties, and all amendments and modifications thereto.

                "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

                "Inventory" means, with respect to a Loan Party, all of such Loan Party's now owned and hereafter acquired "inventory" (as defined in Article 9 of the UCC), goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Loan Party's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

                "Inventory Appraisal" means with respect to a Borrower (a) on the Closing Date and until the first appraisal of Inventory of such Borrower is delivered to the Agent pursuant to Section 14.19, the appraisal of Inventory of such Borrower prepared by AccuVal Associates, Inc. dated September 24, 2003 and
(b) thereafter, each appraisal of Inventory of such Borrower delivered to the Agent pursuant to Section 14.19.

                "Investment Property" means, with respect to a Loan Party, all of such Loan Party's right, title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements;
(c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

                "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.


                                   Annex A-28

                "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(f), the projections of the Parent's and its Subsidiaries' financial condition, results of operations, and cash flows, for the period commencing on January 1, 2003 and ending on December 31, 2008 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(f).

                "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding, the Bank to the extent of any U.S. Non-Ratable Loan outstanding and the Canadian Bank to the extent of any Canadian Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

                "Letter of Credit Fees" means the collective reference to the U.S. Letter of Credit Fees, the Canadian Letter of Credit Fees and the Fronting Fees.

                "Letter of Credit Issuer" means the Canadian Letter of Credit Issuer or the U.S. Letter of Credit Issuer, as applicable.

                "Letter-of-Credit Rights" means, with respect to a Loan Party, "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by such Loan Party, including rights to payments or performance under a letter of credit, whether or not such Loan Party, as beneficiary, has demanded or is entitled to demand payment or performance.

                "Letters of Credit" means the collective reference to U.S. Letters of Credit and Canadian Letters of Credit.

                "LIBOR Continuation/Conversion Date" means the date on which a Revolving Loan is converted into or continued as a LIBOR Revolving Loan.

                "LIBOR Interest Payment Date" means, with respect to a LIBOR Revolving Loan, the first day of each month and the last day of each LIBOR Interest Period applicable to such LIBOR Revolving Loan and the Termination Date.

                "LIBOR Interest Period" means, as to any LIBOR Revolving Loan, the period commencing on the Funding Date of such LIBOR Revolving Loan or on the LIBOR Continuation/Conversion Date on which the Revolving Loan is converted into or continued as a LIBOR Revolving Loan, and ending on the date one, two, three or six months thereafter as selected by (x) the applicable U.S. Borrower in its U.S. Notice of Borrowing, in the form attached hereto as Exhibit D-1, or U.S. Notice of Continuation/Conversion, in the form attached hereto as Exhibit E-1, or (y) the Canadian Borrower in its Canadian Notice of Borrowing, in the form attached hereto as Exhibit D-2, or Canadian Notice of Continuation/Conversion, in the form attached hereto as Exhibit E-2, provided that:


                                   Annex A-29

                (a) if any LIBOR Interest Period would otherwise end on a day that is not a Business Day, that LIBOR Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such LIBOR Interest Period into another calendar month, in which event such LIBOR Interest Period shall end on the preceding Business Day;

                (b) any LIBOR Interest Period pertaining to a LIBOR Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of the calendar month at the end of such LIBOR Interest Period; and

                (c) no LIBOR Interest Period shall extend beyond the Stated Termination Date.

                "LIBOR Rate" means, for any LIBOR Interest Period, with respect to LIBOR Revolving Loans, the rate of interest per annum determined pursuant to the following formula:

                LIBOR Rate  =         Offshore Base Rate
                              ------------------------------------
                              1.00 - Eurodollar Reserve Percentage

                Where,

                "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period for a term comparable to such LIBOR Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any LIBOR Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period for a term comparable to such LIBOR Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any LIBOR Interest Period, the rate per annum determined by the Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Revolving Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period for a term comparable to such LIBOR Interest Period.

                "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

                "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including a security interest, charge, claim or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement,


                                   Annex A-30
conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), (i) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property and (ii) any other lien, charge, privilege, secured claim, title retention, garnishment right, deemed trust, encumbrance or other right affecting property, choate or inchoate, arising by any statute, act of law of any jurisdiction at common law or in equity or by agreement; and (c) any contingent or other agreement to provide any of the foregoing.

                "Loan Account" means, with respect to each Borrower, the loan account of such Borrower, which account shall be maintained by the Agent.

                "Loan Documents" means this Agreement, the Security Documents, the Canadian Guarantee, the Intercreditor Agreement, the Fee Letter and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to any or all of the Obligations, the Collateral or any other aspect of the transactions contemplated by this Agreement.

                "Loan Parties" means a collective reference to the Borrowers and the Guarantors, and "Loan Party" means any one of them; provided, that solely for purposes of Article 7, the Foreign Subsidiary Holding Companies shall be deemed not to be Loan Parties.

                "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

                "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Loan Parties taken as a whole or the Parent and its Subsidiaries taken as a whole or the Collateral; (b) a material legal impairment of the ability of any Loan Party to perform under any Loan Document to which it is a party; or (c) a material legal adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

                "Maximum Canadian Revolver Amount" means the Equivalent Amount in Canadian Dollars of $35,000,000, as such amount may be increased or reduced from time to time in accordance with Section 1.6; provided, however, the Maximum Canadian Revolver Amount shall not at any time exceed the Equivalent Amount in Canadian Dollars of $40,000,000.

                "Maximum Rate" has the meaning specified in Section 2.3.

                "Maximum Revolver Amount" means $125,000,000.

                "Maximum U.S. Revolver Amount" means $90,000,000, as such amount may be increased or reduced from time to time in accordance with Section 1.6; provided, however, the Maximum U.S. Revolver Amount shall not at any time exceed $125,000,000 less the Equivalent Amount in Dollars of the Maximum Canadian Revolver Amount.


                                   Annex A-31

                "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by any Loan Party to or for the benefit of the Agent by which the Agent, on behalf of the Agent and the Lenders, acquires a Lien on the Real Estate covered thereby, and all amendments, modifications and supplements thereto.

                "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Loan Party or any ERISA Affiliate.

                "Net Amount of Eligible Accounts" means, at any time, with respect to a Borrower, the gross amount of Eligible Accounts of such Borrower less sales, excise or similar taxes, and less (without duplication for any amounts excluded in the determination of Eligible Accounts of such Borrower) returns, discounts, claims, credits (applied or unapplied), adjustments, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

                "Net Proceeds" has the meaning specified in Section 3.3(a).

                "Non-Loan Parties" means all Subsidiaries of the Parent that are not Loan Parties (and additionally, solely for purposes of Article 7, the Foreign Subsidiary Holding Companies).

                "Non-Ratable Loan" means the collective reference to U.S. Non-Ratable Loans and Canadian Non-Ratable Loans.

                "Notice of Borrowing" means a U.S. Notice of Borrowing or a Canadian Notice of Borrowing, as appropriate.

                "Notice of Continuation/Conversion" means a U.S. Notice of Continuation/ Conversion or a Canadian Notice of Continuation/Conversion, as appropriate.

                "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties and debts owing by the Loan Parties to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any of the Loan Parties hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation and in any event, (a) all debts, liabilities and obligations now or hereafter arising from or in connection with Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.


                                   Annex A-32

                "Orderly Liquidation Percentage" means, with respect to Inventory of a Borrower at any time, the ratio (expressed as a percentage) computed by dividing (i) (x) if such percentage is being determined on the Closing Date or on any date prior to the first delivery of an Inventory Appraisal of such Borrower's Inventory required pursuant to Section 14.19, the net recovery value of the Inventory of such Borrower (which in any event shall give effect to all costs and expenses of liquidation), as set forth in the Inventory Appraisal of such Borrower's Inventory delivered to the Agent prior to the Closing Date and (y) if such percentage is being determined on or after the date of the first delivery of an Inventory Appraisal of such Borrower's Inventory required pursuant to Section 14.19, the net recovery value of the Inventory of such Borrower (which in any event shall give effect to all costs and expenses of liquidation), as set forth in the Inventory Appraisal of such Borrower's Inventory most recently delivered to the Agent pursuant to Section
14.19 by (ii) the value of the Inventory of such Borrower, valued at cost, as set forth in the corresponding Inventory Appraisal.

                "Orderly Liquidation Value" means, with respect to the Eligible Inventory of a Borrower at any time, an amount equal to the product of (i) the value of the Eligible Inventory of such Borrower at such time valued at the lower of cost (on a first-in, first-out basis) or market, multiplied by (ii) the Orderly Liquidation Percentage for such Borrower in effect at such time.

                "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                "Overdraft Loan" has the meaning specified in Section 1.5(h).

                "Parent" has the meaning specified in the introductory paragraph hereof.

                "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                "Participating Lender" has the meaning specified in Section 12.16A(a).

                "Payment Account" means each bank account established pursuant to the U.S. Security Agreement or the Canadian Security Agreement, as the case may be, to which the proceeds of Accounts and other Collateral are deposited or credited and which is maintained in the name of the Agent or the applicable Loan Party, as the Agent may determine, on terms acceptable to the Agent.

                "PBA" means the Pension Benefits Act (Ontario) and all regulations thereunder as amended from time to time and any successor legislation.

                "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.


                                   Annex A-33

                "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

                "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or a defined benefit pension plan registered under the PBA or maintained in any non-U.S. jurisdiction (other than Canada) or which any Loan Party sponsors, maintains or to which it makes, is making or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five
(5) plan years.

                "Permitted Liens" means:

                (a) Liens for taxes, assessments, charges or other governmental levies not delinquent or statutory Liens for taxes, assessments, charges or other governmental levies in an amount not to exceed $100,000 provided that the payment of such taxes, assessments, charges or other governmental levies which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the applicable Loan Party's books and records and a stay of enforcement of any such Lien is in effect;

                (b)    the Agent's Liens;

                (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than (x) liens arising under ERISA or Canadian federal or provincial statutes in relation to pension plans or any other applicable employee benefit plan law or (y) Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

                (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of any such claim or demand when due and such Lien is on any property of a Loan Party, the amount of all such claims or demands against the Loan Parties does not exceed $500,000 in the aggregate;

                (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of any Loan Party's business;


                                   Annex A-34

                (f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material assets or property of the Parent or any of its Subsidiaries is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

                (g) Liens in favor of the Term Loan Agent (or if all Debt under the Term Loan Agreement is repaid with proceeds of Refinancing Term Loan Debt, the holders of such Refinancing Term Loan Debt or an agent or trustee therefor) granted by any or all of the Loan Parties (other than the Canadian Borrower or any other Foreign Subsidiary) in the Collateral to secure the repayment of the obligations of the Loan Parties under the Term Loan Agreement (or the Refinancing Term Loan Debt Agreement, if applicable) and related security documents, which Liens shall be junior and subordinate to the Agent's Liens and be subject to the terms of the Intercreditor Agreement (or, in the case of Liens securing Refinancing Term Loan Debt, an intercreditor agreement substantially identical to the Intercreditor Agreement or otherwise satisfactory to the Agent and the Required Lenders);

                (h)    Liens in effect as of the Closing Date described in
        Schedule 6.9 securing Debt described in Schedule 6.9;

                (i) Liens on Fixed Assets securing Capital Leases and purchase money Debt, in each instance, permitted in Section 7.15;

                (j) the extension or renewal of any Lien on a Fixed Asset permitted by clause (h) of this definition; provided, that (x) such Lien shall at no time be extended or renewed to cover any assets or property other than such assets or property existing on the Closing Date subject to the Lien being extended or renewed and (y) the Debt secured by such Lien is permitted under Section 7.15(e);

                (k) consensual Liens on assets of the Loan Parties (other than Accounts, Inventory, Borrowing Base Real Estate, any Equipment included in the Borrowing Base of any Borrower or any proceeds thereof) not otherwise permitted hereunder so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to all Loan Parties) $100,000 at any one time; and

                (l) Liens on assets and stock (other than stock owned by a Loan Party) of Non-Loan Parties so long as none of such Liens secure any Debt or other obligations of a Loan Party.

                "Permitted Parent Equity" means (x) common stock of the Parent and (y) preferred stock of the Parent (i) which does not pay any dividends or distributions (other than payment-in-kind) (or provide


                                   Annex A-35
for any payment thereof (other than accrual) or any rights to the holder thereof in the event of the failure to pay any dividend or distribution thereon), (ii) which does not provide for the redemption thereof (except at the sole option of the Parent) and does not provide any rights to the holder thereof in the event of failure of the Parent to redeem such preferred stock, (iii) for which the certificate of designation or other governing document therefor does not provide any veto rights in favor of the holder thereof as to any actions to be taken by the Parent or any of its Subsidiaries or contain any limitations on the conduct of the Parent's or any of its Subsidiaries' business or activities or any requirement that the consent of such holder be obtained with respect to any such actions, business or activities and (iv) which otherwise has no greater rights than the rights of holders of common stock of the Parent other than a preference over the holders of common stock of the Parent to the assets of the Parent upon the Parent's liquidation.

                "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority or any other entity.

                "Petition Date" has the meaning specified in the recitals hereto.

                "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA or the applicable laws of any other jurisdiction) which any Loan Party sponsors or maintains or to which any Loan Party makes, is making or is obligated to make contributions and includes any Pension Plan.

                "Plan of Reorganization" means the Plan of Reorganization of the Parent, certain of its direct and indirect Domestic Subsidiaries and Affiliates and the Canadian Borrower filed with the Bankruptcy Court pursuant to the provisions of Chapter 11 of the Bankruptcy Code in the form of Exhibit A, as amended by the First Modification dated October 3, 2003, as the same may be further amended, modified or otherwise supplemented from time to time with the express written consent of the Agent and the Required Lenders.

                "PPSA" means the Personal Property Security Act (Ontario) (or any successor statute) or similar legislation of any other jurisdiction the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests.

                "Prepetition Credit Agreement" means that certain Credit Agreement, dated as of April 30, 1999, among the Parent, the Canadian Borrower, the lenders party thereto, JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as Administrative Agent, and certain other Persons, as amended and amended and restated.

                "Proprietary Rights" means, with respect to a Loan Party, all of such Loan Party's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions,


                                   Annex A-36
continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                "Pro Rata Share" means, with respect to a Lender (including any Participating Lender) at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's (or in the case of a Canadian Lender, of the U.S. Lender for which such Canadian Lender is an Eligible Canadian Affiliate) U.S. Revolving Credit Commitment at such time and the denominator of which is the sum of the amounts of all of the Lenders' U.S. Revolving Credit Commitments at such time, or if no U.S. Revolving Credit Commitments are outstanding at such time, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations (other than any Obligations under Bank Products) owed to such Lender (or in the case of a Canadian Lender, to the U.S. Lender for which such Canadian Lender is an Eligible Canadian Affiliate) at such time with respect to the revolving line of credit provided hereunder to the U.S. Borrowers and the denominator of which is the aggregate amount of the Obligations (other than any Obligations under Bank Products) owed to all Lenders at such time with respect to the revolving line of credit provided hereunder to the U.S. Borrowers; provided, that references to Pro Rata Share in the context solely of the revolving line of credit provided hereunder to the Canadian Borrower (other than with respect to Canadian Revolving Loan Participations and the fees and funding obligations of the Participating Lenders and the Canadian Funding Bank in connection therewith) means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Canadian Revolving Credit Commitment at such time and the denominator of which is the sum of the amounts of all of the Lenders' Canadian Revolving Credit Commitments at such time, or if no Canadian Revolving Credit Commitments are outstanding at such time, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations (other than any Obligations under Bank Products) owed to such Lender at such time with respect to the revolving line of credit provided hereunder to the Canadian Borrower and the denominator of which is the aggregate amount of the Obligations (other than any Obligations under Bank Products) owed to all Lenders at such time with respect to the revolving line of credit provided hereunder to the Canadian Borrower.

                "Real Estate" means all of each Loan Party's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Loan Party's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

                "Real Estate Appraisal" means with respect to a Borrower (a) on the Closing Date and until the first appraisal of Real Estate of such Borrower is delivered to the Agent pursuant to Section 14.19, the appraisals prepared by Cushman & Wakefield, Inc. (Royal LePage Advisors Inc., in the case of Real Estate of the Canadian Borrower) dated prior to the Closing Date and (b) thereafter, each appraisal of Real Estate of such Borrower delivered to the Agent pursuant to Section 14.19.

                "Refinancing Term Loan Debt" has the meaning specified in
Section 7.15(f).

                "Refinancing Term Loan Debt Agreement" has the meaning specified in Section 7.15(f).


                                   Annex A-37

                "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                "Required Lenders" means at any time U.S. Lenders whose Pro Rata Shares aggregate more than 50%; provided, that so long as there are only two U.S. Lenders, "Required Lenders" means both of such U.S. Lenders.

                "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts, Eligible Inventory or other components of a Borrowing Base, in each instance, established by the Agent from time to time in the Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Agent's credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at leased locations subject to statutory or contractual landlord liens and reserves for other statutory liens (including, without limitation, for liens arising from the nonpayment of claims or demands when due permitted in clause (d) of the defined term Permitted Liens), (d) Inventory shrinkage reserves and Inventory cost test reserves, (e) Environmental Compliance Reserves, (f) reserves for taxes, assessments, charges and other governmental levies which are delinquent, (g) customs charges, (h) dilution, (i) warehousemen's or bailees' charges, (j) reserves for freight and internal distribution costs, (k) royalty reserves, (l) reserves for certain estimated payment obligations of the Loan Parties for the succeeding twelve month period, and (m) additionally as regards to the Canadian Borrower, reserves established by the Agent for amounts payable by the Canadian Borrower and secured by any Liens, choate or inchoate, which rank or which could reasonably be expected to rank in priority to the Agent's and/or Lenders' Liens and/or for amounts which may represent costs relating to the enforcement of the Agent's Liens including, without limitation, any such amounts due and not paid for wages, vacation pay, severance pay, amounts due and not paid under any legislation relating to workers' compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST input credits) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or movable property) and all amounts currently or past due and not contributed, remitted or paid to any Plan or under the Canada Pension Plan or the PBA, or any similar statutory or other claims that would have or might have priority over any Liens granted to the Agent in the future.


                                   Annex A-38

                "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or a vice president of finance of a Loan Party or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate of a Borrower, the chief financial officer, the treasurer or a vice president of finance of such Borrower or any other officer having substantially the same authority and responsibility.

                "Restricted Investment" means, as to any Loan Party or any of its Subsidiaries, any acquisition of property by such Loan Party or such Subsidiary in exchange for cash or other property, whether in the form of an acquisition of stock or other equity interests, debt or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution or subscription, except the following:

                (a) acquisitions of Fixed Assets to be used in the business of such Loan Party or such Subsidiary so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder;

                (b) acquisitions of Inventory in the ordinary course of business of such Loan Party or such Subsidiary;

                (c) acquisitions of current assets acquired in the ordinary course of business of such Loan Party or such Subsidiary and acquisitions of other assets acquired in the ordinary course of business of such Loan Party or such Subsidiary to be used in the business of such Loan Party or such Subsidiary;

                (d) direct obligations of the United States of America (or Canada, in the case of any Canadian Subsidiary) or any agency thereof or obligations guaranteed by the United States of America (or Canada, in the case of any Canadian Subsidiary), provided that such obligations mature within one year from the date of acquisition thereof;

                (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits or overnight bank deposits, in each case issued by, created by or with a bank or trust company organized under the laws of the United States of America or any state thereof (or Canada or any province thereof, in the case of any Canadian Subsidiary) having capital and surplus aggregating at least $100,000,000;

                (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. (or its equivalent by Dominion Bond Rating Service or its successor, in the case of any such acquisitions by a Canadian Subsidiary) and maturing not more than 90 days from the date of creation thereof;

                (g) Hedge Agreements entered into in the ordinary course of business and not for speculative purposes;


                                   Annex A-39

                (h) loans and other investments existing on the Closing Date set forth on Schedule 7.12;

                (i) loans by Loan Parties to, unsecured Guaranties by Loan Parties of obligations of, and equity investments by Loan Parties in, Wholly-Owned Non-Loan Parties (such loans to, Guaranties of obligations of and investments in such Non-Loan Parties, "Intercompany Foreign Investments") in an aggregate amount outstanding at any time for all such Intercompany Foreign Investments not to exceed an amount equal to
        (x) $15,000,000 less (y) that portion of the aggregate investments outstanding at such time under clause (q) below in excess of $5,000,000; provided, that all such loans shall be evidenced by promissory notes in form and substance reasonably satisfactory to the Agent and all such Intercompany Foreign Investments (limited, in the case of equity investments (other than equity investments in any Canadian Guarantor), to 65% of the capital stock of any first-tier Foreign Subsidiary) shall be pledged to the Agent by the applicable Loan Party pursuant to a Security Document in form and substance reasonably satisfactory to the Agent as additional security for all Obligations of such Loan Party;

                (j) in addition to those Intercompany Foreign Investments permitted under clause (i) above, other Intercompany Foreign Investments made on or after the date of the delivery to the Agent of the Financial Statements pursuant to Section 5.2(b) for the fiscal quarter of the Parent ending on June 30, 2004; provided that (A) the aggregate amount of all such Intercompany Foreign Investments shall not exceed $35,000,000 at any time outstanding, (B) all such loans shall be evidenced by promissory notes in form and substance reasonably satisfactory to the Agent and all such Intercompany Foreign Investments (limited, in the case of equity investments (other than equity investment in any Canadian Guarantor), to 65% of the capital stock of any first-tier Foreign Subsidiary) shall be pledged to the Agent by the applicable Loan Party pursuant to a Security Document in form and substance reasonably satisfactory to the Agent as additional security for all Obligations of such Loan Party, (C) if there shall be any Revolving Loans outstanding immediately prior to or after giving effect to the making of such Intercompany Foreign Investment, the aggregate Availability of all Borrowers shall be greater than $35,000,000 immediately after giving effect to the making of such Intercompany Foreign Investment and the Parent shall have provided to the Agent a certificate of a Responsible Officer of the Parent certifying the satisfaction of such Availability requirement, (D) no Default or Event of Default exists immediately prior to the making of such Intercompany Foreign Investment or would exist immediately after giving effect thereto, (E) if there shall be any Revolving Loans outstanding immediately prior to or after giving effect to the making of such Intercompany Foreign Investment, the Fixed Charge Coverage Ratio for the Test Period ended on the Test Date with respect to such Intercompany Foreign Investment on a pro forma basis after giving effect to such Intercompany Foreign Investment (as if such Intercompany Foreign Investment were made on the last day of such Test Period and calculated without giving effect to clauses (D) and (E) of the definition of Fixed Charges) shall be equal to or greater than 1.00:1.00 and the Parent shall have provided to the Agent evidence reasonably satisfactory to the Agent of satisfaction of such requirement;


                                   Annex A-40

                (k) unsecured loans and advances by Loan Parties to other Loan Parties (other than loans and advances to a Holding Company, except as provided in Section 7.12(i)(B)) and equity investments by Loan Parties in other Loan Parties (other than equity investments by a Subsidiary in a direct or indirect parent of such Subsidiary);

                (l) loans, advances and unsecured Guaranties by the Parent and its Subsidiaries made to or for the benefit of employees in the ordinary course of business not exceeding $1,000,000 in the aggregate for all such loans, advances and Guaranties at any time outstanding;

                (m) investments consisting of non-cash consideration for asset sales permitted under Section 7.11;

                (n) investments in securities received in bankruptcy or similar proceedings in satisfaction of claims;

                (o) shares of money market mutual or similar funds which invest substantially all their assets in assets satisfying the requirements of clauses (d) through (f) of this definition;

                (p) investments by Non-Loan Parties (other than a Canadian Subsidiary) equivalent to those under clauses (d), (e), (f) and (o) under the laws of the jurisdiction of its organization or of the jurisdiction in which its principal place of business is located; and

                (q) other investments (including in respect of joint ventures) of up to $15,000,000 outstanding at any time.


                Any property of a Loan Party excluded from the definition of Restricted Investment pursuant to any of clauses (a)-(f), (h)-(j) (limited, in the case of equity investments in Foreign Subsidiaries (other than equity investments in a Canadian Guarantor), to 65% of the capital stock of any first-tier Foreign Subsidiary) or (k)-(q) shall only be excluded if it is subject to the Agent's Liens unless it is (a) a Fixed Asset that is the subject of a purchase money financing or Capital Lease permitted hereunder which prohibits the Agent's Lien thereon or (b) a joint venture interest (in any event less than an 80% interest in the relevant joint venture) that cannot be pledged under the terms of an applicable joint venture agreement entered into with a non-Affiliate either after the Closing Date under clause (q) above or which is referred to on Schedule 7.12.

                "Revolving Loans" means the collective reference to the U.S. Revolving Loans and the Canadian Revolving Loans.

                "Security Documents" means the collective reference to the U.S. Security Documents and the Canadian Security Documents.

                "Software" means, with respect to a Loan Party, all "software" as such term is defined in the UCC, now owned or hereafter acquired by such Loan Party, other than software embedded in any


                                   Annex A-41
category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                "Sold Loan Party EBITDA Amount" means, with respect to each Loan Party being sold (by equity or asset sale) in accordance with Section 7.11(xiv), EBITDA of such Loan Party (determined as if such defined term and any other defined term used in the calculation thereof were calculated on a "stand-alone" basis for such Loan Party, i.e. for such Loan Party only and not the Parent and its Subsidiaries on a consolidated basis) for the twelve consecutive fiscal month period ended on the last day of the fiscal month most recently ended before such sale for which the Agent received Financial Statements pursuant to
Section 5.2(c).

                "Sold Loan Party Revenue Amount" means, with respect to each Loan Party being sold (by equity or asset sale) in accordance with Section 7.11(xiv), revenues of such Loan Party (determined in accordance with GAAP) for the twelve consecutive fiscal month period ended on the last day of the fiscal month most recently ended before such sale for which the Agent received Financial Statements pursuant to Section 5.2(c).

                "Solvent" means, when used with respect to any Person, that at the time of determination:

                (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

                (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

                (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                "Stated Termination Date" means the fifth anniversary of the Closing Date.

                "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other voting equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly, by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.


                                   Annex A-42

                "Subsidiary Guarantor" means each Domestic Subsidiary of the Parent (other than DTA Development, LLC, Waterside Urban Renewal Corporation and any Subsidiary acquired directly or indirectly by the Parent after the Closing Date under clause (q) of the defined term Restricted Investment of which less than eighty percent (80%) of the voting equity interests of such Subsidiary are owned, directly or indirectly, by the Parent), the Canadian Borrower and each other Canadian Guarantor.

                "Super Majority Lenders" means at any date of determination U.S. Lenders whose Pro Rata Shares aggregate more than 66 2/3%.

                "Supporting Letter of Credit" has the meaning specified in
Section 1.3(g)

                "Syndication Agent" has the meaning specified in the introductory paragraph hereof.

                "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender (including a Participating Lender) and the Agent, taxes imposed on or measured by the Agent's or such Lender's net income or capital (including without limitation, branch profits taxes and franchise taxes imposed on such Lender or the Agent, as the case may
be) by the United States of America or any Governmental Authority as a result of a connection between such Lender or the Agent, as the case may be, and the jurisdiction of such Governmental Authority unless such connection results solely from such Lender's or the Agent's executing, delivering, or performing its obligations or receiving a payment under this Agreement.

                "Term Loan Agent" means BNY Asset Solutions LLC, as administrative agent under the Term Loan Agreement, and any successor administrative agent thereunder.

                "Term Loan Agreement" means the Senior Term Loan and Guarantee Agreement, dated as of the date hereof, among the Parent, certain of the other Loan Parties, the lenders party thereto and the Term Loan Agent.

                "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrowers pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

                "Test Date" means (i) with respect to a Triggering Event, each of (x) the last day of the fiscal month of the Parent most recently ended prior to the occurrence of such Triggering Event for which Financial Statements have been delivered to the Agent pursuant to Section 5.2(c) and (y) the last day of each fiscal month of the Parent thereafter ending prior to or during the Triggering Event Compliance Period for such Triggering Event and (ii) with respect to any prepayment, repurchase or redemption of any Debt under the Term Loan Agreement or the making of an Intercompany Foreign Investment, the last day of the fiscal month of the Parent most recently ended prior to the date of such prepayment, repurchase or redemption or the date of the making of such Intercompany Foreign Investment, as the case may be, for which Financial Statements have been delivered to the Agent pursuant to Section 5.2(c).


                                   Annex A-43

                "Test Period" means for each Test Date set forth below, the fiscal period of the Parent set forth below opposite such Test Date:

         Test Date                   Fiscal Period
         ------------------          -------------------------------------------
         November 30, 2003           Effective Date through and including Fiscal
                                     month ending on November 30, 2003

         December 31, 2003           Effective Date through and including fiscal
                                     month ending on December 31, 2003

         January 31, 2004            Effective Date through and including fiscal
                                     month ending on January 31, 2004

         February 28, 2004           Effective Date through and including fiscal
                                     month ending on February 28, 2004

         March 31, 2004              Effective Date through and including fiscal
                                     month ending on March 31, 2004

         April 30, 2004              Effective Date through and including fiscal
                                     month ending on April 30, 2004

         May 31, 2004                Effective Date through and including fiscal
                                     month ending on May 31, 2004

         June 30, 2004               Effective Date through and including fiscal
                                     month ending on June 30, 2004

         July 31, 2004               Effective Date through and including fiscal
                                     month ending on July 31, 2004

         August 31, 2004             Effective Date through and including fiscal
                                     month ending on August 31, 2004

         September 30, 2004          Effective Date through and including fiscal
                                     month ending on September 30, 2004

         October 31, 2004            Effective Date through and including fiscal
                                     month ending on October 31, 2004


                                   Annex A-44

         November 30, 2004 and       Twelve consecutive fiscal month period
            last day of each fiscal  ending on the Test Date
            month thereafter

                "Total Facility" has the meaning specified in Section 1.1.

                "Transfer" has the meaning specified in Section 7.11.

                "Triggering Event" means for any reason the aggregate Availability of all Borrowers is less than or equal to $30,000,000 at any time.

                "Triggering Event Compliance Period" means the period commencing upon the occurrence of a Triggering Event and continuing until such time as the aggregate Availability of all Borrowers is greater than $30,000,000 for ninety
(90) consecutive days.

                "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests, provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

                "Unfunded Canadian Revolving Loan Participation" means, in respect of any Participating Lender's Canadian Revolving Loan Participation in a Canadian Revolving Loan of the Canadian Funding Bank, the principal amount of such Canadian Revolving Loan Participation minus the amount of such Participating Lender's Funded Canadian Revolving Loan Participation in such Canadian Revolving Loan.

                "Unfunded Pension Liability" means the excess of a Plan's projected benefit obligation, as defined in SFAS No. 87, over the market value of that Plan's assets. The projected benefit obligation should be determined in accordance with SFAS No. 87, using the same assumptions as those used to determine the amounts reported in the Parent's financial statements for the year ending December 31, 2002 as filed on a Form 10-K by the Parent with the Securities and Exchange Commission.

                "Unused Canadian Letter of Credit Subfacility" means, at any time, an amount equal to the Canadian Letter of Credit Subfacility at such time minus the sum of (a) the aggregate undrawn amount of all outstanding Canadian Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Canadian Letters of Credit.

                "Unused Line Fees" means a collective reference to the U.S. Unused Line Fee and the Canadian Unused Line Fee.

                "Unused U.S. Letter of Credit Subfacility" means, at any time, an amount equal to the U.S. Letter of Credit Subfacility at such time minus the sum of (a) the aggregate undrawn amount of all


                                   Annex A-45
outstanding U.S. Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all U.S. Letters of Credit.

                "U.S. Agent Advances" has the meaning specified in Section
1.2(i).

                "U.S. Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

                "U.S. Base Rate Revolving Loan" means a U.S. Revolving Loan during any period in which it bears interest based on the U.S. Base Rate.

                "U.S. Borrower" means the Parent and each other Borrower that is a Domestic Subsidiary of the Parent.

                "U.S. Continuation/Conversion Date" means the date on which a U.S. Revolving Loan is converted into or continued as a LIBOR Revolving Loan.

                "U.S. Credit Support" has the meaning specified in Section 1.3(a)(i).

                "U.S. Designated Account" has the meaning specified in Section 1.2(c).

                "U.S. Fronting Fee" has the meaning specified in Section 2.6.

                "U.S. Guarantor" means a collective reference to the Parent and each of the Subsidiary Guarantors (other than those Subsidiary Guarantors that are Foreign Subsidiaries), and "U.S. Guarantor" means any one of them.

                "U.S. Lender" means each Lender that has a U.S. Revolving Credit Commitment or that holds a U.S. Revolving Loan or is a participant in a U.S. Letter of Credit or U.S. Credit Support.

                "U.S. Letter of Credit" has the meaning specified in Section 1.3(a)(i).

                "U.S. Letter of Credit Fee" has the meaning specified in Section 2.6.

                "U.S. Letter of Credit Issuer" means the Bank, any affiliate of the Bank or any other financial institution that issues any U.S. Letter of Credit pursuant to this Agreement.


                                   Annex A-46

                "U.S. Letter of Credit Subfacility" means $60,000,000.

                "U.S. Non-Ratable Loan" and "U.S. Non-Ratable Loans" have the meanings specified in Section 1.2(h).

                "U.S. Notice of Borrowing" has the meaning specified in Section 1.2(b)(i).

                "U.S. Notice of Continuation/Conversion" has the meaning specified in Section 2.2(a).

                "U.S. Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, among the U.S. Borrowers, the U.S. Guarantors and the Agent for the benefit of the Agent and the Lenders.

                "U.S. Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender, if any, to make U.S. Revolving Loans and participate in U.S. Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "U.S. Revolving Credit Commitment" opposite such Lender's name on Schedule 1.2 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

                "U.S. Revolving Loan Settlement" and "U.S. Revolving Loan Settlement Date" have the meanings specified in Section 12.15(a)(i).

                "U.S. Revolving Loans" has the meaning specified in Section 1.2 and includes each U.S. Agent Advance and U.S. Non-Ratable Loan.

                "U.S. Security Agreement" means the Security Agreement, dated as of the date hereof, among the U.S. Borrowers and U.S. Guarantors and the Agent for the benefit of the Agent and the Lenders.

                "U.S. Security Documents" means the U.S. Security Agreement, the U.S. Pledge Agreement, each Mortgage entered into by a U.S. Borrower or a U.S. Guarantor and any other agreement entered into by one or more U.S. Borrowers and/or U.S. Guarantors pursuant to which the Agent has been granted a Lien to secure any or all of the Obligations of the U.S. Borrowers and U.S. Guarantors.

                "U.S. Unused Line Fee" has the meaning specified in Section 2.5(a).

                "Wholly-Owned Loan Party" means a wholly-owned direct or indirect Subsidiary of the Parent that is a Loan Party.

                "Wholly-Owned Non-Loan Party" means a Non-Loan Party that is a wholly-owned direct or indirect Subsidiary of the Parent (other than in the case of a Non-Loan Party that is a Foreign Subsidiary, of any equity interest in such Foreign Subsidiary held by members of the governing body of


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

such Foreign Subsidiary solely to the extent required under applicable law in order to qualify such members for such position).

                Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in this Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

                In the event that, due to the emergence of the Parent and certain of the other Loan Parties from the Chapter 11 Case on the Effective Date, (x) the Parent or any of its Subsidiaries shall be required under GAAP to change any of its accounting methods or the manner that it reports its financial position or results of operations or the calculation or determination thereof (any such change, an "Emergence Accounting Change") from that in effect immediately prior to the Effective Date and consistent with the methods and manner utilized by the Parent or such Subsidiary in the preparation of the financial statements and projections of the Parent and its consolidated Subsidiaries included in the Disclosure Statement with respect to the Plan of Reorganization filed with the Bankruptcy Court and (y) such change results in either (a) a change in the calculation of financial covenants, standards or terms in this Agreement or (b) a change in the determination of any such financial covenants, standards or terms, then the Loan Parties and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Emergence Accounting Changes with the desired result that the criteria and performance measures for evaluating the financial condition and results of operations of the Parent and its Subsidiaries shall be the same after such Emergence Accounting Changes as if such Emergence Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Loan Parties party to this Agreement, the Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Emergence Accounting Changes had not occurred.

                Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                (c)    (i)     The term "documents" includes any and all
instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                       (ii) The term "including" is not limiting and means "including without limitation."

                       (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."


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

                       (iv)    The word "or" is not exclusive.

                (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                (e) The captions and headings of this Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.

                (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                (g) For purposes of Section 9.1, a breach of a financial covenant contained in any of Sections 7.24 through 7.25 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

                (h) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Loan Parties and the other parties hereto, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

                (i) Unless otherwise expressly stated herein, wherever in this Agreement reference is made to a rate of interest or fee "per annum" or a similar expression is used, such interest or fee will be calculated on the basis of a calendar year of three hundred and sixty (360) days. All payments of interest to be made hereunder will be paid both before and after maturity and before and after default and/or judgment, if any, until payment thereof, and interest will accrue on overdue interest, if any.

                (j) For the purposes of this Agreement, whenever interest or a fee to be paid hereunder is to be calculated on the basis of a year of three hundred and sixty (360) days, as in the case of all U.S. Revolving Loans, all Canadian Revolving Loans, all U.S. Letter of Credit Fees, all Canadian Letter of Credit Fees and all Unused Line Fees, or any other period of time that is less than a calendar year, the yearly rate of interest or the yearly fee to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either three hundred and sixty
(360) or such other period of time, as the case may be.


                                   Annex A-49

                (k) All Canadian Revolving Loans (other than Canadian Base Rate Revolving Loans and Canadian Revolving Loans that are LIBOR Revolving Loans) shall be made and denominated in Canadian Dollars and all Canadian Base Rate Revolving Loans and Canadian Revolving Loans that are LIBOR Revolving Loans shall be made and denominated in Dollars. Canadian Revolving Loans (other than Canadian Base Rate Revolving Loans and Canadian Revolving Loans that are LIBOR Revolving Loans), interest thereon and the Canadian Revolving Loan Participation Fees in respect of Unfunded Canadian Revolving Loan Participations in Canadian Revolving Loans (other than Canadian Base Rate Revolving Loans and Canadian Revolving Loans that are LIBOR Revolving Loans) to the Canadian Borrower shall all be payable in Canadian Dollars. Canadian Base Rate Revolving Loans and Canadian Revolving Loans that are LIBOR Revolving Loans, interest thereon and the Canadian Revolving Loan Participation Fees in respect of Unfunded Canadian Revolving Loan Participations in Canadian Base Rate Revolving Loans and Canadian Revolving Loans that are LIBOR Revolving Loans shall all be payable in Dollars. However, for purposes of determining compliance with covenant and default limitations, all fees and amounts payable hereunder (other than the Canadian Borrower's or any other Loan Party's payment obligations expressly payable in Canadian Dollars) and all calculations hereunder, including, without limitation, the amount of the Borrowing Base of each Borrower (including the Canadian Borrower), the Aggregate Canadian Revolver Outstandings, the Maximum Revolver Amount, the Maximum Canadian Revolver Amount, the Canadian Letter of Credit Subfacility, the Availability of each Borrower (including the Canadian Borrower) and each Lender's Commitment as of any date shall all be calculated and stated in Dollars, and for such purposes any items denominated in Canadian Dollars included in such calculation shall be converted into Dollars at the Exchange Rate prevailing on such date, as determined by the Agent.


                                   Annex A-50